                                                                   Exhibit 10.4

                                                         [EXECUTION COUNTERPART]

================================================================================



                                U.S. $75,000,000


                                CREDIT AGREEMENT


                            dated as of May 30, 1997


                                      among


                           PHONETEL TECHNOLOGIES, INC.

                                as the Borrower,


                                 VARIOUS LENDERS

                                       and

                         ING (U.S.) CAPITAL CORPORATION,

                          as the Agent for the Lenders

                                       and

                    TRANSAMERICA BUSINESS CREDIT CORPORATION

                                       and

                           FINOVA CAPITAL CORPORATION,

                          as Co-Agents for the Lenders

================================================================================



                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

ARTICLE 1  DEFINITIONS............................................................................................1
                 SECTION 1.1            Defined Terms.............................................................1
                 SECTION 1.2            Use of Defined Terms.....................................................23
                 SECTION 1.3            Cross-References.........................................................23
                 SECTION 1.4            Accounting and Financial Determinations..................................24

ARTICLE 2  COMMITMENTS...........................................................................................24
                 SECTION 2.1            Loan Commitments.........................................................24
                 SECTION 2.1.1          Expansion Loan Commitment................................................24
                 SECTION 2.1.2          Revolving Credit Commitment..............................................24
                 SECTION 2.1.3          Agent and Lenders Not Required to Extend Credit
                                        under Commitments........................................................24

                 SECTION 2.2            Changes in Advance Formula; Establishment of Reserves....................26
                 SECTION 2.2.1          Advance Ratios...........................................................26
                 SECTION 2.2.2          Reserves.................................................................26
                 SECTION 2.3            Commitment and Agent's Fee...............................................27
                 SECTION 2.4            Increased Costs; Capital Adequacy........................................27

ARTICLE 3  LOANS AND NOTES.......................................................................................29
                 SECTION 3.1            Borrowing Procedure......................................................29
                 SECTION 3.2            Notes....................................................................29
                 SECTION 3.3            Principal Payments.......................................................30
                 SECTION 3.3.1          Repayments and Prepayments...............................................30
                 SECTION 3.3.2          Prepayment Fee...........................................................31
                 SECTION 3.3.3          Revolving Credit Loans on Borrower's Behalf..............................31
                 SECTION 3.3.4          Reduction of Commitments.................................................32
                 SECTION 3.4            Interest.................................................................33
                 SECTION 3.4.1          Rate.....................................................................33
                 SECTION 3.4.2          Post-Default Rates.......................................................33
                 SECTION 3.4.3          Payment Dates............................................................33
                 SECTION 3.4.4          Rate Determinations......................................................34
                 SECTION 3.5            Letters of Credit........................................................34
                 SECTION 3.5.1.         Manner of Issuance.......................................................34
                 SECTION 3.5.2.         Terms of Letters of Credit...............................................34
                 SECTION 3.5.3.         Purchase of Participations by Lenders....................................35
                 SECTION 3.5.4.         Drawings Under Letters of Credit.........................................35
                 SECTION 3.5.5.         Letter of Credit Fees....................................................37
                 SECTION 3.5.6.         Limitation of Liability With Respect to Letters of Credit................37

                                      - i -


                                                                                                               PAGE
                                                                                                               ----

                 SECTION 3.6            Taxes....................................................................38
                 SECTION 3.7            Payments, Interest Rate Computations, Other
                                        Computations, etc........................................................40
                 SECTION 3.8            Proration of Payments....................................................40
                 SECTION 3.9            Setoff...................................................................40
                 SECTION 3.10           Use of Proceeds..........................................................41

ARTICLE 4  CONDITIONS TO LOANS...................................................................................41
                 SECTION 4.1            Initial Loans............................................................41
                 SECTION 4.1.1          Resolutions, etc.........................................................41
                 SECTION 4.1.2          Notes....................................................................42
                 SECTION 4.1.3          Borrowing Base Certificate...............................................42
                 SECTION 4.1.4          Release of Liens on Assets...............................................42
                 SECTION 4.1.5          No Contest, etc..........................................................42
                 SECTION 4.1.6          Certificate as to Completed Conditions, Warranties,
                                        No Default, etc. ........................................................43
                 SECTION 4.1.7          Compliance with Requirements of Law......................................43
                 SECTION 4.1.8          Opinions of Counsel......................................................43
                 SECTION 4.1.9          Closing Fees, Expenses, etc..............................................43
                 SECTION 4.1.10         Subsidiary Guaranty......................................................43
                 SECTION 4.1.11         Security Documents and Perfection........................................44
                 SECTION 4.1.12         Employment Agreements; Compensation......................................44
                 SECTION 4.1.13         Pension and Welfare Liabilities..........................................44
                 SECTION 4.1.14         Insurance................................................................45
                 SECTION 4.1.15         Financial Information, etc...............................................45
                 SECTION 4.1.16         Material Contracts.......................................................45
                 SECTION 4.1.17         Closing Date Acquisitions................................................45
                 SECTION 4.1.18         Letter to Accountants....................................................46
                 SECTION 4.1.19         Other Documents, Certificates, Etc.......................................46
                 SECTION 4.2            Expansion Loans..........................................................46
                 SECTION 4.2.1          Information Regarding Acquisition........................................46
                 SECTION 4.2.2          Legal Documentation......................................................47
                 SECTION 4.2.3          Collateral Assignment of Acquisition Agreement...........................48
                 SECTION 4.2.4          Opinion of Counsel to Borrower...........................................48
                 SECTION 4.2.5          Non-Conforming Acquisitions..............................................48
                 SECTION 4.3            All Loans and Letters of Credit..........................................48
                 SECTION 4.3.1          Compliance with Warranties, No Default, etc..............................48
                 SECTION 4.3.2          Borrowing Request, Letter of Credit Request, etc.........................49
                 SECTION 4.3.3          Satisfactory Legal Form..................................................49
                 SECTION 4.3.4          Margin Regulations.......................................................49



                                                                                                               PAGE
                                                                                                               ----

                 SECTION 4.3.5          Adverse Change...........................................................50
                 SECTION 4.3.6          Change in Law............................................................50
                 SECTION 4.3.7          Certificate Regarding Senior Notes Indenture and
                                        Fixed Charge Coverage Ratio..............................................50
ARTICLE 5  WARRANTIES, ETC.......................................................................................51
                 SECTION 5.1            Organization, Power, Authority, etc......................................51
                 SECTION 5.2            Due Authorization........................................................51
                 SECTION 5.3            Validity, etc............................................................52
                 SECTION 5.4            Financial Information; Solvency..........................................52
                 SECTION 5.5            Material Adverse Change..................................................53
                 SECTION 5.6            Absence of Default.......................................................53
                 SECTION 5.7            Litigation, Legislation, etc.............................................53
                 SECTION 5.8            Regulations G, T, U and X................................................53
                 SECTION 5.9            Government Regulation....................................................53
                 SECTION 5.10           Taxes....................................................................53
                 SECTION 5.11           Pension and Welfare Plans................................................53
                 SECTION 5.12           Labor Controversies......................................................55
                 SECTION 5.13           Ownership of Properties; Collateral......................................56
                 SECTION 5.14           Intellectual Property....................................................56
                 SECTION 5.15           Accuracy of Information..................................................56
                 SECTION 5.16           Insurance................................................................56
                 SECTION 5.17           Indebtedness.............................................................57
                 SECTION 5.18           Environmental Matters....................................................57
                 SECTION 5.19           No Burdensome Agreements.................................................57
                 SECTION 5.20           Consents.................................................................57
                 SECTION 5.21           Contracts................................................................57
                 SECTION 5.22           Employment Agreements....................................................57
                 SECTION 5.23           Condition of Property....................................................57
                 SECTION 5.24           Subsidiaries.............................................................58
                 SECTION 5.25           Trade Relations..........................................................58
                 SECTION 5.26           Communications Act.......................................................58

ARTICLE 6  COVENANTS.............................................................................................58
                 SECTION 6.1            Affirmative Covenants....................................................58
                 SECTION 6.1.1          Financial Information, etc...............................................58
                 SECTION 6.1.2          Maintenance of Corporate Existence, etc..................................61
                 SECTION 6.1.3          Foreign Qualification....................................................61
                 SECTION 6.1.4          Payment of Taxes, etc....................................................61
                 SECTION 6.1.5          Insurance................................................................61


                                     - iii -


                                                                                                               PAGE
                                                                                                               ----
                 SECTION 6.1.6          Notice of Default, Litigation, etc.......................................62
                 SECTION 6.1.7          Books and Records........................................................63
                 SECTION 6.1.8          Maintenance of Properties, Etc...........................................63
                 SECTION 6.1.9          Maintenance of Licenses and Permits......................................63
                 SECTION 6.1.10         Employee Plans...........................................................64
                 SECTION 6.1.11         Compliance with Laws.....................................................64
                 SECTION 6.1.12         Interest Rate Protection.................................................64
                 SECTION 6.1.13         Real Estate..............................................................64
                 SECTION 6.1.14         Telephone Placement Agreements...........................................64
                 SECTION 6.1.15         Intercompany Indebtedness................................................64
                 SECTION 6.1.16         Substitution of Existing Letters of Credit...............................65
                 SECTION 6.2            Negative Covenants.......................................................65
                 SECTION 6.2.1          Business Activities......................................................65
                 SECTION 6.2.2          Indebtedness.............................................................65
                 SECTION 6.2.3          Liens....................................................................66
                 SECTION 6.2.4          Financial Condition......................................................67
                 SECTION 6.2.5          Capital Expenditures.....................................................69
                 SECTION 6.2.6          Lease Obligations........................................................70
                 SECTION 6.2.7          Investments..............................................................70
                 SECTION 6.2.8          Restricted Payments, etc.................................................71
                 SECTION 6.2.9          Take or Pay Contracts; Sale/Leasebacks...................................71
                 SECTION 6.2.10         Consolidation, Merger, Subsidiaries, etc.................................72
                 SECTION 6.2.11         Asset Dispositions, etc..................................................74
                 SECTION 6.2.12         Modification of Organic Documents, Senior Notes, etc.....................74
                 SECTION 6.2.13         Transactions with Affiliates.............................................75
                 SECTION 6.2.14         Inconsistent Agreements..................................................75
                 SECTION 6.2.15         Change in Accounting Method..............................................75
                 SECTION 6.2.16         Change in Fiscal Year ...................................................75
                 SECTION 6.2.17         Compliance with ERISA....................................................75
                 SECTION 6.2.18         Limitation on Restrictions on Subsidiary Dividends.......................75
                 SECTION 6.2.19         Communications Laws......................................................76

ARTICLE 7  EVENTS OF DEFAULT.....................................................................................76
                 SECTION 7.1            Events of Default........................................................76
                 SECTION 7.1.1          Non-Payment of Obligations...............................................76
                 SECTION 7.1.2          Non-Performance of Certain Covenants.....................................76
                 SECTION 7.1.3          Defaults Under Other Loan Documents;
                                        Non-Performance of Other Obligations.....................................76
                 SECTION 7.1.4          Bankruptcy, Insolvency, etc..............................................76
                 SECTION 7.1.5          Breach of Warranty.......................................................77

                                                                                                               PAGE
                                                                                                               ----
                 SECTION 7.1.6          Default on Other Indebtedness, etc.......................................77
                 SECTION 7.1.7          Failure of Valid, Perfected Security Interest............................77
                 SECTION 7.1.8          Employee Plans...........................................................77
                 SECTION 7.1.9          Judgments................................................................78
                 SECTION 7.1.10         Loss of Permits, Etc.....................................................78
                 SECTION 7.2            Action if Bankruptcy.....................................................78
                 SECTION 7.3            Action if Other Event of Default.........................................79

ARTICLE 8  THE AGENT.............................................................................................79
                 SECTION 8.1            Actions..................................................................79
                 SECTION 8.2            Funding Reliance, etc....................................................80
                 SECTION 8.3            Exculpation..............................................................80
                 SECTION 8.4            Successor................................................................81
                 SECTION 8.5            Loans and other Transactions by the Agent and its
                                        Affiliates...............................................................81
                 SECTION 8.6            Credit Decisions.........................................................81
                 SECTION 8.7            Copies, etc..............................................................81

ARTICLE 9  MISCELLANEOUS.........................................................................................82
                 SECTION 9.1            Waivers, Amendments, etc.................................................82
                 SECTION 9.2            Notices..................................................................83
                 SECTION 9.3            Costs and Expenses.......................................................84
                 SECTION 9.4            Indemnification..........................................................85
                 SECTION 9.5            Survival.................................................................86
                 SECTION 9.6            Severability.............................................................86
                 SECTION 9.7            Headings.................................................................87
                 SECTION 9.8            Counterparts, Effectiveness, etc.........................................87
                 SECTION 9.9            Governing Law; Entire Agreement..........................................87
                 SECTION 9.10           Successors and Assigns...................................................88
                 SECTION 9.11           Sale and Transfers, Participations, etc..................................88
                 SECTION 9.12           Other Transactions.......................................................90
                 SECTION 9.13           Confidentiality..........................................................91
                 SECTION 9.14           Change in Accounting Principles..........................................92
                 SECTION 9.15           Waiver of Jury Trial, Etc................................................92
                 SECTION 9.16           Limitation of Liability..................................................92
                 SECTION 9.17           Usury Savings Clause.....................................................92
                 SECTION 9.18           Conflict in Loan Documents...............................................93

SCHEDULES AND EXHIBITS
----------------------

Schedule 1 - Disclosure Schedule
Schedule 2 - Form of Telephone Placement Agreement

Exhibit A-1 - Expansion Note
Exhibit A-2 - Revolving Credit Note
Exhibit B - Borrowing Base Certificate
Exhibit C - Borrowing Request
Exhibit D - Compliance Certificate
Exhibit E - Transfer Supplement
Exhibit F - Joinder for Interest Rate Contract Counterparty
Exhibit G - Letter of Credit Request
Exhibit H - Assignment of Rights Under Acquisition Agreement

                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT, dated as of May 30, 1997, among PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "BORROWER"), various lenders as are, or may become, parties hereto (individually a "LENDER" and, collectively, the "LENDERS"), ING (U.S.) CAPITAL CORPORATION, a Delaware corporation, as Agent for the Lenders, TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation and FINOVA CAPITAL CORPORATION, a Delaware corporation, as Co-Agents for the Lenders.

                              W I T N E S S E T H:
                              --------------------

RECITALS.
---------

        A. The Borrower desires to obtain from the Lenders (i) a Revolving Credit Commitment in an aggregate amount of up to Fifteen Million Dollars ($15,000,000), and (ii) an Expansion Loan Commitment in an aggregate amount of up to Sixty Million Dollars ($60,000,000); and

        B. The Lenders are willing, on the terms and conditions hereinafter set forth (including, without limitation, ARTICLES 2 and 4), to extend such credit facilities; and

        C. The Loans will be used in the manner described in SECTION 3.10 below;

        NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        SECTION 1.1 DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

              "ACCOUNT" means any "account" (as such term is defined in Section 9-106 of the UCC) of the Borrower or any of its Subsidiaries arising from the sale or lease of goods or providing of services.

              "ACCOUNT DEBTOR" means any Person who is or may become obligated to the Borrower or any of its Subsidiaries under, with respect to, or on account of, an Account.

              "ACQUISITION" means any acquisition, whether by stock purchase, asset purchase, merger, consolidation or otherwise, of a business consisting principally of the owning and operating of

Telephones, and shall include as a single Acquisition any series of related acquisitions of such business.

              "ACQUISITION CRITERIUM" means, with respect to any Acquisition and after giving effect to the consummation of such Acquisition, any of the six criteria set forth in the following clauses (i) through (vi):

              (i) the aggregate consideration to be paid by the Borrower and its Subsidiaries in cash and other property is less than $4,000 per Eligible Pay Telephone to be acquired pursuant to such Acquisition,

              (ii) seventy-five percent (75%) of the Eligible Pay Telephones to be acquired pursuant to such Acquisition are located in an Existing PhoneTel Market,

              (iii) the aggregate consideration to be paid by the Borrower and its Subsidiaries in cash and other property is less than thirty-eight
        (38) times unadjusted Net Monthly Income for the most recently ended twelve-month period prior to consummation of such Acquisition,

              (iv) the aggregate consideration to be paid by the Borrower and its Subsidiaries in cash and other property is less than six (6) times unadjusted EBITDA of the business being acquired pursuant to such Acquisition for the most recently ended twelve-month period prior to consummation of such Acquisition,

              (v) no more than fifteen percent (15%) of the Eligible Pay Telephones to be acquired pursuant to such Acquisition are located on premises owned, leased or managed by any single Person and its Affiliates, and

              (vi) the average remaining life of the Telephone Placement Agreements to be acquired pursuant to such Acquisition is greater than thirty-two (32) months.

Any reference to "Acquisition Criteria" shall be a collective reference to each and every Acquisition Criterium.

        "AFFECTED LENDER" has the meaning set forth in clause (f) of SECTION
2.4.

              "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

        (a) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person; or

        (b) to direct or cause the direction of the management or policies of such Person whether by contract or otherwise;

PROVIDED, HOWEVER, that no Lender shall be deemed to be an Affiliate of the Borrower.

              "AGENT" means ING as agent for the Lenders pursuant hereto, or such other Person as shall have subsequently been appointed as the successor agent pursuant to SECTION 8.4.

              "AGREEMENT" means, on any date, this Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect.

              "APPROVAL" means each and every approval, consent, filing and registration by or with any federal, state or other regulatory authority (domestic or foreign) necessary to authorize or permit the execution, delivery or performance of this Agreement, the Notes or any other Loan Document, for the granting of any security contemplated hereby or thereby, for the validity or enforceability hereof or thereof, or for the consummation of the transactions contemplated by the Loan Documents, including, without limitation, any Acquisitions financed in whole or in part with the proceeds of any Loan.

              "AUTHORIZED OFFICER" means, relative to any Loan Party, those officers of such Loan Party whose signatures, incumbency and authority shall have been certified to the Agent and the Lenders pursuant to SECTION 4.1.1 or which may be certified after the Closing Date in a certificate conforming to the requirements of SECTION 4.1.1(a).

              "BORROWER" has the meaning set forth in the preamble to this Agreement.

              "BORROWER PLEDGE AGREEMENT" means the Stock and Notes Pledge Agreement, dated as of the date hereof, pursuant to which the Borrower will pledge to the Agent, for itself and the ratable benefit of the Lenders, all of the issued and outstanding stock of its Subsidiaries and all Subsidiary Notes issued to it by its Subsidiaries, as security for the Obligations, as such agreement may be amended, supplemented or otherwise modified from time to time.

              "BORROWING" means the Loans or portions thereof made by the Lenders on the same Business Day pursuant to the same Borrowing Request in accordance with SECTION 3.1.

              "BORROWING BASE" means, as of any date, the sum of (a) the lesser of (x) $1,500 MULTIPLIED BY the number of Eligible Pay Telephones as of such date and (y) the sum of (1) 80% of the net amount of accounts receivable (as determined under GAAP) of the Borrower and its Subsidiaries as of such date PLUS
(2) an amount equal to $1,300 (or such greater amount as shall be specified under clause (2) of Section 4.07(b)(i) of the Senior Notes Indenture as in effect on such date) multiplied by the number of Eligible Pay Telephones as of such date, MINUS (b) reserves established from time to time pursuant to SECTION
2.2.2 hereof.

              "BORROWING BASE CERTIFICATE" means a certificate of the chief executive, accounting or financial Authorized Officer of the Borrower in the form of EXHIBIT B attached hereto.

              "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the Borrower in the form of EXHIBIT C attached hereto.

              "BUSINESS DAY" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

              "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of the Borrower and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases.

              "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, voting or non-voting, of such Person, including any preferred stock.

              "CASH EQUIVALENT INVESTMENT" means, at any time:

              (a) any direct obligation issued or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, or issued by any state or political subdivision or public instrumentality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or (ii) which is subject to a repurchase agreement with any Lender or any Eligible Lending Institution exercisable within six months from the time of purchase so long as such direct obligation remains in the possession of the Borrower or in the possession of any Lender and (iii) which, in the case of obligations of any state or political subdivision or public instrumentality thereof, is rated AA or better by Moody's Investors Service, Inc.;

              (b) certificates of deposit, time deposits, demand deposits and bankers' acceptances, having a remaining maturity at the time of purchase of not more than one year, issued by any Lender or by any Eligible Lending Institution;

              (c) corporate obligations rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, having a remaining maturity at the time of purchase of not more than one year; and

              (d) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least $100,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation in one of the two highest rating categories assigned by such agencies for obligations of such nature.

              "CHANGE IN CONTROL" means the occurrence of any of the following events:

              (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 35% of the total voting power represented by the outstanding Voting Stock of the Borrower;

              (b) the Borrower merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Borrower, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Borrower is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (y) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), disregarding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 35% of the total power represented by the outstanding Voting Stock of the surviving or transferee corporation;

              (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by the Board of Directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by (x) a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (as described in this clause (x) or in the following clause (y)) or (y) Permitted Holders that are "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act) of a majority of the total voting power represented by the outstanding Voting Stock of the Borrower) cease for any reason to constitute a majority of the Board of Directors then in office; or

              (d) the Borrower is liquidated or dissolved or adopts a plan of liquidation.

              "CHARGES" means all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) (a) taxes at the time due and payable and (b) levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the Borrower's and its Subsidiaries' employees, payroll, income or gross receipts, (iv) the Borrower's and its Subsidiaries' ownership or use of their assets, or (v) any other aspect of the Borrower's and its Subsidiaries' business.

              "CLOSING DATE" means the date on which Borrowings are first made hereunder.

              "CLOSING DATE ACQUISITION" means any of (i) the acquisition by the Borrower of approximately 790 microprocessor-based Elcotel pay telephones installed or to be installed at locations at and around Norfolk, Virginia and related activities, pursuant to the Asset Purchase Agreement dated as of April 2, 1997 between the Borrower and Advance Pay Systems, Inc., (ii) the acquisition by the Borrower of approximately 859 microprocessor-based Protel pay telephones installed or to be installed at locations generally in and around Detroit, Michigan and activities attendant to the ownership, operation and maintenance of pay telephones, pursuant to the Asset Purchase Agreement dated as of April 4, 1997 between the Borrower and American Public Telecom Corporation, and (iii) the acquisition by the Borrower of all of the capital stock of London Communications, Inc. by way of a merger of PhoneTel V, Inc., a wholly-owned subsidiary of the Borrower, with and into London Communications, Inc. with London Communications, Inc. as the surviving corporation and a wholly-owned subsidiary of the Borrower, pursuant to the Agreement and Plan of Merger dated as of April 4, 1997 among the Borrower, PhoneTel V, Inc. and London Communications, Inc.

              "CLOSING DATE ACQUISITION AGREEMENTS" means, collectively, (i) the Asset Purchase Agreement dated as of April 2, 1997, between the Borrower and Advance Pay Systems, Inc., (ii) the Asset Purchase Agreement dated as of April 4, 1997, between the Borrower and American Public Telecom Corporation, and (iii) the Agreement and Plan of Merger dated as of April 4, 1997, among the Borrower, PhoneTel V, Inc., and London Communications, Inc.

              "CLOSING DATE SELLER" means any of (i) Advance Pay Systems, Inc.,
(ii) American Public Telecom Corporation, and (iii) London Communications, Inc. and Thomas E. Duffield, as sole shareholder of London Communications, Inc.

              "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower or any Subsidiary in and upon which a Lien is granted to the Agent, for its benefit and the ratable benefit of the Lenders, under any of the Loan Documents.

              "COLLATERAL ASSIGNMENT OF ACQUISITION AGREEMENT" means an Assignment of Rights under Acquisition Agreement, executed by the Borrower and any relevant subsidiaries, in favor of the Agent for the benefit of the Lenders, and acknowledged by the applicable sellers, in the form of EXHIBIT H hereto.

              "COMMITMENT" means, with respect to any Lender, the commitment of such Lender to make Loans and purchase participations in Letters of Credit pursuant to SECTION 2.1.

              "COMMONLY CONTROLLED ENTITY" means an entity or trade or business, whether or not incorporated, which is from time to time a member of a controlled group or a group under common control with the Borrower within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the IRC or Section 4001(a)(14) of ERISA.

              "COMPLIANCE CERTIFICATE" means a certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower in the form of EXHIBIT D attached hereto, together with such changes as the Required Lenders may from time to time reasonably request through the Agent for purposes of monitoring the Borrower's compliance herewith.

              "CONFIDENTIAL INFORMATION" has the meaning set forth in SECTION
9.13 of this Agreement.

              "CONFORMING ACQUISITION" means any Minor Acquisition (i) to be consummated at a time during which no Default or Event of Default exists or would result therefrom, (ii) with respect to which the aggregate consideration to be paid by the Borrower and its Subsidiaries in cash and other property is less than $4,000 per Eligible Pay Telephone to be acquired pursuant to such Acquisition, (iii) with respect to which at least 75% of the Eligible Pay Telephones to be acquired pursuant to such Acquisition are located in an Existing PhoneTel Market, (iv) with respect to which the aggregate consideration to be paid by the Borrower and its Subsidiaries in cash and other property is less than (A) thirty-eight (38) times unadjusted Net Monthly Income or (B) six
(6) times unadjusted EBITDA of the business being acquired pursuant to such Acquisition, in either case for the most recently ended twelve-month period prior to consummation of such Acquisition, (v) with respect to which no more than fifteen percent (15%) of the Eligible Pay Telephones to be acquired pursuant to such Acquisition are located on premises owned, leased, or managed by any single Person and its Affiliates, and (vi) with respect to which the average remaining life of the Telephone Placement Agreements to be acquired pursuant to such Acquisition is greater than thirty-two (32) months.

              "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, without duplication, the sum of:

              (a) the gross dollar amount of additions during such period to property, plant, equipment and other fixed assets of the Borrower and its Subsidiaries,

              PLUS

              (b) the aggregate amount of Capitalized Lease Liabilities incurred during such period by the Borrower and its Subsidiaries.

              "CONTRACTUAL OBLIGATION" means, relative to any Person, any provision of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound, excluding, in the case of the Borrower and any of its Subsidiaries, the Loan Documents.

              "CURRENT RATIO" means, at any date, the ratio at such date of (a) current assets at such date (other than cash and Cash Equivalent Investments) to
(b) the sum of current liabilities at such date (other than the current portion of Indebtedness under this Agreement), determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

              "DEBT TO EBITDA RATIO" means, as of any date, the ratio of (a) Indebtedness of the Borrower and its Subsidiaries as of such date (other than Indebtedness consisting of reimbursement obligations in respect of undrawn amounts under outstanding Letters of Credit and Existing Letters of Credit) to
(b) EBITDA of the Borrower and its Subsidiaries for the twelve-month period ending on such date.

              "DEFAULT" means any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

              "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as SCHEDULE 1, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the consent of the Required Lenders as provided in SECTION 4.3.2.

              "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to the stated maturity of the Senior Notes.

              "DOLLAR" and the sign "$" mean lawful money of the United States.

              "EBITDA" means, for any Person or business for any period, an amount equal to Net Income PLUS (to the extent deducted in determining Net Income) interest expense, provisions for income taxes, depreciation, amortization of intangible assets and other non-cash charges (other than restructuring charges, as determined in accordance with GAAP), MINUS (to the extent included in determining Net Income) non-cash credits and revenues.

              "ELIGIBLE LENDING INSTITUTION" means a financial institution having a branch or office in the United States and having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 or better by Moody's Investors Service, Inc. or A-1 or better by Standard & Poor's Corporation.

              "ELIGIBLE PAY TELEPHONES" means only those Telephones (a) in which the Agent, for its benefit and the ratable benefit of the Lenders, has a first priority security interest, (b) which are located in the continental United States, (c) which are identified on the Borrowing Base Certificate most recently delivered by the Borrower pursuant to SECTION 6.1.1(h), (d) which are in full operation, (e) which, in the opinion of the Required Lenders, are in good operating condition and are not obsolete or unmerchantable, and (f) which are subject to a valid and assignable Telephone Placement Agreement and a valid and assignable OSP Agreement, PROVIDED, HOWEVER, that a Telephone shall not be deemed to be an Eligible Pay Telephone if the Required Lenders, in their reasonable judgment, determine that such Telephone should not be included in such definition regardless of whether such Telephone meets the requirements of clauses (a) through (f).

              "ENVIRONMENT" means soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

              "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws or regulations, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the Environment, natural resource or occupational health and safety.

              "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, settlement costs, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, any Environmental Law, permit, order, variance or agreement with a Governmental Authority or other Person, arising from or related to the administration of any Environmental Law or arising from environmental, health or safety conditions or a release or threatened release resulting from the past, present or future operations of the Borrower or its Subsidiaries or affecting any of their properties, or any release or threatened release for which the Borrower or any of its Subsidiaries is otherwise responsible under any Environmental Law.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

              "EVENT OF DEFAULT" means any of the events set forth in SECTION
7.1.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "EXISTING LETTERS OF CREDIT" means, collectively, (a) letter of credit number PB-285386 in the undrawn face amount of $1,166,667 issued for the account of the Borrower for the benefit of National Union Fire Insurance Company of PA (Bart Bond), (b) letter of credit number PB-285395 in the undrawn face amount of $500,000 issued for the account of the Borrower for the benefit of National Union Fire Insurance Company of PA (U.S. West Bond), and (c) letter of credit number PB-285404 in the undrawn face amount of $250,000 issued for the account of the Borrower for the benefit of National Union Fire Insurance Company of PA (Southwest Bell Bond).

              "EXISTING PHONETEL MARKET" means, with respect to any proposed Acquisition, any state in which the Borrower and its Subsidiaries have 450 or more Eligible Pay Telephones prior to giving effect to such Acquisition.

              "EXPANSION LOAN" means, relative to any Lender, any loan made by such Lender to the Borrower pursuant to SECTION 2.1.1.

              "EXPANSION LOAN AVAILABILITY" means the lesser of (i) the Expansion Loan Commitment Amount MINUS the then aggregate outstanding principal amount of Expansion Loans, or (ii) the Borrowing Base MINUS the then aggregate principal amount of all outstanding Loans and the then aggregate outstanding amount of Letter of Credit Obligations.

              "EXPANSION LOAN COMMITMENT" means the collective commitments of the Lenders to make Expansion Loans pursuant to SECTION 2.1.1.

              "EXPANSION LOAN COMMITMENT AMOUNT" means $60,000,000 as such amount may be reduced from time to time pursuant to SECTION 3.3.4.

              "EXPANSION LOAN COMMITMENT TERMINATION DATE" means the earliest of:

              (a) the Stated Maturity Date;

              (b) immediately and without further action upon the occurrence of any Event of Default described in SECTION 7.1.4;

              (c) immediately when any other Event of Default shall have occurred and be continuing and either (i) any Loans shall be declared to be due and payable pursuant to SECTION 7.3, or (ii) in the absence of such declaration, the Agent, acting at the direction of the Required Lenders, shall give notice to the Borrower that the Expansion Loan Commitment has been terminated; and

              (d)   immediately upon the occurrence of a Change in Control.

              "EXPANSION NOTE" means a promissory note of the Borrower dated the date hereof and substantially in the form of EXHIBIT A-1 attached hereto, and shall also refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

              "FACILITY FEE LETTER" means that certain confidential letter agreement dated as of the date hereof between ING and the Borrower.

              "FAIR SALEABLE VALUE BALANCE SHEETS" means a hypothetical consolidated balance sheet of the Borrower and its Subsidiaries and a hypothetical balance sheet of each Subsidiary of the Borrower, in each case, prepared by the Borrower or its Subsidiaries based on the respective Pro Forma Balance Sheets and setting forth (a) in the case of the Borrower, (i) the consolidated assets of the Borrower and its Subsidiaries (restated at the fair saleable value thereof), (ii) the consolidated liabilities of the Borrower and its Subsidiaries (including all liabilities and obligations of the Borrower and its Subsidiaries, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), and (iii) the excess of such assets over such liabilities and (b) in the case of each Subsidiary of the Borrower, (i) the assets of such Subsidiary (restated at the fair saleable value thereof), (ii) the liabilities of such Subsidiary (including all liabilities and obligations of such Subsidiary, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), and (iii) the excess of such assets over such liabilities.

              "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

              (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

              (b) if such rate is not so published for any day which is a Business Day, the arithmetic average of the quotations for such transactions received by the Agent, in its sole discretion, either from (i) three federal funds brokers of recognized standing selected by the Agent in its sole discretion or (ii) the Reference Lenders.

              "FINANCING STATEMENTS" means the financing statements under the Uniform Commercial Codes of the applicable jurisdictions, filed with respect to the Security Documents pursuant to clause (d) of SECTION 4.1.11.

              "FISCAL QUARTER" means any quarter of a Fiscal Year.

              "FISCAL YEAR" means, subject to SECTIONS 6.2.16 and 9.14, each twelve month accounting period of the Borrower ending on December 31st thereafter; references to a Fiscal Year with a number corresponding to any calendar year (E.G., the "1997 Fiscal Year") refer to the Fiscal Year ending on December 31st in such calendar year.

              "FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of
(a) an amount equal to EBITDA to (b) Borrower's Fixed Charges during such period.

              "FIXED CHARGES" means, for the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of (a) Interest Expense during such period, PLUS (b) scheduled principal repayments of Indebtedness (including, without limitation, scheduled payments of principal in respect of Capitalized Lease Liabilities) during such period, PLUS (c) Consolidated Capital Expenditures during such period, PLUS (d) provisions for income taxes for such period.

              "FOREIGN LENDER" means any Lender organized under the laws of a jurisdiction outside the United States.

              "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System (or any successor).

              "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

              "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, subsection, clause or provision of this Agreement or such other Loan Document.

              "INCLUDING" means including without limiting the generality of any description preceding such term.

              "INDEBTEDNESS" of any Person means, without duplication,

              (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

              (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

              (c) all Capitalized Lease Liabilities of such Person (to the extent required by GAAP to be included on the balance sheet of such Person);

              (d) whether or not so included as liabilities in accordance with
GAAP:

              (i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable for other than borrowed money arising in the ordinary course of business) and indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

              (ii) all obligations of such Person in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person of the type described in clause (a), (b), (c) or (d)(i), above, or clause (e) or (f) below;

              (e)   net obligations under Interest Rate Contracts; and

              (f) all obligations of such Person to redeem, purchase or otherwise retire or extinguish any of its Capital Stock at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another's option or upon the occurrence of a condition not solely with the control of such Person (E.G., redemption from future earnings).

              "INDEMNIFIED LIABILITIES" means any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses incurred by or asserted or awarded against any Lender Party and against which the Borrower has indemnified the Lender Parties as provided in SECTION 9.4.

              "ING" means ING (U.S.) Capital Corporation.

              "ING ALTERNATE BASE RATE" means a fluctuating rate of interest per annum equal to the higher of:

              (a) the arithmetic average of rates of interest announced by each of the Reference Lenders from time to time at such Reference Lender's principal New York City office as its prime (or base) rate for U.S. domestic commercial loans; and

              (b) the Federal Funds Rate from time to time in effect plus 1/2 of 1% (0.50%).

Changes in the rate of interest on Loans shall take effect on the date of each change in the ING Alternate Base Rate. The Agent shall give notice promptly to the Borrower and the Lenders of changes in the ING Alternate Base Rate, provided, that a failure to provide any such notice shall not affect any such changes in interest rates on Loans.

              "INSOLVENCY" or "INSOLVENT" means, at any particular time, a Multiemployer Pension Plan is insolvent within the meaning of Section 4245 of ERISA.

              "INSTRUMENT" means any contract, agreement, letter of credit, indenture, mortgage, warrant, deed, certificate of title, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, any Lien (or right or interest therein) is granted or perfected, or any property (or right or interest therein) is conveyed.

              "INTELLECTUAL PROPERTY" means, collectively, (a) patents, patent rights and patent applications, copyrights and copyright applications, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name and service mark registrations, including, without limitation, the name "PhoneTel Technologies", and all derivations thereof, and (b) patent licenses, trademark licenses, copyright licenses and other licenses to use any of the items described in clause (a), and any other items necessary to conduct or operate the business of the Borrower and its Subsidiaries.

              "INTEREST COVERAGE RATIO" means, for any period, the ratio of (a) EBITDA of the Borrower and its Subsidiaries for such period to (b) Interest Expense for such period.

              "INTEREST EXPENSE" means, for any period, the Borrower's consolidated interest expense accrued during such period in respect of all Indebtedness of the Borrower and its Subsidiaries.

              "INTEREST RATE CONTRACT" means any interest rate cap agreement or other agreement or arrangement designed to protect against fluctuations in interest rates acceptable to the Lenders.

              "INTEREST RATE CONTRACT COUNTERPARTY" means any counterparty to an Interest Rate Contract which the Borrower is required to enter into pursuant to
SECTION 6.1.12.

              "INTERNAL REVENUE SERVICE" means the Internal Revenue Service of the United States of America.

              "INVESTMENT" means, relative to any Person:

              (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

              (b) any ownership or similar interest held by such Person in any other Person; and

              (c) the purchase of any debt or equity securities or instruments issued by any other Person (including, without limitation, Stock, notes, debentures, drafts and acceptances, trust certificates, partnership interests or units or membership interests in limited liability companies).

The amount of any Investment of the nature referred to in clause (a) or (b) shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

              "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the IRC also refer to any successor sections.

              "LENDER" means (a) any of the various lenders as are, or may become, parties hereto, and (b) each Interest Rate Contract Counterparty that is a Lender pursuant to clause (a) of this definition and has executed and delivered a joinder agreement in the form of EXHIBIT F attached hereto, duly executed by such Interest Rate Contract Counterparty and delivered to the Agent.

              "LENDER PARTIES" means, collectively, the Agent and each Lender, and each of their respective successors and assigns, and each of the respective officers, directors, employees, attorneys and agents of the Agent and each Lender and of each of their respective successors and assigns, indemnified by the Borrower as provided in SECTION 9.4.

              "LETTER OF CREDIT" means an irrevocable standby letter of credit issued by the Agent for the account of the Borrower or one of its Subsidiaries pursuant to SECTION 3.5.

              "LETTER OF CREDIT OBLIGATION" means, in respect of each Letter of Credit, the undrawn face amount of such Letter of Credit, PLUS the amount of all drawings under such Letter of Credit for which the Agent and the Lenders have not been reimbursed by the Borrower.

              "LETTER OF CREDIT REQUEST" means a request and certificate for the issuance of a Letter of Credit, duly executed by the chief executive, accounting or financial officer of the Borrower in the form of EXHIBIT G, delivered by the Borrower to the Agent pursuant to SECTION 3.5.1, together with the letter of credit application accompanying such request.

              "LETTER OF CREDIT RESERVE REQUIREMENT" means, relative to any Lender holding a participation in a Letter of Credit, during the period from the issuance of such Letter of Credit to but excluding the expiry date thereof, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements applicable to such Lender and such Letter of Credit specified under applicable laws, regulations and directives (whether or not having the force of law) as determined on each Quarterly Payment Date.

              "LIEN" means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

              "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, each Security Document, the Facility Fee Letter, the Subsidiary Guaranty, each Borrowing Request, any Interest Rate Contract entered into by the Borrower with a Lender, and each other Instrument executed and delivered by the Borrower or any of its Subsidiaries, as of the date hereof or at any time thereafter, in connection with the transactions contemplated by this Agreement, in each case, as amended, modified or supplemented from time to time.

              "LOAN PARTY" means any of the Borrower, the Borrower's Subsidiaries and any Affiliate of any of them which is a party to any of the Loan Documents.

              "LOAN" means any of the Loans.

              "LOANS" means, relative to any Lender, the Expansion Loans and Revolving Credit Loans made by such Lender to the Borrower pursuant to SECTION
2.1.1 or SECTION 2.1.2.

              "LOSS" means any loss, damage, destruction, theft, or seizure of, or any other casualty with respect to, or any condemnation of, any property or asset of any Person in an amount in excess of $50,000 individually or $100,000 in the aggregate for any Fiscal Year; and the "AMOUNT" of any Loss means (i) if such asset or property is repaired or replaced, the greater of (A) the cost to repair or replace the property or asset that was the subject of such Loss and
(B) the amount of insurance proceeds or condemnation awards payable as a result of such Loss, and (ii) if such asset or property is not repaired or replaced, the amount of insurance proceeds or condemnation awards payable as a result of such loss.

              "MAJOR ACQUISITION" means any Acquisition for which the aggregate consideration in cash and other property (including assumed liabilities) paid by the Borrower and its Subsidiaries is $4,000,000 or more.

              "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in
(i) the condition (financial or otherwise), operations, performance, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole, or (ii) the rights and remedies of the Lenders or the Agent under the Loan Documents, or (iii) the ability of the Borrower to repay the Obligations or of the Borrower or any Subsidiary to perform their respective obligations under the Loan Documents, (iv) the legality, validity or enforceability of any Loan Document or (v) the Liens granted the Agent for the benefit of the Lenders pursuant to the Security Documents; (b) a material adverse change or modification of, or other material adverse development regarding, the dial-around compensation provisions of the Federal Communication Commission's Report and Order implementing Section 276 of the Communications Act of 1934, as amended by the Telecommunications Act of 1996; or (c) the institution by any Governmental Authority of rate caps or rate guidelines for calling charges applicable to Telephones of the Borrower or any of its Subsidiaries that, together with all other rate caps and rate guidelines on calling charges instituted by Governmental Authorities after the Closing Date and applicable to Telephones of the Borrower or any of its Subsidiaries, constitute a material adverse change in the prospects of the Borrower and its Subsidiaries, taken as a whole.

              "MATURITY" means, relative to any Loan or portion thereof, the earlier of such Loan's Stated Maturity Date or such other date when such Loan or portion thereof shall be or become due and payable in accordance with the terms of this Agreement, whether by required repayment, prepayment, declaration, acceleration or otherwise.

              "MINOR ACQUISITION" means any Acquisition for which the aggregate consideration in cash and other property (including assumed liabilities) paid by the Borrower and its Subsidiaries is less than $4,000,000.

              "MONTHLY PAYMENT DATE" means the last day of each calendar month or, if such day is not a Business Day, the immediately preceding Business Day.

              "MULTIEMPLOYER PENSION PLAN" means a Multiemployer Plan which is subject to Subtitle E of Title IV of ERISA.

              "MULTIEMPLOYER PLAN" means a Plan which is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

              "NET CASH PROCEEDS" means, (a) with respect to any sale or disposition of assets by the Borrower or any of its Subsidiaries, (i) the gross cash proceeds received from such sale or disposition MINUS (ii) the sum of (x) all reasonable out-of-pocket fees and expenses incurred in connection with such sale or disposition PLUS (y) all taxes incurred in connection with such sale or disposition PLUS (z) the outstanding principal amount of Indebtedness (other than the Loans) required to be repaid under the terms thereof as a result of such sale or disposition, and (b) with respect to any issuance of debt securities or incurrence of Indebtedness by the Borrower or any of its Subsidiaries, (i) the gross cash proceeds received from such issuance or incurrence, MINUS (ii) all reasonable out-of-pocket fees and expenses incurred in connection with such issuance or incurrence, PROVIDED, HOWEVER, that nothing contained in this definition shall be deemed to be a consent to any sale or disposition of assets, or any issuance of debt securities or incurrence of Indebtedness, that is not otherwise permitted by the Loan Documents.

              "NET INCOME" means, as to any Person for any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP, but excluding extraordinary gains or losses for such period.

              "NET MONTHLY INCOME" means, with respect to any business to be acquired by the Borrower or any of its Subsidiaries pursuant to an Acquisition for any period, the net revenues of such business for such period, less line and transmission charges, location commissions and sales tax on coin revenue of such business for such period.

              "NOTES" means, collectively, all of the Expansion Notes and all of the Revolving Credit Notes.

              "OBLIGATIONS" means all obligations of the Borrower with respect to the repayment or performance of any obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes and the other Loan Documents.

              "ORGANIC DOCUMENT" means, relative to any Person, its articles or certificate of incorporation or certificate of limited partnership or organization, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its Capital Stock or partnership interests or other ownership interests.

              "OSP AGREEMENT" means any agreement with an operator service provider pursuant to which commissions, fees or surcharges are to be paid to the Borrower or one of its Subsidiaries on all or a portion of the long distance traffic relating to any pay telephones owned or leased by or to the Borrower or one of its Subsidiaries.

              "PARTICIPANT" means the banks or other entities that purchase participating interests in any Loan, Note, Commitment or other interest hereunder, as provided in subsection (a) of SECTION 9.11.

              "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

              "PENSION PLAN" means any Plan which is subject to the provisions of Title IV of ERISA, or to the provisions of Section 302 of ERISA or Section 412 of the IRC.

              "PERCENTAGE" of any Lender means, at any time, in respect of the Commitment and the Loans, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage", as the same may be adjusted pursuant to SECTION 9.11.

              "PERMITTED HOLDERS" means (i) Peter G. Graf; (ii) his spouse and lineal descendants; (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative; (iv) any trusts created for the benefit of the Persons described in clause (i) or (ii); (v) each of ING (U.S.) Capital Corporation and Cerberus Partners, L.P.; or (vi) any Person controlled by any of the Persons described in clause (i), (ii), (iv) or
(v). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

              "PERSON" means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

              "PLAN" shall mean, at a particular time, any employee benefit plan (within the meaning of Section 3(3) of ERISA), which is covered by ERISA and in respect of which the Borrower, a Subsidiary or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "POST-DEFAULT RATE" means (a) in the case of each Loan, the sum of the rate per annum otherwise applicable to such Loan from time to time PLUS two percent (2%) per annum and (b) in the case of all other Obligations, the ING Alternate Base Rate PLUS three and one half percent (3.5%) per annum.

              "PREPAYMENT FEE" means the fee payable by the Borrower to the Lenders prior to or concurrently with any prepayment as required under SECTION 3.3.2.

              "PRO FORMA BALANCE SHEETS" means, collectively, (a) the consolidated PRO FORMA balance sheet of the Borrower and its Subsidiaries as of the Closing Date, prepared by the Borrower based on the financial statements described in clauses (i) and (ii) of SECTION 5.4(a) and after giving effect to the consummation of the transactions contemplated hereby, including the making of the initial Loans on the Closing Date, and (b) the PRO FORMA balance sheet of each of the Borrower's Subsidiaries as of the Closing Date, prepared by such Subsidiaries based on the financial statements described in clause (ii) of
SECTION 5.4(a) and after giving effect to the consummation of the transactions contemplated hereby, including the making of the initial Loans on the Closing Date.

              "PROJECTIONS" means, collectively, (a) the statements of operations of the Borrower for the Fiscal Years 1997-2000 inclusive, dated May 14, 1997, prepared by the Borrower on a monthly basis for the 1997 Fiscal Year and on a quarterly basis for all Fiscal Years thereafter, together with supporting details and a statement of underlying assumptions, and (b) the projected balance sheets, statements of operations and changes in cash flows of the Borrower for the Fiscal Years 1997-2000 inclusive, dated May 14, 1997, prepared by the Borrower on an annual basis, together with supporting details and a statement of underlying assumptions, all of which have been delivered to the Lenders prior to the Closing Date.

              "PURCHASE MONEY INDEBTEDNESS" means Indebtedness incurred to finance part or all of (but not more than) the purchase price of equipment in which neither the Borrower nor any of its Subsidiaries had at any time prior to such purchase an interest.

              "PURCHASING LENDER" means any Person purchasing all or any part of the rights and obligations under this Agreement and the Notes of any Lender pursuant to a Transfer Supplement in accordance with SECTION 9.11.

              "QUARTERLY PAYMENT DATE" means the last day of each August, November, February and May, or, if such day is not a Business Day, the immediately preceding Business Day.

              "REFERENCE LENDERS" means, collectively, The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York.

              "REGISTER" means the register for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amounts of the Loans owing to, each Lender from time to time, as provided in subsection (c) of
SECTION 9.11.

              "REGULATORY CHANGE" means, as to any or all of the Lenders or the Agent, any change (including, without limitation, any change in the interpretation) occurring after the Closing Date in any (or the adoption after such date of any new):

              (a) United States federal or state law or foreign law applicable to the Agent or such Lender; or

              (b) regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to the Agent or such Lender of any court or Governmental Authority charged with the interpretation or administration of any law referred to in clause (a) or of any central bank or fiscal, monetary or other authority having jurisdiction over the Agent or such Lender.

              "REORGANIZATION" means with respect to any Multiemployer Pension Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

              "REPLACEMENT LENDER" has the meaning set forth in clause (f) of
SECTION 2.4 of this Agreement.

              "REPORTABLE EVENT" means (i) a reportable event described in
Section 4043 of ERISA and regulations thereunder (other than any Reportable Event described in Section 4043(b)(2) or (7)), (ii) a withdrawal by a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA) from a Single Employer Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of participants under a Single Employer Plan to be separated from employment, as referred to in Section 4062(e) of ERISA.

              "REQUIRED LENDERS" means, (a) Lenders having, in the aggregate, sixty-seven percent (67%) or more of the aggregate Commitments or (b) if the Commitments shall have been terminated, whether pursuant to this Agreement or otherwise, Lenders having, in the aggregate, sixty-seven percent (67%) of the aggregate of the outstanding principal amount of the Loans.

              "REQUIREMENTS OF LAW" means, as to any Person, the Organic Documents of such Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including, without limitation, all disclosure and other requirements of ERISA, the requirements of Environmental Laws and Environmental Permits, the requirements of OSHA, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

              "RESPONSIBLE OFFICER" means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Director of Accounting of the Borrower.

              "REVOLVING CREDIT AVAILABILITY" means, on any date, an amount equal to the lesser of (i) the Revolving Credit Commitment Amount MINUS the then aggregate outstanding principal amount of Revolving Credit Loans MINUS the then aggregate outstanding amount of Letter of Credit Obligations, or (ii) the Borrowing Base MINUS the then aggregate principal amount of all outstanding Loans and the then aggregate outstanding amount of Letter of Credit Obligations.

              "REVOLVING CREDIT COMMITMENT" means the collective commitments of the Lenders to make Revolving Credit Loans and to purchase participations in Letters of Credit pursuant to SECTION 2.1.2.

              "REVOLVING CREDIT COMMITMENT AMOUNT" means $15,000,000, as such amount may be reduced from time to time pursuant to SECTION 3.3.4.

              "REVOLVING CREDIT LOAN" means relative to any Lender, any loan made by such Lender to the Borrower pursuant to SECTION 2.1.2.

              "REVOLVING CREDIT NOTE" means a promissory note of the Borrower dated the date hereof and substantially in the form of EXHIBIT A-2 attached hereto, and shall also refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

              "REVOLVING CREDIT TERMINATION DATE" means the earliest of:

              (a) the Stated Maturity Date;

              (b) immediately and without further action upon the occurrence of any Event of Default described in SECTION 7.1.4;

              (c) immediately when any other Event of Default shall have occurred and be continuing and either (i) any Loan shall be declared to be due and payable pursuant to SECTION 7.3, or (ii) in the absence of such declaration, the Agent, acting at the direction of the Required Lenders, shall give notice to the Borrower that the Revolving Credit Commitment has been terminated; and

              (d) immediately upon the occurrence of a Change in Control.

              "SECURITY AGREEMENT" means the Security Agreement, dated as of the date hereof, made by the Borrower and each of its Subsidiaries in favor of the Agent, for its benefit and the benefit of the Lenders, as such agreement may be amended, supplemented or otherwise modified from time to time.

              "SECURITY DOCUMENTS" means, collectively, the Security Agreement, the Trademark Assignments, the assignment of the Interest Rate Contracts described in SECTION 6.1.12 to the extent that the Interest Rate Contract Counterparty is a Lender, the Borrower Pledge Agreement, the Subsidiary Pledge Agreement and each other Instrument at any time delivered in connection with this Agreement to secure the Obligations.

              "SENIOR NOTES" means the Borrower's $125,000,000 aggregate principal amount of 12% Senior Notes due 2006, issued by the Borrower pursuant to the Senior Notes Indenture.

              "SENIOR NOTES INDENTURE" means the Indenture, dated as of December 18, 1996, among the Borrower, as Issuer, the Subsidiaries of the Borrower party thereto, as Subsidiary Guarantors, and Marine Midland Bank, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

              "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, other than a Multiemployer Plan.

              "SOLVENT" means, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities, including, without limitation, contingent and unliquidated liabilities, of such Person, (ii) such Person is able to pay all liabilities of such Person as they mature, and (iii) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

              "STATED MATURITY DATE" means May 30, 2000.

              "SUBSIDIARY" of any corporation means any other corporation, partnership or limited liability company of which greater than 50% of the outstanding shares of Capital Stock or other ownership interests having ordinary voting power for the election of directors (or others serving equivalent functions) is owned directly or indirectly by such corporation, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Borrower.

              "SUBSIDIARY GUARANTY" means the Guaranty of all the Obligations, dated as of the date hereof, made by the Borrower's Subsidiaries, jointly and severally, in favor of the Agent and the Lenders.

              "SUBSIDIARY PLEDGE AGREEMENT" means the Subsidiary Pledge Agreement, dated as of the date hereof, pursuant to which World Communications, Inc. will pledge to the Agent, for itself and the ratable benefit of the Lenders, all of the issued and outstanding stock of its Subsidiary as security for the Obligations, as such agreement may be amended, modified, supplemented or otherwise modified from time to time.

              "TAXES" means all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on its net income and franchise taxes imposed on it.

              "TELEPHONE" shall mean a microprocessor-based non-cellular telephone through which a user may initiate a call payable only by coins or by credit card, collect or third number billing procedures and which has been installed for operation.

              "TELEPHONE PLACEMENT AGREEMENT" shall mean any agreement between the Borrower or one of its Subsidiaries and another Person pursuant to which the Borrower or such Subsidiary installs one or more Telephones on property or properties owned, leased or operated by such Person and pays to such Person a fee or percentage of revenues earned from such Telephone(s), and such other compensation as may be provided pursuant thereto, in return for such installation right.

              "TOTAL COMMITMENT" means, collectively, the Expansion Loan Commitment and the Revolving Credit Commitment.

              "TOTAL COMMITMENT AMOUNT" means, collectively, the Expansion Loan Commitment Amount and the Revolving Credit Commitment Amount.

              "TRADEMARK ASSIGNMENTS" means the Collateral Assignment and Security Agreements (Trademarks), each dated as of the date hereof, made by the Borrower and certain of its Subsidiaries in favor of the Agent, for its benefit and the ratable benefit of the Lenders.

              "TRANSFER SUPPLEMENT" means a Transfer Supplement, substantially in the form of EXHIBIT E, executed pursuant to SECTION 9.11.

              "UCC" means the Uniform Commercial Code of the State of New York, as in effect from time to time.

              "UNITED STATES" or "U.S." means the United States of America, its 50 States and the District of Columbia.

              "VOTING STOCK" means, with respect to any Person, Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

              "WRITTEN" or "IN WRITING" means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

        SECTION 1.2 USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and each Note, Borrowing Base Certificate, Borrowing Request, Compliance Certificate, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

        SECTION 1.3 CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and unless otherwise specified, references in any Article, Section, or definition to any subsection or clause are references to such subsection or clause of such Section, Article or definition.

        SECTION 1.4 ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.

                                    ARTICLE 2

                                   COMMITMENTS

        SECTION 2.1 LOAN COMMITMENTS. Subject to the terms and conditions of this Agreement (including ARTICLE 4), each Lender severally and for itself alone agrees to provide: (a) its Percentage of the Expansion Loan Commitment; and (b) its Percentage of the Revolving Credit Commitment; each as more fully described in this SECTION 2.1.

              SECTION 2.1.1 EXPANSION LOAN COMMITMENT. Subject to the limitations set forth in SECTION 2.1.3, each Lender will from time to time, on any Business Day occurring during the period commencing on the Closing Date and continuing to (but not including) the Expansion Loan Commitment Termination Date, make Expansion Loans to the Borrower equal to its Percentage of the aggregate amount of any Borrowing of Expansion Loans requested by the Borrower to be made on such Business Day in accordance with SECTION 3.1.

              SECTION 2.1.2 REVOLVING CREDIT COMMITMENT. Subject to the limitations set forth in SECTION 2.1.3, each Lender will from time to time on any Business Day occurring during the period commencing on the Closing Date and continuing to (but not including) the Revolving Credit Termination Date:

              (a) make Revolving Credit Loans to the Borrower equal to its Percentage of the aggregate amount of any Borrowing of Revolving Credit Loans requested by the Borrower to be made on such Business Day in accordance with
SECTION 3.1; and

              (b) purchase participations in Letters of Credit issued by the Agent for the account of the Borrower or one of its Subsidiaries, as provided in
SECTION 3.5.3, in amounts not to exceed such Lender's Percentage of $5,000,000.

              SECTION 2.1.3 AGENT AND LENDERS NOT REQUIRED TO EXTEND CREDIT UNDER COMMITMENTS. No Lender shall be required to make any Loan or purchase a participation in any Letter of Credit, and the Agent shall have no obligation to issue any Letter of Credit, if after giving effect thereto:

                    (1) the then aggregate outstanding principal amount of all
              Expansion Loans, PLUS the then aggregate outstanding principal amount of all Revolving Credit Loans PLUS the then aggregate amount of outstanding Letter of Credit Obligations PLUS the aggregate undrawn face amount of the Existing Letters of Credit would exceed the Borrowing Base; or

                    (2) the then aggregate outstanding principal amount of all
              Expansion Loans would exceed the Expansion Loan Commitment Amount; or

                    (3) the then aggregate outstanding principal amount of all
              Revolving Credit Loans PLUS the then aggregate amount of outstanding Letter of Credit Obligations PLUS the then aggregate undrawn face amount of the Existing Letters of Credit would exceed the Revolving Credit Commitment Amount; or

                    (4) the then aggregate outstanding principal amount of such
              Lender's Expansion Loans would exceed its Percentage of the Expansion Loan Commitment Amount; or

                    (5) the then aggregate outstanding principal amount of such
              Lender's Revolving Credit Loans PLUS such Lender's Percentage of the then aggregate amount of outstanding Letter of Credit Obligations would exceed its Percentage of the Revolving Credit Commitment Amount; or

                    (6) the then aggregate amount of outstanding Letter of
              Credit Obligations PLUS the then aggregate undrawn face amount of the Existing Letters of Credit would exceed $5,000,000; or

                    (7) the then aggregate outstanding amount of Loans, PLUS the then aggregate amount of outstanding Letter of Credit Obligations, would not exceed $25,000,000 and the making of such Loan or the issuance of such Letter of Credit, as the case may be, would not be permitted under Section 4.07(b)(i) of the Senior Notes Indenture; or

                    (8) the then aggregate outstanding principal amount of all
              Loans, PLUS the then aggregate amount of outstanding Letter of Credit Obligations, would exceed $25,000,000 but would not exceed $50,000,000 and the "Consolidated Fixed Charge Coverage Ratio", as such term is defined in the Senior Notes Indenture, of the Borrower and its Subsidiaries would be less than (x) 1.65 to 1.0 if such Loan is incurred or such Letter of Credit is issued prior to December 31, 1997, (y) 2.50 to 1.0 if such Loan is made or such Letter of Credit is issued prior to December 31, 1998 or (z) 2.75 to 1.0 if such Loan is made or such Letter of Credit is issued on or after December 31, 1998; or

                    (9) the then aggregate outstanding principal amount of all
              Loans, PLUS the then aggregate amount of all outstanding Letter of Credit Obligations, would exceed $50,000,000 and the "Consolidated Fixed Charge Coverage Ratio", as such term is defined in the Senior Notes Indenture, of the Borrower and its Subsidiaries would be less than 3.3 to 1.0;

PROVIDED, HOWEVER, that (i) in the event the Senior Notes Indenture is amended or supplemented to provide that a designated amount of Indebtedness under this Agreement of not less than $25,000,000 may be incurred from time to time on a revolving basis to finance the working capital needs of the Borrower and its Subsidiaries notwithstanding that such incurrence would not otherwise be permitted under Section 4.07(a) of the Senior Notes Indenture, and notwithstanding that other Indebtedness (in addition to such designated amount) has been or may be incurred under this Agreement subject to the limitation set forth in Section 4.07(a) of the Senior Notes Indenture, the ratios set forth in clauses (x), (y) and (z) of subsection (8) above, and the ratio set forth in subsection (9) above, shall be decreased to 1.5 to 1.0, 2.25 to 1.0, 2.50 to 1.0, and 3.0 to 1.0, respectively, and (ii) in the event that the Senior Notes Indenture is amended or supplemented to decrease the ratio set forth in clause
(C) of the definition of "Permitted Liens" of the Senior Notes Indenture, the ratio set forth in subsection (9) above, shall be decreased to 110% of the ratio set forth in clause (C) of the definition of "Permitted Liens" of the Senior Notes Indenture, as so amended or supplemented, provided that in no event shall the ratio set forth in subsection (9) above be decreased below 2.81 to 1.0. Subject to the terms hereof, the Borrower may from time to time borrow, repay, and reborrow Revolving Credit Loans pursuant to the Revolving Credit Commitment. Subject to the terms hereof, (i) for the period from the Closing Date to but excluding November 30, 1998, the Borrower may from time to time borrow, repay and reborrow Expansion Loans pursuant to the Expansion Loan Commitment and (ii) from and after November 30, 1998, the Borrower may not reborrow Expansion Loans once repaid.

        SECTION 2.2 CHANGES IN ADVANCE FORMULA; ESTABLISHMENT OF RESERVES.

              SECTION 2.2.1 ADVANCE RATIOS. The Borrower acknowledges that the advance formula provided for in the definition of "Borrowing Base" in SECTION
1.1 has been established based upon the Required Lenders' determination of the loan value of the Eligible Pay Telephones as of the date of this Agreement. Upon the occurrence and during the continuance of an Event of Default, based on the Required Lenders' customary credit considerations, the Required Lenders, in their sole discretion, may decrease the advance ratios against Eligible Pay Telephones, and any such decrease shall become effective immediately upon the Agent's giving notice thereof to the Borrower, and shall remain in effect for so long as such Event of Default continues.

              SECTION 2.2.2 RESERVES. The Agent shall have the right to establish, in such amounts, and with respect to such matters, as the Agent, based on the Agent's customary credit considerations, shall deem necessary or appropriate, reserves with respect to (i) Charges and Liens; (ii) Environmental Liabilities and Costs; and (iii) sums as to which the Agent and the Lenders are permitted to make Revolving Credit Loans on the Borrower's behalf under SECTION
3.3.3 of this Agreement.

        SECTION 2.3       COMMITMENT AND AGENT'S FEE.

              (a) The Borrower agrees to pay to the Agent, for the account of each Lender, a nonrefundable fee for the period from the Closing Date to but excluding the first anniversary of the Closing Date equal to such Lender's Percentage of 1/2 of 1% (0.50%) per annum on the difference between (A) the Expansion Loan Commitment Amount plus the Revolving Credit Commitment Amount and
(B) the average daily aggregate outstanding principal amount of all Loans plus the average daily aggregate outstanding amount of Letter of Credit Obligations. The commitment fee described in this subsection (a) shall be calculated on a daily basis and shall be payable by the Borrower in arrears on each Quarterly Payment Date and on the Stated Maturity Date.

              (b) The Borrower agrees to pay to the Agent, for the account of each Lender, a nonrefundable fee for the period from and including the first anniversary of the Closing Date to and including the Stated Maturity Date equal to such Lender's Percentage of 3/4 of 1% (0.75%) per annum on the difference between (A) the Expansion Loan Commitment Amount plus the Revolving Credit Commitment Amount and (B) the average daily aggregate outstanding principal amount of all Loans plus the average daily aggregate outstanding amount of Letter of Credit Obligations. The commitment fee described in this subsection
(b) shall be calculated on a daily basis and shall be payable by the Borrower in arrears on each Quarterly Payment Date and on the Stated Maturity Date.

              (b) The Borrower shall pay to the Agent, for its own account, an annual agent's fee in the amount and at such times as shall be set forth in the Facility Fee Letter.

        SECTION 2.4 INCREASED COSTS; CAPITAL ADEQUACY.

              (a) The Borrower shall pay to each Lender from time to time on demand such amounts as such Lender may determine to be reasonably necessary to compensate it or its holding company for any costs which such Lender determines are attributable to its making or maintaining Loans, purchasing or maintaining participations in Letters of Credit, or maintaining Commitments hereunder or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans, Commitments or obligation, resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Loans, Letters of Credit or Commitments (other than taxes imposed on the overall net income of such Lender); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender or any holding company of such bank (including, without limitation, a request or requirement which affects the manner in which any Lender or the holding company of any thereof allocates capital resources to commitments, including the Commitments and obligations of such Lender hereunder). Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this subsection (a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

              (b) Without limiting the effect of the foregoing provisions of this SECTION 2.4 (but without duplication), the Borrower shall pay to each Lender from time to time upon demand by such Lender such amounts as the Lender may determine to be reasonably necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by it or its holding company, pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter, of capital in respect of its Loans, its participations in Letters of Credit or its obligation to make the Loans or to purchase participations in Letters of Credit (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Lender or its holding company to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). The Lender will notify the Borrower (with a copy to the Agent) if it is entitled to compensation pursuant to this subsection (b) as promptly as practicable after it determines to request such compensation.

              (c) Each notice delivered by any Lender pursuant to this SECTION
2.4 shall contain a statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) which shall, in the absence of manifest error, be conclusive of the matters stated therein and be binding upon the Borrower. In determining such amount, any Lender may use any method of averaging and attribution that it in good faith shall deem applicable.

              (d) Without prejudice to the survival of any other agreement of the Borrower hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in this SECTION 2.4 shall survive the payment in full of principal, interest and other amounts payable hereunder and under the Notes and the other Loan Documents.

              (e) Notwithstanding anything in this SECTION 2.4 to the contrary, to the extent that notice is given by any Lender to the Borrower of any additional amount owing to such Lender under this SECTION 2.4 more than 360 days after the occurrence of the event giving rise to such obligation, such Lender shall not be entitled to compensation under this SECTION 2.4 for any amounts incurred or accruing 360 days prior to the giving of such notice to Borrower.

              (f) Upon the receipt by the Borrower from any Lender (an "AFFECTED LENDER") of a claim for compensation pursuant to this SECTION 2.4 or SECTION 3.5, the Borrower may (i) request one or more of the Lenders to acquire all or part of such Affected Lender's Loans, participations in the Letters of Credit and Commitment (provided that no such other Lender shall have any obligation to so acquire or assume all or any part of such Affected Lender's Loans and Commitment), or (ii) designate a Lender (a "REPLACEMENT LENDER") reasonably satisfactory to the Agent. Any such designation of a Replacement Lender under clause (ii) shall be subject to the prior written consent of the Agent, which consent shall not be unreasonably withheld.

                                    ARTICLE 3

                                 LOANS AND NOTES

        SECTION 3.1 BORROWING PROCEDURE. By delivering a Borrowing Request to the Agent at the Agent's Atlanta Office on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may from time to time request, (i) in the case of Expansion Loans, on not less than two (2) Business Days' nor more than three (3) Business Days' notice and (ii) in the case of Revolving Credit Loans, on not less than two (2) Business Days' notice, that a Borrowing of Loans be made on the Business Day specified in such Borrowing Request. The Borrowing Request shall specify whether such Borrowing is to be made as Expansion Loans or Revolving Credit Loans. Borrowings of Expansion Loans shall be in a minimum aggregate amount equal to $250,000 and in integral multiples of $50,000 or, if less, the amount of the Expansion Loan Availability immediately prior to such Borrowing. Borrowings of Revolving Credit Loans shall be in a minimum aggregate amount equal to $50,000 and in integral multiples of $50,000 or, if less, the amount of the Revolving Credit Availability immediately prior to such Borrowing. Each Borrowing shall be made on the Business Day specified in the Borrowing Request therefor (including the initial Borrowing to be made on the Closing
Date). On such Business Day, each Lender shall, on or before 2:00 p.m., New York City time, deposit same day funds with the Agent in an amount equal to such Lender's Percentage of the requested Borrowing, such deposit to be made to such account as the Agent shall specify from time to time by notice to the Lenders. On the Business Day specified by the Borrower in the Borrowing Request, the proceeds of all Borrowings shall be made available to the Borrower by wire transfer of such proceeds to such transferees, or to such accounts of the Borrower, as the Borrower shall have specified in the Borrowing Request therefor; PROVIDED, HOWEVER, that in each case the Agent shall be required to make available to the Borrower the proceeds of any Borrowing only to the extent received by it in same day funds from the Lenders. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     SECTION 3.2 NOTES. All Loans made by each Lender shall be evidenced:

              (a) in the case of such Lender's Expansion Loans, by a Expansion Note payable to the order of such Lender in a principal amount equal to such Lender's Percentage of the Expansion Loan Commitment Amount; and

              (b) in the case of such Lender's Revolving Credit Loans, by a Revolving Credit Note payable to the order of such Lender in a principal amount equal to such Lender's Percentage of the Revolving Credit Commitment Amount.

The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on a grid schedule attached to such Lender's Notes (or on a continuation of any such grid attached to any Note and made a part thereof), which notations shall evidence, INTER ALIA, the date and outstanding principal amount of the Loans evidenced thereby. The notations on any such grid (and on any such continuation) indicating the outstanding principal amount of such Lender's Loans shall be presumptive evidence of the principal amount thereof owing and unpaid, but the failure to record any such amount on any such grid (or on any such continuation) shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Note to make payments of principal of or interest on such Loans when due.

        SECTION 3.3 PRINCIPAL PAYMENTS. Repayments and prepayments of principal of the Loans shall be made in accordance with this SECTION 3.3.

              SECTION 3.3.1 REPAYMENTS AND PREPAYMENTS. The Borrower will make payment in full of all unpaid principal of each Loan at its Stated Maturity Date (or such earlier date as such Loan may become or be declared due and payable pursuant to ARTICLE 7). Prior thereto, the Borrower:

              (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; PROVIDED, HOWEVER, that (i) all such voluntary prepayments shall be in a minimum amount of $100,000 and integral multiples of $100,000 (subject to the Borrower's right to prepay in full the entire unpaid principal amount of the Loans), (ii) such prepayment shall require at least three (3) Business Days prior written notice to the Agent, (iii) the Borrower pays to the Lenders any Prepayment Fee required to be paid pursuant to SECTION 3.3.2, and (iv) the Borrower may not voluntarily prepay the Expansion Loans if there are any Revolving Credit Loans outstanding (unless all outstanding Revolving Credit Loans are fully repaid simultaneously with a prepayment of the Expansion Loans);

                    (b) (i) shall, on any Business Day on which the aggregate outstanding principal amount of all Expansion Loans PLUS the aggregate outstanding principal amount of all Revolving Credit Loans PLUS the then aggregate amount of Letter of Credit Obligations PLUS the aggregate undrawn face amount of Existing Letters of Credit exceeds the Borrowing Base, make a mandatory prepayment of the outstanding principal amount of Expansion Loans and Revolving Credit Loans in an amount equal to such excess amount (such prepayment to be applied first to all of the Revolving Credit Loans until paid in full and then to Expansion Loans);

                  (ii) shall, on any Business Day on which the aggregate outstanding principal amount of all Expansion Loans exceeds the Expansion Loan Commitment Amount, make a mandatory prepayment of the outstanding principal amount of the Expansion Loans in an amount equal to such excess amount; and

                 (iii) shall, on any Business Day on which the aggregate outstanding principal amount of all Revolving Credit Loans PLUS the then aggregate amount of Letter of Credit Obligations PLUS the aggregate undrawn face amount of Existing Letters of Credit exceeds the Revolving Credit Commitment Amount, make a mandatory prepayment of the outstanding principal amount of the Revolving Credit Loans in an amount equal to such excess amount;

              (c) shall, concurrently with receipt by the Borrower or any Subsidiary or the Agent of any condemnation awards with respect to any Loss, make a mandatory prepayment of the Loans in an amount equal to such condemnation awards;

              (d) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any insurance proceeds with respect to any Loss resulting from a casualty, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the actual cost incurred by the Borrower or such Subsidiary to repair or replace the property or asset which was the subject of the Loss or deemed Loss giving rise to such insurance proceeds;

              (e) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any insurance proceeds with respect to any Loss resulting from a liability, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the amount of the liability to be satisfied with such proceeds (to the extent such liability is so satisfied); and

              (f) shall prepay the entire outstanding principal amount of the Loans together with accrued and unpaid interest and all of the outstanding Obligations hereunder upon the occurrence of a Change in Control.

Unless expressly set forth to the contrary in this SECTION 3.3.1 or elsewhere in the Agreement, any payments required to be made by the Borrower pursuant to this
SECTION 3.3.1 shall be applied to principal in the following order:

              (i) FIRST, to the payment in full of all outstanding Revolving Credit Loans; and

              (ii) SECOND, to the payment in full of all outstanding Expansion Loans.

              SECTION 3.3.2 PREPAYMENT FEE.

              (a) Upon any prepayment of any Loans on or prior to the second anniversary of the Closing Date, whether in full or in part, utilizing proceeds from the issuance of debt securities or the incurrence of Indebtedness, the Borrower shall pay to the Lenders prior to or concurrently with such prepayment a Prepayment Fee in an amount equal to one percent (1%) of the sum of the Expansion Loan Commitment Amount plus the Revolving Credit Commitment Amount immediately prior to such prepayment.

              (b) Any Prepayment Fee shall be paid by the Borrower to the Lenders as liquidated damages for the loss of the bargain and shall not constitute a penalty.

              SECTION 3.3.3 REVOLVING CREDIT LOANS ON BORROWER'S BEHALF. The Lenders are authorized to, and at their option may, make Revolving Credit Loans on behalf of the Borrower for payment of all fees, expenses, charges, costs, principal and interest owed by the Borrower to the Lenders or the Agent under this Agreement and the other Loan Documents. Such Revolving Credit

Loans shall be made when and as the Borrower fails promptly to pay same, and all such Revolving Credit Loans shall constitute Loans made to the Borrower and shall be secured by all of the Collateral. Following the making of any Revolving Credit Loans pursuant to this SECTION 3.3.3, such Lender shall promptly notify the Borrower of the making of such Revolving Credit Loans on the Borrower's behalf and the aggregate principal amount of such Loans; PROVIDED THAT the failure by any Lender to give such notice shall not affect the Borrower's obligations under this Agreement or with respect to such Revolving Credit Loans.

              SECTION 3.3.4 REDUCTION OF COMMITMENTS.

              (a) The Borrower shall have the right, upon at least fifteen (15) days notice to the Agent, to reduce in whole or in part (ratably as to all Lenders) the Expansion Loan Commitment Amount or the Revolving Credit Commitment Amount or both, PROVIDED, HOWEVER, that the Expansion Loan Commitment Amount and the Revolving Credit Commitment Amount of the Lenders shall not be reduced to an amount which is less than the aggregate amount of the Expansion Loans and Revolving Credit Loans, respectively, then outstanding after giving effect to any prepayments made in connection with such reduction and the Borrower shall pay any Prepayment Fee required under SECTION 3.3.2, PROVIDED, FURTHER, HOWEVER, that each partial reduction of the Expansion Loan Commitment Amount or the Revolving Credit Commitment Amount shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof (or, if less, the entire amount thereof). Any notice given pursuant to this subsection (a) of SECTION
3.3.4 shall be irrevocable, and once the Expansion Loan Commitment Amount or the Revolving Credit Commitment Amount, as the case may be, is reduced pursuant to this subsection (a) of SECTION 3.3.4, such amount thereafter may not be reinstated or increased. The Borrower shall not be permitted to reduce the Revolving Credit Commitment Amount unless the Expansion Loan Commitment Amount has been reduced to zero in accordance with the terms hereof.

              (b) The Expansion Loan Commitment (and the Expansion Loan Commitment Amount) and the Revolving Credit Commitment (and the Revolving Credit Commitment Amount) shall be permanently reduced by the amount of Net Cash Proceeds received by the Borrower or any of its Subsidiaries as a result of any sale or disposition of assets; PROVIDED, HOWEVER, that unless such sale or other disposition would require, whether immediately or with the passage of time, a repayment or prepayment of principal on, or a redemption of, any of the Senior Notes, no such reduction shall be required as a result of (i) the sale by the Borrower or any of its Subsidiaries of assets in the ordinary course of business, (ii) the sale by the Borrower or any of its Subsidiaries of any assets in a single transaction or a series of related transactions where the aggregate net book value of such assets sold or disposed does not to exceed $250,000, and
(iii) the disposition by the Borrower or any of its Subsidiaries of up to 5,000 Telephones in the aggregate during the term of this Agreement solely in exchange for other Telephones. Any reduction required under this subsection (b) shall be effective immediately upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds, and shall be applied first to the Expansion Loan Commitment Amount until the Expansion Loan Commitment Amount is zero and then shall be applied to the Revolving Credit Commitment Amount.

              (c) The Expansion Loan Commitment (and the Expansion Loan Commitment Amount) and the Revolving Credit Commitment (and the Revolving Credit Commitment Amount) shall be permanently reduced by the amount of Net Cash Proceeds received by the Borrower or any of its Subsidiaries from the issuance by the Borrower or any of its Subsidiaries of debt securities or from the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness other than Indebtedness permitted under SECTION 6.2.2. Any reduction required under this subsection (c) shall be effective immediately upon receipt by the Borrower or any of its Subsidiaries of such Net Cash Proceeds. Any reduction pursuant to this subsection (c) shall be applied first to the Expansion Loan Commitment Amount and then to the Revolving Credit Commitment Amount.

              (d) The Expansion Loan Commitment (and the Expansion Loan Commitment Amount) and the Revolving Credit Loan Commitment (and the Revolving Credit Commitment Amount) shall be permanently reduced by the amount of any prepayments required under subsection (f) of SECTION 3.3.1. Any reduction pursuant to this subsection (d) shall be applied first to the Expansion Loan Commitment Amount and then to the Revolving Credit Commitment Amount.

              (e) The Expansion Loan Commitment (and the Expansion Loan Commitment Amount) shall be permanently reduced on any day occurring on or after November 30, 1998 that the principal amount of any Expansion Loans are repaid by the Borrower by the amount of such repayment.

              (f) The Expansion Loan Commitment (and the Expansion Loan Commitment Amount) shall be permanently reduced on November 30, 1998 by the amount by which the Expansion Loan Commitment Amount on such date exceeds the aggregate outstanding principal amount of all Expansion Loans on such date.

        SECTION 3.4 INTEREST. Interest on the outstanding principal amount of the Loans and other outstanding Obligations shall accrue and be payable in accordance with this SECTION 3.4.

              SECTION 3.4.1 RATE. Subject to SECTION 3.4.2, Borrowings shall accrue interest at the ING Alternate Base Rate as in effect from time to time PLUS 1.50%.

              SECTION 3.4.2 POST-DEFAULT RATES. From and after the occurrence of an Event of Default and during the continuance thereof, the Borrower shall pay interest (after as well as before judgment) on the outstanding principal amount of all Loans and other Obligations at a rate per annum equal to the Post-Default Rate applicable to such Loans and Obligations.

              SECTION 3.4.3 PAYMENT DATES. Accrued interest on the Loans shall be payable, without duplication:

              (a)   on Maturity;

              (b) with respect to any portion of any Loan prepaid or repaid pursuant to SECTION 3.3.1, on the date such prepayment or repayment is due as provided in SECTION 3.3.1 and, in the case of a voluntary prepayment, on the date set forth in any notice required for such prepayment; and

              (c) on each Quarterly Payment Date, commencing with the first such day following the Closing Date.

Interest accruing at any Post-Default Rate and, to the extent permitted by applicable law, interest on overdue amounts (including overdue interest), shall be payable upon demand.

              SECTION 3.4.4 RATE DETERMINATIONS. All determinations by the Agent of the rate of interest applicable to any Loan shall be conclusive in the absence of manifest error.

        SECTION 3.5 LETTERS OF CREDIT. Upon and subject to the terms and conditions of this SECTION 3.5, in addition to the terms and conditions set forth elsewhere in this Agreement, the Agent shall issue, or shall arrange for the issuance, from time to time for the account of the Borrower or any of its Subsidiaries, and the Lenders shall purchase participations in, Letters of Credit.

              SECTION 3.5.1. MANNER OF ISSUANCE. The Borrower shall deliver to the Agent prior to 11:00 a.m. (New York City time) at least three Business Days before the requested date of issuance of a Letter of Credit, a Letter of Credit Request for the issuance of such Letter of Credit setting forth (i) the beneficiary of the Letter of Credit, (ii) the stated amount thereof, (iii) the requested issue date, (iv) the requested expiration date, and (v) the purpose for such Letter of Credit. Each such Letter of Credit Request shall be accompanied by the Agent's standard form standby letter of credit application, duly completed and executed by the Borrower (which application shall be deemed for purposes of this Agreement to constitute part of such Letter of Credit Request), together with all other documents, materials and evidences reasonably required by the Agent prior to the issuance of such Letter of Credit.

              SECTION 3.5.2. TERMS OF LETTERS OF CREDIT. Each Letter of Credit shall (a) have an expiration date not later than the earlier of (i) 365 days or, in the case of a leap year, 366 days, after the date of issuance thereof (or such longer period to which the Agent shall consent provided the Borrower agrees to pay any additional issuance cost or facing fees arising by virtue of the issuance of a Letter of Credit for a period longer than the period specified in this clause (i)) and (ii) the Revolving Credit Commitment Termination Date and
(b) be issued solely to secure bid, tender, surety, payment, performance, litigation or similar bonds required by the Borrower and its Subsidiaries in the ordinary course of business. The Agent shall use reasonable efforts to cause Letters of Credit to be governed by, and construed and enforced in accordance with, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500 and, to the extent not inconsistent therewith, the laws of the State of New York.

              SECTION 3.5.3. PURCHASE OF PARTICIPATIONS BY LENDERS. Simultaneously with the issuance by the Agent of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation in such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and any security therefor or guaranty thereof, equal to such Lender's Percentage of such Letter of Credit.

              SECTION 3.5.4. DRAWINGS UNDER LETTERS OF CREDIT.

              (a) NOTICE TO LENDERS. Promptly upon receipt by the Agent of any draft upon, or other notice of drawing under, a Letter of Credit, the Agent shall give the Borrower and each Lender written or telephonic notice of the amount of such draft or notice of drawing, of the Letter of Credit against which it is drawn and of the date upon which the Agent proposes to honor such draft.

              (b) PAYMENTS BY LENDERS. Each Lender hereby agrees that it shall pay to the Agent prior to 1:00 p.m. (New York City time) on the date the Agent honors each drawing under a Letter of Credit such Lender's Percentage of such Letter of Credit drawing; PROVIDED, that if the Borrower should pay in full or in part any Letter of Credit drawing on the date thereof, the obligation of each Lender to pay to the Agent pursuant to this SECTION 3.5.4 with respect to such drawing shall be reduced by an amount equal to such Lender's Percentage of such payment. Amounts paid by any Lender in excess of the net amount so owed shall promptly be refunded by the Agent to such Lender.

              (c) FAILURE TO PAY BY LENDERS. If any Lender shall fail to pay the amount of its participation in a Letter of Credit drawing on the date such amount is due in accordance with subsection (b) of this SECTION 3.5.4, the Agent shall be deemed to have advanced funds on behalf of such Lender. Each such advance shall be secured by such Lender's participation interest, and the Agent shall be subrogated to such Lender's rights hereunder in respect thereof. Such advance may be repaid by application by the Agent of any payment that such Lender is otherwise entitled to receive under this Agreement. Any amount not paid by such Lender to the Agent hereunder shall bear interest for each day from the day such payment was due until such payment shall be paid in full at a rate per annum equal to the Federal Funds Rate.

              (d) REPAYMENT BY BORROWER. The Borrower shall pay to the Agent for the ratable account of the Lenders the amount of any drawing under any Letter of Credit on the date of such drawing. The amount of any drawing under a Letter of Credit that is not paid on the date provided herein shall bear interest, payable on demand, from the due date thereof until paid, at the PostDefault Rate. The Borrower agrees that it shall be indebted to each Lender in an amount equal to such Lender's Percentage of each Letter of Credit drawing, including each drawing paid by the Agent under a Letter of Credit.

              (e) CONVERSION TO LOANS. On the date of any drawing under a Letter of Credit, the amount of such drawing automatically shall be paid with, and the Borrower hereby authorizes the Lenders to make, a Borrowing of Revolving Credit Loans in the amount of such drawing, PROVIDED that all conditions set forth in SECTION 4.3 (other than SECTION 4.3.2) have been satisfied and, upon the making of such Borrowing of Revolving Credit Loans, the Revolving Credit Availability will not be less than zero. Unless the Agent shall have received a written notice otherwise prior to the making of any Revolving Credit Loans pursuant to this subsection (e) of this SECTION 3.5.4, the making of any such Revolving Credit Loans shall constitute a representation and warranty by the Borrower that on the date of the making of such Revolving Credit Loans and after giving effect thereof, all statements set forth in
SECTION 4.3.1 are true and correct.

              (f) BORROWER'S OBLIGATION ABSOLUTE. The obligation of the Borrower to pay the Agent, for the account of the Lenders, for each drawing under a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including the following circumstances:

             (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

              (ii) the existence of any claim, set-off, defense or right which the Borrower or the account party may have at any time against a beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with this Agreement, or any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

              (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (iv) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or the other Loan Documents;

              (v) any failure of the Agent or any Lender to provide notice to the Borrower of any drawing under any Letter of Credit;

              (vi)  the occurrence or continuance of any Default; or

              (vii) any other reason.

              (g) LENDERS' OBLIGATIONS ABSOLUTE. The obligation of each Lender to pay to the Agent its Percentage of each drawing under a Letter of Credit not indefeasibly repaid by the Borrower on the date of such drawing, shall be irrevocable, unconditional, shall not be subject to any qualification or exception whatsoever and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including the following circumstances:

              (i)   any lack of validity or enforceability of this Agreement;

              (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against the other, the Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transactions;

              (iii) any draft or any other document presented under this Agreement proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (iv) the surrender or impairment of any security for the performance or otherwise of any of the terms of this Agreement or the other Loan Documents;

              (v)   the occurrence or continuance of any Default; or

              (vi)  any other reason.

              SECTION 3.5.5. LETTER OF CREDIT FEES. With respect to each Letter of Credit, the Borrower shall pay (a) to the Agent, for the account of each Lender, a fee equal to 2.00% per annum (divided by the sum of 1 minus the Letter of Credit Reserve Requirement, if any, applicable to such Lender) of such Lender's Percentage of the undrawn face amount of such Letter of Credit and (b) to the Agent, for its own account, a facing fee of 0.25% per annum of the undrawn face amount of such Letter of Credit. Such fees shall be payable in advance on the date of issuance thereof for the period commencing on such date and ending on the next succeeding Quarterly Payment Date, and thereafter in advance on each Quarterly Payment Date for the quarterly period immediately following such Quarterly Payment Date. From and after the occurrence of an Event of Default and during the continuance thereof, the fee payable under subsection
(a) hereof shall increase to 3.50% per annum (divided by the sum of 1 MINUS the Letter of Credit Reserve Requirement, if any, applicable to such Lender) of such Lender's percentage of the undrawn percentage of the undrawn face amount of each Letter of Credit, payable on demand. All fees payable under this SECTION 3.5.5 shall be fully earned and nonrefundable on the date such fees are due.

              SECTION 3.5.6. LIMITATION OF LIABILITY WITH RESPECT TO LETTERS OF CREDIT. (a) As among the Borrower, the Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the beneficiaries of such Letter of Credit. Without limiting the foregoing, the Agent and the Lenders shall not be responsible for:

              (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any draft, demand, application or other documents submitted by any party in connection with any Letter of Credit even if such document should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged;

              (ii) the validity, genuineness or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

              (iii) failure of the beneficiary of a Letter of Credit to comply fully with the conditions required in order to draw upon such Letter of Credit;

              (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

              (v)   errors in interpretations of technical terms;

              (vi) any loss or delay in the transmission or otherwise of any document required to make a drawing under any Letter of Credit or with respect to the proceeds thereof;

              (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

              (viii) any consequences arising from causes beyond the control of Agent or the Lenders, including any act or omission, rightfully or wrongfully, of any present or future Governmental Authority.

None of the above circumstances shall affect, impair or prevent the vesting of any of the Agent's and the Lenders' rights or powers under this Agreement.

              (b) In furtherance and extension, and not in limitation, of the specified provisions set forth above, any action taken or omitted by the Agent under or in connection with any Letter of Credit or any related documents, if taken or omitted in good faith, shall not expose the Agent or any Lender to any liability to the Borrower or any account party.

        SECTION 3.6 TAXES.

              (a) Any and all payments by the Borrower hereunder or under the Notes or any other Loan Document shall be made, in accordance with this SECTION 3.6, free and clear of and without deduction for any and all present or future Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.6), such Lender or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

              (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or intangibles taxes or any other excise or property taxes, transfer taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to this Agreement, the Notes, or any other Loan Document.

              (c) The Borrower will indemnify each Lender and the Agent for the full amount of the taxes, charges and levies described in subsections (a) and
(b) of this SECTION 3.6 (including, without limitation, any such taxes, charges and levies imposed by any jurisdiction on amounts payable under this SECTION 3.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes, charges and levies were correctly or legally asserted. Payment under this subsection (c) shall be made within 10 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

              (d) Within 10 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in SECTION 9.2, the original or a certified copy of any receipt received by the Borrower evidencing payment thereof.

              (e) On or prior to the Closing Date and on or prior to the first Business Day of each calendar year thereafter, each Foreign Lender shall provide the Agent and the Borrower with two properly executed original Forms 4224 and 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Agent, and properly executed Internal Revenue Service Forms W-8 or W-9, as the case may be, certifying (i) as to such Foreign Lenders's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Foreign Lender hereunder and under the Notes or (ii) that all payments to be made to such Foreign Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each Foreign Lender agrees to provide the Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Agent and the Borrower.

              (f) In the event that the Agent or any Lender receives a refund of any taxes paid on its behalf by the Borrower in accordance with this SECTION 3.6, the Agent or such Lenders, as the case may be, shall pay such refund to the Borrower.

              (g) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this SECTION 3.6 shall survive the payment in full of principal and interest hereunder and under the Notes.

        SECTION 3.7 PAYMENTS, INTEREST RATE COMPUTATIONS, OTHER COMPUTATIONS, ETC. All payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document, in respect of principal or interest on the Notes shall be made by the Borrower to the Agent for the account of the Lenders, PRO RATA according to their respective unpaid principal amounts of the Notes. The payment of the commitment fee referred to in SECTION 2.3 shall be made by the Borrower to the Agent for the account of the Lenders PRO RATA according to their respective Percentages. All other amounts payable to the Agent or any Lender under this Agreement or any other Loan Document (except under SECTION 2.4) shall be paid to the Agent for the account of the Person entitled thereto. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 2:00 p.m., New York City time, on the date due, in immediately available funds, to an account of the Agent specified from time to time to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall remit to each Lender in the type of funds received by the Agent, such Lender's share, if any, of such payments received by the Agent for the account of such Lender or holder, in each case on the Business Day such payments are received by the Agent. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately preceding Business Day.

        SECTION 3.8 PRORATION OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of or interest on any Loan or other Obligations in excess of such Lender's or holder's PRO RATA share of payments then or therewith obtained thereon by all Lenders, such Lender which has received in excess of its PRO RATA share shall purchase from the other Lenders such participations in such Notes or other Obligations held by them as shall be necessary to cause such purchaser to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
SECTION 3.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 3.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this SECTION 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this SECTION 3.8 to share in the benefits of any recovery on such secured claim.

        SECTION 3.9 SETOFF. In addition to and not in limitation of any rights of any Lender under applicable law, each Lender shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender, a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of SECTION 3.8. Following any such appropriation and application pursuant to this SECTION 3.9, such Lender shall promptly provide the Borrower with notice of such appropriation and application and the amount applied, provided, that the failure by any Lender to give any such notice shall not affect the obligations of the Borrower or impair any right of any Lender under this Agreement or subject any Lender to any liability.

        SECTION 3.10 USE OF PROCEEDS.

              (a) The Borrower shall use the proceeds of Revolving Credit Loans and Expansion Loans made on the Closing Date to pay the purchase price for the Closing Date Acquisitions and to pay costs and expenses arising in connection with the transactions contemplated hereby, all as more specifically described in
ITEM 1 ("Sources and Uses") of the Disclosure Schedule.

              (b) The Borrower shall use the proceeds of Expansion Loans made after the Closing Date to finance the purchase price for Acquisitions (including any Closing Date Acquisitions that are not consummated on the Closing Date, provided that such Closing Date Acquisitions are consummated within 30 days following the Closing Date), and shall use the proceeds of Revolving Credit Loans made after the Closing Date to finance its working capital needs and for other general corporate purposes.

              (c) No part of the proceeds of any Loans or Letters of Credit shall be used for any purpose which violates Regulations G, T, U or X of the F.R.S. Board.

                                    ARTICLE 4

                               CONDITIONS TO LOANS

        SECTION 4.1 INITIAL LOANS. The obligations of the Lenders to fund the initial Borrowings of Loans on the Closing Date, the obligation of the Agent to issue Letters of Credit on the Closing Date and the obligations of the Lenders to purchase participations in such Letters of Credit, shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 4.1, except as the Required Lenders shall otherwise consent.

              SECTION 4.1.1 RESOLUTIONS, ETC. The Agent shall have received:

              (a) a certificate, dated the date hereof, with counterparts for each Lender, of the Secretary or an assistant secretary of each Loan Party as to:

              (i) resolutions of its Board of Directors, then in full force and effect, authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and the related transactions contemplated thereby, and

              (ii) the incumbency and signatures of those of its officers authorized to act with respect to the Loan Documents to which it is party, upon which certificate each Lender may conclusively rely until it shall have received further certificates of the Secretary or an assistant secretary of such Loan Party canceling or amending such prior certificates;

              (b) copies of the Organic Documents of each Loan Party certified by, in the case of the charters, the appropriate Governmental Authority of the state of such Loan Party's incorporation and, in the case of its other Organic Documents, such Loan Party's Secretary or assistant secretary, which documents shall be satisfactory to the Agent;

              (c) a so-called "good standing" certificate with respect to each Loan Party from the appropriate Governmental Authority of the state of its incorporation;

              (d) evidence of qualification of each Loan Party to do business in each other jurisdiction in which such Loan Party is required to qualify; and

              (e) such other documents (certified if requested) as any Lender may reasonably request, with respect to this Agreement, the Notes, any other Loan Document, the transactions contemplated hereby and thereby, or any Organic Document, Contractual Obligation of the Borrower or any of its Subsidiaries, or Approval.

              SECTION 4.1.2 NOTES. The Agent shall have received for the account of each Lender, such Lender's Notes, in each case duly executed and delivered pursuant to subsections (a) and (b) of SECTION 3.2.

              SECTION 4.1.3 BORROWING BASE CERTIFICATE. The Agent shall have received a Borrowing Base Certificate dated as of the Closing Date from the chief financial Authorized Officer of the Borrower.

              SECTION 4.1.4 [Intentionally Omitted]

              SECTION 4.1.5 NO CONTEST, ETC. On the Closing Date, no litigation, arbitration, governmental investigation, injunction, proceeding or inquiry shall be pending or, to the knowledge of the Borrower, threatened which

              (a) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with this Agreement or any other Loan Document; or

              (b) would, in the reasonable opinion of the Required Lenders, be materially adverse to any of the parties hereto with respect to the transactions contemplated hereby; and no litigation set forth in ITEM 2 ("Litigation") of the Disclosure Schedule in the reasonable opinion of the Agent, could reasonably result in a Material Adverse Change or give rise to any liability on the part of the Agent or any Lender in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

              SECTION 4.1.6 CERTIFICATE AS TO COMPLETED CONDITIONS, WARRANTIES, NO DEFAULT, ETC. The Agent shall have received a certificate, dated the Closing Date, with counterparts for each Lender, of the chief financial Authorized Officer of the Borrower, to the effect that

              (a) all conditions precedent set forth in this SECTION 4.1 have been satisfied;

              (b) all representations and warranties set forth in ARTICLE 5 are true and correct in all material respects;

              (c) all representations and warranties set forth in the Loan Documents are true and correct in all material respects; and

              (d) no Default or Event of Default has occurred and is continuing.

              SECTION 4.1.7 COMPLIANCE WITH REQUIREMENTS OF LAW. The Agent shall have received evidence satisfactory to it that the Borrower is in compliance in all material respects with all other Requirements of Law and has obtained and maintains in full force and effect (a) all licenses, permits and approvals issued by Governmental Authorities necessary to carry on its business (except where the failure to have any such license, permit or approval could not result in a Material Adverse Change), and (b) all Approvals.

              SECTION 4.1.8 OPINIONS OF COUNSEL. The Agent shall have received opinion letters, dated the Closing Date and addressed to the Agent and all Lenders, from (a) Skadden, Arps, Slate, Meagher & Flom, counsel to the Borrower and its Subsidiaries, in form and substance satisfactory to the Lenders, (b) Hahn Loeser & Parks, special Ohio counsel to the Borrower and its Subsidiaries, and (c) local counsel in each state where the Borrower and its Subsidiaries operate 1000 or more Telephones addressing such matters as the Lenders may reasonably request.

              SECTION 4.1.9 CLOSING FEES, EXPENSES, ETC. The Agent shall have received, for its own account, the facility fee payable pursuant to the Facility Fee Letter and all costs and expenses which have been invoiced and are payable upon the initial Borrowing pursuant to SECTION 9.3.

              SECTION 4.1.10 SUBSIDIARY GUARANTY. The Agent shall have received the Subsidiary Guaranty, duly executed by Authorized Officers of the Loan Parties that are a party thereto.

              SECTION 4.1.11 SECURITY DOCUMENTS AND PERFECTION. The Agent shall have received:

              (a) the Security Agreement, duly executed by an Authorized Officer of the Borrower and each of its Subsidiaries (including, without limitation, those Persons that shall become Subsidiaries of the Borrower on the Closing
Date);

              (b) the Borrower Pledge Agreement, duly executed by the chief executive Authorized Officer of the Borrower;

              (c) the Subsidiary Pledge Agreement, duly executed by the chief executive Authorized Officer of each Subsidiary of the Borrower that has Subsidiaries;

              (d) the Financing Statements with respect to the Security Agreement and other Security Documents; searches of the Lien records of the Secretary of State of each State, and of the Uniform Commercial Code records of each county in which Telephones of the Borrower or any of its Subsidiaries are located and in which the filing of a financing statement under the applicable Uniform Commercial Code would perfect a security interest in equipment (as such term is defined in the applicable Uniform Commercial Code); and evidence that all other actions (including all actions necessary such that each of the Trademark Assignment is acceptable for filing in the United States Patent and Trademark Office and the payment of all documentary, intangibles, filing and recording taxes and fees) with respect to the Liens created by the Security Documents have been taken as are necessary or appropriate to perfect such Liens; and

              (e) all (i) stock certificates and undated stock powers duly executed in blank relating thereto with respect to the pledged securities under the Borrower Pledge Agreement, which pledged securities shall constitute all outstanding Capital Stock of the Borrower's Subsidiaries; (ii) Subsidiary Notes pledged under the Borrower Pledge Agreement duly endorsed in blank; and (iii) stock certificates and undated stock powers duly executed in blank relating thereto with respect to the pledged securities under the Subsidiary Pledge Agreement.

              SECTION 4.1.12 EMPLOYMENT AGREEMENTS; COMPENSATION. The Agent shall have received copies of all employment agreements to which the Borrower is a party.

              SECTION 4.1.13 PENSION AND WELFARE LIABILITIES. The Agent shall have received, with counterparts for each of the Lenders (i) the most recent actuarial valuation report, if any, for each Single Employer Plan, if any, and a copy of Schedule B to the Annual Report on Form 5500 of the Internal Revenue Service, if any, for each Single Employer Plan, if any, most recently filed with the Internal Revenue Service, and (ii) a report prepared by the Borrower in form and substance satisfactory to the Agent and each Lender detailing any liabilities of the Borrower and each Subsidiary and Commonly Controlled Entity for post-retirement benefits under Plans which are welfare benefit plans.

              SECTION 4.1.14 INSURANCE. The Agent shall have received evidence satisfactory to it that the insurance maintained by the Borrower and its Subsidiaries is issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII, is in amounts reasonably satisfactory to the Agent, under policies naming the Agent, for its benefit and the ratable benefit of the Lenders, as loss payee (in the case of casualty insurance policies) and as additional insured (in the case of liability policies), and otherwise complies with the requirements of this Agreement and the Security Documents.

              SECTION 4.1.15 FINANCIAL INFORMATION, ETC. The Agent shall have received for each Lender, the historical financial statements referred to in
SECTION 5.4, the PRO FORMA Balance Sheets, the Fair Saleable Value Balance Sheets and the Projections, and the Agent shall be satisfied in all respects with such materials. Additionally, the Agent shall be satisfied in all respects with materials contained on the Disclosure Schedule, including, without limitation, the information contained on ITEM 1 ("Sources and Uses").

              SECTION 4.1.16 MATERIAL CONTRACTS. The Agent shall have received a certificate from an Authorized Officer of the Borrower to the effect that attached thereto are true and correct copies of each of the items listed on ITEM 13 ("Contracts") of the Disclosure Schedule, and the Agent shall be satisfied in all respects with terms of such items.

              SECTION 4.1.17 CLOSING DATE ACQUISITIONS. The Closing Date Acquisition Agreements shall be in full force and effect, shall not have been amended, modified or supplemented without the Required Lenders' prior written consent, all conditions precedent to consummation by the Borrower and its Subsidiaries of the transactions contemplated by the Closing Date Acquisition Agreements shall have been fully satisfied or, with the prior written consent of the Required Lenders, waived, the Borrower shall have delivered to the Agent evidence satisfactory to the Agent that the Closing Date Acquisitions shall be consummated simultaneously with the initial Borrowings in accordance with the terms of the Closing Date Acquisitions Agreements, and the Borrower shall have delivered to the Agent each of the following:

              (a) resolutions of the boards of directors and, to the extent required, the stockholders of the Borrower and each of its Subsidiaries that is a party to a Closing Date Acquisition Agreement, certified by the Secretary or an assistant secretary of the Borrower and such Subsidiaries, to be duly adopted and in full force and effect on the Closing Date, authorizing the execution, delivery and performance by the Borrower and such Subsidiaries of the Closing Date Acquisition Agreements and the consummation of the Closing Date Acquisitions;

              (b) resolutions of the board of directors of the Closing Date Sellers and, to the extent required, the stockholders of the Closing Date Sellers, certified by the Secretary or an assistant secretary of the Closing Date Sellers, to be duly adopted and in full force and effect on the Closing Date, authorizing the execution, delivery and performance by the Closing Date Sellers of the respective Closing Date Acquisition Agreements to which they are a party and the consummation of the respective Closing Date Acquisitions to which they are a party;

              (c) certified copies of all documents evidencing all other necessary corporate action, consents and governmental approvals with respect to the consummation of the Closing Date Acquisitions as contemplated by the Closing Date Acquisition Agreements;

              (d) copies of all legal opinions, if any, delivered in connection with the Closing Date Acquisitions, together with reliance letters in respect thereof, in favor of the Agent and the Lenders; and

              (e) a certificate from the Chief Executive Officer of the Borrower to the effect that attached thereto are true and correct copies of the Closing Date Acquisition Agreements and each of the other material documents, instruments and agreements executed and delivered pursuant to the Closing Date Acquisition Agreements and making such statements of fact concerning the Closing Date Acquisitions as the Agent shall reasonably request.

              SECTION 4.1.18 LETTER TO ACCOUNTANTS. The Agent shall have received satisfactory evidence that the Borrower has delivered a letter to its independent public accountants authorizing such public accountants to discuss the Borrower's financial matters with the Agent and each Lender or any of their respective representatives whether or not a representative of the Borrower is present.

              SECTION 4.1.19 OTHER DOCUMENTS, CERTIFICATES, ETC. The Agent shall have received such other documents, certificates, opinions of counsel or other materials as it reasonably requests from any Loan Party.

        SECTION 4.2 EXPANSION LOANS. Without duplication of any conditions precedent required to be satisfied pursuant to SECTION 4.1 or SECTION 4.3, the obligations of the Lenders to make Expansion Loans (other than Expansion Loans to finance the Closing Date Acquisitions) shall be subject to the satisfaction of each of the additional conditions precedent set forth in this SECTION 4.2.

              SECTION 4.2.1 INFORMATION REGARDING ACQUISITION. No later than twenty (20) Business Days prior to the requested date for a Borrowing of Expansion Loans, each Lender shall have received the following:

              (a) a written description of the terms of the Acquisition to be financed with the proceeds of such Borrowing, including a description of the consideration to be paid therefor, all liabilities to be assumed in connection therewith, and all other material terms of such Acquisition;

              (b) a written description of the business to be acquired pursuant to such Acquisition, including the number of Eligible Pay Telephones, the locations thereof, and each Person and its Affiliates (treated as a single group) that are parties to Telephone Placement Agreements with respect to, or that otherwise own, lease, or manage locations at which, Telephones are located that comprise greater than fifteen percent (15%) of the aggregate number of Telephones to be acquired pursuant to such Acquisition together with contracts for such (together with a copy of the form of typical Telephone Placement Agreement executed by such parties);

              (c) to the extent available, balance sheets and related statements of income and cash flows of the business to be acquired pursuant to such Acquisition for the three fiscal years thereof most recently ended, as well as balance sheets and related statements of income and cash flows from the most recently ended fiscal year thereof to the end of the financial period most recently ended prior to the proposed date of consummation of such Acquisition, together with the key operating statistics of the business to be acquired pursuant to such Acquisition, including beginning, ending and average Telephones in operation, coin, non-coin, dial-around and other revenue, line and transmission charges, outside processing expense, and a detail of selling, general and administrative expenses for each of the three fiscal years thereof most recently ended;

              (d) financial projections for the business to be acquired pursuant to such Acquisition for the current fiscal year thereof and the three fiscal years following such Acquisition, containing a discussion of all material variations therein from historical performance, together with pro forma projections for the Borrower and its Subsidiaries giving effect to such Acquisition, for the current Fiscal Year and the three Fiscal Years following such Acquisition, showing all transaction adjustments and showing that, both before and after giving PRO FORMA effect to such Acquisition, the Borrower is, and is projected to be, in compliance with the covenants set forth in SECTION 6.2.4;

              (e) a written description of the physical facilities of the business to be acquired pursuant to such Acquisition, identifying all such facilities to be retained and all such facilities to be closed subsequent to such Acquisition, together with a detailed description of all projected costs eliminations upon consummation of such Acquisition;

              (f) a calculation, certified by the chief financial officer of the Borrower of the Net Monthly Income and EBITDA of the business to be acquired pursuant to such Acquisition for the twelve months most recently ended, in each case based upon financial information provided by the seller or sellers with respect to such Acquisition;

              (g) a general description of the Telephone Placement Agreements to be acquired pursuant to such Acquisition together with a calculation, certified by the chief financial officer of the Borrower as to the average remaining life of such Telephone Placement Agreements; and

              (h) such additional information regarding such Acquisition as the Required Lenders shall reasonably request.

              SECTION 4.2.2 LEGAL DOCUMENTATION. The Agent and its counsel shall have received copies of all material agreements to be executed in connection with the Acquisition to be financed with such Expansion Loans, including any asset purchase agreements, stock purchase agreements, merger agreements, indemnity agreements, and escrow agreements, together with copies of all form Site Placement Agreements used by the business to be acquired pursuant to such Acquisition.

              SECTION 4.2.3 COLLATERAL ASSIGNMENT OF ACQUISITION AGREEMENT. The Agent shall have received a Collateral Assignment of Acquisition Agreement, duly executed by the Borrower and its Subsidiaries party to the acquisition agreement executed in connection with the Acquisition to be financed with the proceeds of such Expansion Loans, duly acknowledged by the sellers.

              SECTION 4.2.4 OPINION OF COUNSEL TO BORROWER. The Agent shall have received an opinion of counsel to the Borrower, in form and substance reasonably satisfactory to the Agent and its counsel and substantially similar to those delivered on the Closing Date, to the effect that upon consummation of the Acquisition to be financed with the proceeds of such Expansion Loans, the Agent shall have a first perfected security interest in all Eligible Pay Telephones to be acquired pursuant to such Acquisition Agreement and all Telephone Placement Agreements relating thereto, and addressing such other matters as the Required Lenders shall reasonably request.

              SECTION 4.2.5 NON-CONFORMING ACQUISITIONS. If the Acquisition to be financed with the proceeds of such Expansion Loans does not constitute a Conforming Acquisition, the Agent shall have received the written approval of the Required Lenders, which approval may be granted or withheld by any Lender in its sole and absolute discretion; PROVIDED, HOWEVER, that (a) if such Acquisition is a Minor Acquisition, the written approval of the Required Lenders shall not be required if (i) after giving effect thereto the aggregate consideration in cash and other property paid by the Borrower and its Subsidiaries after the Closing Date for all Minor Acquisitions that are not Conforming Acquisitions and with respect to which the Required Lenders did not grant their written approval does not exceed $15,000,000 and (ii) such Acquisition meets any four of the six Acquisition Criteria, and (b) if such Acquisition is a Major Acquisition, the written approval of the Required Lenders shall not be required if (i) after giving effect thereto the aggregate consideration in cash and other property paid by the Borrower and its Subsidiaries after the Closing Date for all Major Acquisitions with respect to which the Required Lenders did not grant their written approval does not exceed $15,000,000 and (ii) such Acquisition meets any four of the six Acquisition Criteria.

        SECTION 4.3 ALL LOANS AND LETTERS OF CREDIT. Without duplication of any conditions precedent required to be satisfied pursuant to SECTION 4.1 or SECTION 4.2, the obligations of the Lenders to make any Loans, and the obligation of the Agent to issue and the obligations of the Lenders to purchase participations in Letters of Credit, shall be subject to the satisfaction of each of the additional conditions precedent set forth in this SECTION 4.3.

              SECTION 4.3.1 COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. The representations and warranties set forth in ARTICLE 5 shall have been true and correct in all material respects as of the date initially made, and both before and after giving effect to the making of any such Loan (except to the extent expressly stated to be as of an earlier date),

              (a) such representations and warranties shall be true and correct in all material respects with the same effect as if then made (except to the extent expressly stated to be as of an earlier date);

              (b) all representations and warranties set forth in the Security Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent expressly stated to be as of an earlier date);

              (c) no material adverse development shall have occurred in any such litigation, arbitration or governmental investigation or proceeding so disclosed pursuant to SECTION 5.7 which renders such litigation, arbitration or governmental investigation or proceeding likely to succeed in the reasonable opinion of the Required Lenders and, if successful, could result in a Material Adverse Change; and

              (d) no Default or Event of Default shall have occurred and be continuing.

              SECTION 4.3.2 BORROWING REQUEST, LETTER OF CREDIT REQUEST, ETC. The Agent shall have received a duly completed Borrowing Request, in the case of a Borrowing, or a Letter of Credit Request, in the case of the issuance of a Letter of Credit. Each of delivery of any such Borrowing Request or Letter of Credit Request, and the acceptance by the Borrower of the proceeds of the Loan or the benefits of the Letter of Credit requested thereby, shall constitute a representation and warranty by the Borrower that on the date of such request, and before and after giving effect to the making of such Loans and the application of any proceeds of such Loans or the issuance of such Letter of Credit, as the case may be, all statements set forth in SECTION 4.3.1 are true and correct. In the event that, in connection with the delivery of any such Borrowing Request or Letter of Credit Request, the Borrower is required to amend any Item of the Disclosure Schedule in order that the statements set forth in subsection (a) or (b) of SECTION 4.3.1 shall be true and correct, the Borrower shall deliver to the Agent at least five (5) Business Days prior to the date of the Borrowing or issuance of the Letter of Credit requested or to be requested, a request that such Item of the Disclosure Schedule be amended, and the Agent shall promptly forward such request to the Lenders. To the extent that the Required Lenders agree to such requested amendment or otherwise agree to make any Loans or purchase participations in Letters of Credit after receipt of such request, the representations and warranties proposed to be amended by such requested amendment to the Disclosure Schedule will be deemed amended for purposes of this Agreement.

              SECTION 4.3.3 SATISFACTORY LEGAL FORM. All documents executed or submitted by or on behalf of the Borrower or any other Loan Party shall be satisfactory in form and substance to the Agent and its counsel; the Required Lenders shall have received all information, and such counterpart originals or such certified or other copies of such Instruments, as the Required Lenders may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to the Required Lenders.

              SECTION 4.3.4 MARGIN REGULATIONS. The making of such Loan or the issuance of such Letter of Credit and the use of the proceeds thereof shall not violate Regulations G, T, U and X of the F.R.S. Board.

              SECTION 4.3.5 ADVERSE CHANGE. In the reasonable judgment of the Required Lenders, no Material Adverse Change shall have occurred since the Closing Date.

              SECTION 4.3.6 CHANGE IN LAW. On the date of such Borrowing, no change shall have occurred in applicable law, or in applicable regulations thereunder or in interpretations thereof by any court or Governmental Authority which, in the opinion of any Lender, would make it illegal for such Lender to make the Loan required to be made on such date.

              SECTION 4.3.7 CERTIFICATE REGARDING SENIOR NOTES INDENTURE AND FIXED CHARGE COVERAGE RATIO. The Agent shall have received a certificate duly executed by the Chief Executive Officer or Chief Financial Officer of the Borrower, stating that, after giving effect to such Borrowing or issuance of a Letter of Credit, as the case may be:

              (a) if the then aggregate outstanding principal amount of all Loans, PLUS the then aggregate amount of outstanding Letter of Credit Obligations, would not exceed $25,000,000, such Borrowing or issuance of a Letter of Credit is permitted under Section 4.07(b)(i) and all other applicable provisions of the Senior Notes Indenture;

              (b) if the then aggregate outstanding principal amount of Loans, PLUS the then aggregate amount of outstanding Letter of Credit Obligations, would exceed $25,000,000 but would not exceed $50,000,000, the "Consolidated Fixed Charge Coverage Ratio", as such term is defined in the Senior Notes Indenture, of the Borrower and its Subsidiaries would be greater than or equal to (x) 1.65 to 1.0 if such Loan is incurred or such Letter of Credit is issued prior to December 31, 1997, (y) 2.50 to 1.0 if such Loan is made or such Letter of Credit is issued on or after December 31, 1997 and prior to December 31, 1998 or (z) 2.75 to 1.0 if such Loan is made or such Letter of Credit is issued on or after December 31, 1998, and such Borrowing or issuance of a Letter of Credit is permitted by all applicable provisions of the Senior Notes Indenture; and

              (c) if the then aggregate outstanding principal amount of Loans, PLUS the then aggregate amount of outstanding Letter of Credit Obligations, would exceed $50,000,000, the "Consolidated Fixed Charge Coverage Ratio", as such term is defined in the Senior Notes Indenture, of the Borrower and its Subsidiaries would be greater than or equal to 3.3 to 1.0, and such Borrowing or issuance of a Letter of Credit is otherwise permitted by all applicable provisions of the Senior Notes Indenture;

PROVIDED, HOWEVER, that (i) in the event that the Senior Notes Indenture is amended or supplemented to provide that a designated amount of Indebtedness under this Agreement of not less than $25,000,000 may be incurred from time to time on a revolving basis to finance the working capital needs of the Borrower and its Subsidiaries notwithstanding that such incurrence would not otherwise be permitted under Section 4.07(a) of the Senior Notes Indenture, and notwithstanding that other Indebtedness (in addition to such designated amount) has been or may be incurred under this Agreement subject to the limitations set forth in Section 4.07(a) of the Senior Notes Indenture, the ratios set forth in clauses (x), (y) and (z) of subsection (b) above, and the ratio set forth in subsection (c) above, shall be decreased to 1.5 to 1.0, 2.25 to 1.0, 2.50 to 1.0 and 3.0 to 1.0, respectively, and (ii) in the event that th Senior Notes Indenture is amended or supplemented to decrease the ratio set forth in clause
(C) of the definition of "Permitted Liens" of the Senior Notes Indenture, the ratio set forth in subsection (c) above, shall be decreased to 110% of the ratio set forth in clause (C) of the definition of "Permitted Liens" of the Senior Notes Indenture, as so amended or supplemented provided, that in no event shall the ratio set forth in subsection (c) above be decreased below 2.81 to 1.0. Any certification required under clause (b) or (c) of this SECTION 4.3.7 shall set forth, in reasonable detail, a calculation of the "Consolidated Fixed Charge Coverage Ratio", as such term is defined in the Senior Notes Indenture, of the Borrower and its Subsidiaries at the time of and after giving PRO FORMA effect to such Borrowing or issuance of a Letter of Credit, as the case may be.

                                    ARTICLE 5

                                WARRANTIES, ETC.

              In order to induce the Lenders and the Agent to enter into this Agreement, to engage in the transactions contemplated herein and in the other Loan Documents and to make the Loans and issue and purchase participations in Letters of Credit, the Borrower represents and warrants to the Agent and each Lender as set forth in this ARTICLE 5. Each and all of the representations and warranties set forth in this ARTICLE 5 shall be true and correct, assuming and after giving effect to the consummation of the transactions contemplated by this Agreement and the other Loan Documents.

        SECTION 5.1 ORGANIZATION, POWER, AUTHORITY, ETC. Each of the Borrower and its Subsidiaries (i) is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could result in a Material Adverse Change, and (iii) has full power and authority, and, except as set forth in ITEM 3 ("Governmental Licenses") of the Disclosure Schedule, holds all governmental licenses, permits, registrations and other approvals required under all Requirements of Law, to own and hold under lease its property and to conduct its business as conducted prior to the Closing Date, including all Approvals. The Borrower has full power and authority to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document executed or to be executed by it and to obtain Loans hereunder.

        SECTION 5.2 DUE AUTHORIZATION. The execution and delivery by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the incurrence and performance by the Borrower of the Obligations have been duly authorized by all necessary corporate action, do not require any Approval (except those Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of any Loan Party or any law or governmental regulation or court decree or order, and will not result in or require the creation or imposition of any Lien on any Loan Party's properties pursuant to the provisions of any Contractual Obligation of any Loan Party other than the Loan Documents.

        SECTION 5.3 VALIDITY, ETC. This Agreement is, and the Notes and each other Loan Document executed by the Borrower will upon the due execution and delivery thereof constitute, the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

        SECTION 5.4 FINANCIAL INFORMATION; SOLVENCY.

              (a) Except as disclosed in ITEM 4 ("Exceptions to GAAP") of the Disclosure Schedule, all balance sheets, all statements of operations, stockholders' equity and cash flows, and all other financial information of the Borrower which have been or shall hereafter be furnished by or on behalf of the Borrower to each Lender and the Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including

              (i) the consolidated audited balance sheets of the Borrower as of December 31, 1995 and December 31, 1996, and the related consolidated statements of income and cash flows for each of the three (3) fiscal years of the Borrower ending December 31, 1994, December 31, 1995 and December 31, 1996, together with the opinion thereon of Price Waterhouse LLP and unaudited statements of income and cash flows of the Borrower for the three-month period ending March 31, 1997;

              (ii) the Form 10-KSB of the Borrower as filed with the Securities and Exchange Commission for the period ending December 31, 1996 and any amendments thereto;

              (iii) the PRO FORMA Balance Sheets; and

              (iv)  the Projections;

have been prepared in accordance with GAAP consistently applied (except to the extent items in the Projections are based upon estimates) throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and except as to the absence of footnotes. As of the date hereof, neither the Borrower nor any of its Subsidiaries has material contingent liabilities or material liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described in clause (i).

              (b) Giving effect to the transactions contemplated by this Agreement and the other Loan Documents (including the making of Loans), the Borrower and each of its Subsidiaries is Solvent.

        SECTION 5.5 MATERIAL ADVERSE CHANGE. Since December 31, 1996, there has been no Material Adverse Change.

        SECTION 5.6 ABSENCE OF DEFAULT. Neither the Borrower nor any Subsidiary is in default in the payment of (or in the performance of any obligation applicable to) any Indebtedness, or is in material default under any regulation of any Governmental Agency or court decree or order, or is in default under any Requirements of Law which default could result in a Material Adverse Change.

        SECTION 5.7 LITIGATION, LEGISLATION, ETC. Except as disclosed in ITEM 2 ("Litigation") of the Disclosure Schedule, there is no pending or, to the knowledge of the Borrower, threatened litigation, arbitration or governmental investigation, proceeding or inquiry which, if adversely determined, could result in a Material Adverse Change; and none of the proceedings set forth in such ITEM 2 seeks to amend, modify or enjoin the transactions contemplated hereby or, if adversely determined, could result in a Material Adverse Change. There is no legislation, governmental regulation or judicial decision that could result in a Material Adverse Change.

        SECTION 5.8 REGULATIONS G, T, U AND X. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in F.R.S. Board Regulation G or U), and no assets of the Borrower or any Subsidiary consist of Margin Stock. The Loans hereunder will not be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, T, U or X.

        SECTION 5.9 GOVERNMENT REGULATION. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other federal or state law limiting its ability to incur Indebtedness or to execute, deliver or perform the Loan Documents to which it is party.

        SECTION 5.10 TAXES. Each of the Borrower and its present or past Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and Charges thereby shown to be owing, except any such taxes or Charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        SECTION 5.11 PENSION AND WELFARE PLANS. Except as disclosed in ITEM 5 ("Benefit Plans") of the Disclosure Schedule

              (a) neither the Borrower nor any Subsidiary or Commonly Controlled Entity has assumed any liability under any employee benefit plan, fund, program, arrangement, agreement or commitment maintained by or on behalf of or contributed to by or on behalf of any entity or trade or business which, together with any of such corporations, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the IRC. Neither the Borrower nor any Subsidiary or Commonly Controlled Entity shall be subject (directly or indirectly) to any liability, tax or penalty whatsoever to any person whomsoever with respect to any employee benefit plan, fund, program, arrangement, agreement or commitment described in clause (i) or (ii) of the immediately preceding sentence.

              (b) No Reportable Event which could result in a Material Adverse Change has occurred during the six-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan. The Borrower, each Commonly Controlled Entity, each Subsidiary, each Plan, and each trust maintained pursuant to any such Plan have complied in all material respects with the applicable provisions of ERISA, the IRC, and any other applicable laws. Except as disclosed in ITEM 5 ("Benefit Plans") of the Disclosure Schedule, the present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under each Single Employer Plan maintained by the Borrower, any Subsidiary or any Commonly Controlled Entity (based on those assumptions that would be used in a termination of each such Plan) did not, as of the last annual valuation date for which an actuarial valuation report has been done, exceed the value of the assets of such Plan as of such date. Except as disclosed in such ITEM 5, neither the Borrower nor any Commonly Controlled Entity or Subsidiary has incurred any liability to the PBGC or to any other Person under Section 4062, 4063 or Section 4064 of ERISA on account of the termination of, or its withdrawal from, a Single Employer Plan, and no Lien has been imposed on the assets of the Borrower or any Commonly Controlled Entity or Subsidiary under Section 4068 of ERISA. To the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, there does not exist any event or condition which would permit the institution of proceedings to terminate any Single Employer Plan pursuant to Section 4042 of ERISA. Except as disclosed in ITEM 5 of the Disclosure Schedule, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of IRC), whether or not waived, exists with respect to any Pension Plan. The Borrower and each Commonly Controlled Entity and Subsidiary have timely made in full each quarterly installment payment to any Pension Plan required under Section 302(e) of ERISA or Section 412(m) of the IRC and have also made full and timely payment of any other costs or expenses related to such a Plan. The Borrower and all Commonly Controlled Entities and Subsidiaries have made full and timely payment of all contributions to Multiemployer Plans required under ERISA, the IRC or applicable collective bargaining agreements. Neither the Borrower nor any Commonly Controlled Entity or Subsidiary has had a complete or partial withdrawal from any Multiemployer Pension Plan and the liability to which the Borrower or any Commonly Controlled Entity or Subsidiary would become subject under ERISA if the Borrower or any such Commonly Controlled Entity or Subsidiary were to withdraw completely from all Multiemployer Pension Plans as of the valuation date most closely preceding the date hereof is not in excess of $100,000. No such Multiemployer Pension Plan has been terminated or is in Reorganization or Insolvent, nor, to the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, is any such Multiemployer Pension Plan likely to be terminated or to become in Reorganization or Insolvent. To the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the IRC), whether or not waived, exists with respect to any Multiemployer Plan. The present value (determined using assumptions which are reasonable in respect of the benefits provided and the employees participating) of the aggregate liability of the Borrower and each Subsidiary and Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) is not in excess of $100,000. No written notice of liability has been received with respect to the Borrower, any of its Subsidiaries, or any Plan for any "prohibited transaction" (within the meaning of Section 4975 of the IRC or Section 406 of ERISA), nor has any such prohibited transaction resulting in material liability to the Borrower or any of its Subsidiaries occurred. Neither the Borrower nor any Subsidiary or Commonly Controlled Entity will, as a result of consummating the transactions contemplated by this Agreement (pursuant to the provisions of the Agreement, by operation of law or otherwise) (i) have incurred or become liable for any tax assessed by the Internal Revenue Service for any alleged violations of Section 4975 of the IRC or any civil penalty imposed by the Department of Labor for any alleged violations of Section 406 of ERISA, (ii) have caused or permitted to occur any "prohibited transaction" within the meaning of such Section 4975 of the IRC or Section 406 of ERISA with respect to any Plan for which no exemption is available or (iii) have incurred any liability to the PBGC (other than ordinary and usual PBGC premium liability) or any liability for complete or partial withdrawal to any Multiemployer Plan. Neither the Borrower nor any Subsidiary is subject (directly or indirectly) to, and no facts exist which could subject the Borrower or any Subsidiary (directly or indirectly) to, any other liability, penalty, tax or lien whatsoever, which could result in a Material Adverse Change and which is directly or indirectly related to any Plan, including, but not limited to, liability for any damages or penalties arising under Title I or Title IV of ERISA, liability for any tax or penalty resulting from a loss of deduction under Section 404 or 419 of the IRC, any tax or penalty under chapter 43 of the IRC, or any taxes or penalties under any other applicable law, but excluding any liability to make contributions or pay premiums to or under an ongoing Plan before the last due date on which such contributions or premiums could be paid or made without penalty or to pay benefits when due in accordance with Plan terms.

        SECTION 5.12 LABOR CONTROVERSIES. Except as disclosed in ITEM 6 ("Labor Controversies") of the Disclosure Schedule, there are no labor controversies pending or, to the best knowledge of the Borrower, threatened, relating to the Borrower or any Subsidiary. There is (i) no unfair labor practice complaint pending against the Borrower, or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all collective bargaining agreements to which it is subject.

        SECTION 5.13 OWNERSHIP OF PROPERTIES; COLLATERAL.

              (a) Each of the Borrower and its Subsidiaries shall own good title to all of its material personal properties and assets of any nature whatsoever, free and clear of all Liens except as permitted pursuant to SECTION 6.2.3. All Liens attaching to property or assets of the Borrower or any of its Subsidiaries as of the Closing Date are identified in ITEM 8 ("Existing Liens") of the Disclosure Schedule.

              (b) Except to the extent otherwise consented to in writing by the Required Lenders, the provisions of the Security Agreement are effective to create in favor of the Agent for the benefit of the Agent and the Lenders, a legal, valid and enforceable security interest in all right, title and interest of the Loan Parties in the Collateral described therein, and, upon the filing of the Financing Statements and any required filing in the United States Patent and Trademark Office pursuant to SECTION 4.1.11, the Security Documents will create a fully perfected first priority security interest in all right, title and interest of the Loan Parties in all of the Collateral described therein, to the extent that a security interest therein can be perfected by such a filing, subject to no other Liens other than Liens permitted by SECTION 6.2.3.

        SECTION 5.14 INTELLECTUAL PROPERTY. Each of the Borrower and its Subsidiaries owns or licenses all such Intellectual Property, and has obtained assignments of all licenses and other rights, as the Borrower considers necessary for or as are otherwise material to the conduct of the business of the Borrower and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons which could result in a Material Adverse Change. All Intellectual Property owned or licensed from third Persons described in this SECTION 5.14 is set forth in ITEM 7 ("Intellectual Property") of the Disclosure Schedule.

        SECTION 5.15 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent or such Lender and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading. Neither this Agreement nor any document or statement furnished to the Agent or any of the Lenders by or on behalf of the Borrower contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not materially misleading.

        SECTION 5.16 INSURANCE. All policies of insurance in effect of any kind or nature owned by or issued to the Borrower and its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, property and liability insurance, (a) as of the Closing Date are listed in ITEM 9 ("Insurance") of the Disclosure Schedule, (b) are, together with all policies of employee health and welfare and title insurance, in full force and effect, (c) comply in all respects with the applicable requirements set forth herein and in the Security Documents and (d) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Subsidiaries operate. Neither the Borrower nor any of its Subsidiaries provides any of its insurance through self-insurance except as disclosed in ITEM 9 of the Disclosure Schedule.

        SECTION 5.17 INDEBTEDNESS. ITEM 10 ("Existing Indebtedness") of the Disclosure Schedule specifies all Indebtedness of the Borrower and its Subsidiaries as of the Closing Date.

        SECTION 5.18 ENVIRONMENTAL MATTERS. Except as disclosed in ITEM 11 ("Environmental Matters") of the Disclosure Schedule, to the best of the Borrower's knowledge, the Borrower and each of its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, and there are no conditions or circumstances associated with the currently or previously owned, operated, used or leased properties or current or past operations of the Borrower or any Subsidiary which may give rise to Environmental Liabilities and Costs which could result in a Material Adverse Change or which may give rise to any Lien relating to any Environmental Liabilities and Costs.

        SECTION 5.19 NO BURDENSOME AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to or has assumed any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other corporate restriction that could result in a Material Adverse Change.

        SECTION 5.20 CONSENTS. Except as disclosed in ITEM 12 ("Consents") of the Disclosure Schedule the Borrower and its Subsidiaries have all material permits and governmental consents and approvals necessary under Requirements of Law or, in the reasonable business judgment of the Borrower, deemed advisable under Requirements of Law, in connection with the transactions contemplated hereby and the ongoing business and operations of the Borrower and its Subsidiaries.

        SECTION 5.21 CONTRACTS. Set forth in ITEM 13 ("Contracts") of the Disclosure Schedule is an accurate and complete list of all material Contractual Obligations of the Borrower and its Subsidiaries as of the Closing Date. Each such material Contractual Obligation is in full force and effect in accordance with the terms thereof. There are no material defaults by the Borrower or any Subsidiary or, to the Borrower's knowledge after due inquiry, any other default in existence under any such material Contractual Obligations, in each case that could result in a Material Adverse Change.

        SECTION 5.22 EMPLOYMENT AGREEMENTS. Set forth in ITEM 14 ("Employment Contracts") of the Disclosure Schedule is a complete and accurate list of each employment agreement to which the Borrower or any Subsidiary is a party, or by which it is bound.

        SECTION 5.23 CONDITION OF PROPERTY. All of the assets and properties owned by, leased to or used by the Borrower and its Subsidiaries material to the conduct of their business are in adequate operating condition and repair, ordinary wear and tear excepted, and are free and clear of known defects except for defects which do not substantially interfere with the use thereof in the conduct of normal operations.

        SECTION 5.24 SUBSIDIARIES. ITEM 15 ("Subsidiaries") of the Disclosure Schedule sets forth all Subsidiaries of the Borrower as of the Closing Date.

        SECTION 5.25 TRADE RELATIONS. Except as disclosed in ITEM 16 ("Termination of Material Contracts") of the Disclosure Schedule, as of the Closing Date, there exists no actual or, to the best of the Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Borrower with any customer or group of customers of the Borrower.

        SECTION 5.26 COMMUNICATIONS ACT. None of the Borrower and its Subsidiaries holds any licenses or conducts any business which would result in the application of Section 310 of the Communications Act of 1934 as a result of this Agreement or any of the other Loan Documents.

                                    ARTICLE 6

                                    COVENANTS

        SECTION 6.1 AFFIRMATIVE COVENANTS. The Borrower agrees with each Lender that until the Commitments have terminated and all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to
SECTION 9.5) have been paid and performed in full, the Borrower will perform the Obligations set forth in this SECTION 6.1.

              SECTION 6.1.1 FINANCIAL INFORMATION, ETC. The Borrower will furnish, or will cause to be furnished, to each Lender and to the Agent copies of the following financial statements, reports and information:

                    (a) (i) promptly when available and in any event within
              ninety (90) days after the close of each Fiscal Year, a consolidated balance sheet for the Borrower and its Subsidiaries at the close of such Fiscal Year, and related consolidated statements of operations, retained earnings, and cash flows for such Fiscal Year, of the Borrower and its Subsidiaries (with comparable information at the close of and for the prior Fiscal
              Year), certified without qualification by Price Waterhouse LLP or other independent public accountants reasonably satisfactory to the Agent, together with a report containing a description of projected business prospects (including capital expenditures) and management's discussion and analysis of financial condition and results of operation of the Borrower and its Subsidiaries;

                    (ii) promptly when available and in any event within ninety
              (90) days after the close of each Fiscal Year, a letter report of such independent public accountants at the close of such Fiscal Year to the effect that they have reviewed the provisions of this Agreement and the most recent Compliance Certificate being furnished pursuant to clause (a)(iii) and are not aware of any miscalculation in such Compliance Certificate relating to the financial tests set forth in SECTION 6.2.4 or of any default in the performance by the Borrower or any of its Subsidiaries of any obligation to be performed by such Loan Parties hereunder or under any other Loan Document, except such miscalculation or default, if any, as may be disclosed in such statement; and

                    (iii) promptly when available and in any event within ninety
              (90) days after the close of each Fiscal Year, a Compliance Certificate calculated as of the computation date at the close of such Fiscal Year; and

              (b) promptly when available and in any event within thirty (30) days after the close of each calendar month of each Fiscal Year:

                    (i) a consolidated balance sheet for the Borrower and its
              Subsidiaries at the close of such month, and consolidated statements of operations, retained earnings, and cash flows for such month and for the period commencing at the close of the previous Fiscal Year and ending with the close of such month, of the Borrower and Subsidiaries (with comparable information at the close of and for the corresponding month of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year and with comparable information set forth in the Projections for the relevant period, PROVIDED, HOWEVER, that the Borrower shall not be required to deliver comparisons to the prior Fiscal Year for all financial statements relating to a calendar month ending on or prior to December 31, 1996), certified by the principal accounting or chief financial Authorized Officer of the Borrower, together with a description of projected business prospects (including Consolidated Capital Expenditures) and a brief report containing management's discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries (including a discussion and analysis of any changes compared to prior results and the Projections);

                    (ii) updates to the business plan described in clause (e)
              hereof for the remaining term of the Borrower's then current Fiscal Year; and

              (c) within thirty (30) days after the close of each Fiscal Quarter, a Compliance Certificate calculated as of the computation date at the close of such month;

              (d) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Borrower by its independent public accountants in connection with each annual or interim audit made by such independent public accountants of the books of Borrower or any Subsidiary;

              (e) within ten (10) days prior to the end of each Fiscal Year of the Borrower, a business plan of the Borrower and its Subsidiaries, in form, scope and detail reasonably satisfactory to the Required Lenders, for the twelve (12) months following the end of such Fiscal Year, including consolidated operating budgets prepared on a monthly basis for such Fiscal Year, which budgets shall include estimated Consolidated Capital Expenditures and other costs to be incurred by the Borrower and its Subsidiaries, on a consolidated basis, during such Fiscal Year, in each case, with accompanying detail, together with a report containing management's discussion and analysis of the projected financial condition and results of operations of the Borrower and its Subsidiaries;

              (f) within ten (10) days prior to the end of each Fiscal Year of the Borrower, projected statements of operations of the Borrower and its Subsidiaries for such Fiscal Year and each of the three Fiscal Years thereafter, prepared on a monthly basis for the upcoming Fiscal Year and on a quarterly basis for all Fiscal Years thereafter, together with supporting details and a statement of underlying assumptions, and together with the projected balance sheets, statements of operations and changes in cash flows of the Borrower and its Subsidiaries for such Fiscal Years, prepared on an annual basis, together with supporting details and a statement of underlying assumptions;

              (g) promptly after approval by the Borrower's Board of Directors, any updates or revisions to any business plan described in the preceding clause (e), in addition to those described in clause (b)(ii) above;

              (h) (i) not later than Friday of each calendar week, a Borrowing Base Certificate as of the last day of the preceding calendar week and
        (ii) following a request by the Agent, within one (1) Business Day, a Borrowing Base Certificate as of the day of such request;

              (i) no later than Friday of each calendar week, a detailed aged schedule, in a form satisfactory to the Required Lenders, of all commissions payable by the Borrower and its Subsidiaries under Telephone Placement Agreements or otherwise, as of the last Business Day of the prior week;

              (j) no later than Friday of each calendar week, a detailed aged schedule, in a form satisfactory to the Required Lenders, of all telephone charges and other amounts owing to local exchange carriers, as of the last Business Day of the prior week;

              (k) no later than Friday of each calendar week, a detailed aged schedule, in a form satisfactory to the Required Lenders, of all accounts payable of the Borrower and its Subsidiaries as of the last Business Day of the prior week;

              (l) promptly upon the sending or filing thereof, copies of all reports that the Borrower or any of its Subsidiaries sends to its security holders generally, and copies of all reports and registration statements that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange; and

              (m) such other information with respect to the financial condition, business, property, assets, revenues and operations of the Borrower and any Subsidiary as any Lender may (through the Agent) from time to time reasonably request.

              SECTION 6.1.2 MAINTENANCE OF CORPORATE EXISTENCE, ETC. Except as permitted by SECTION 6.2.10, the Borrower will cause to be done at all times all things necessary to maintain and preserve the corporate existences of the Borrower and each Subsidiary.

              SECTION 6.1.3 FOREIGN QUALIFICATION. The Borrower will, and will cause each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could result in a Material Adverse Change. The Borrower will cause each of its agents, if any, to be duly qualified to do business in, and at all times comply with all applicable Requirements of Law of each jurisdiction where the failure to so qualify or comply could result in a Material Adverse Change.

              SECTION 6.1.4 PAYMENT OF TAXES, ETC. The Borrower will, and will cause each Subsidiary to, pay and discharge, as the same become due and payable,
(a) all Charges against it or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien upon any of its properties, and (b) all lawful claims for labor, materials, supplies, services or otherwise before any thereof become a default; PROVIDED, HOWEVER, that the foregoing shall not require the Borrower or any Subsidiary to pay or discharge any such Charge or claim so long as it shall be diligently contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

              SECTION 6.1.5 INSURANCE. In addition to any insurance required to be maintained pursuant to any other Loan Document, the Borrower will, and will cause each Subsidiary to, maintain or cause to be maintained with insurance companies with a Best's rating of "A" or better, insurance with respect to its properties and business against such casualties, contingencies and liabilities (including, without limitation, business interruption insurance) and of such types and in such amounts as is acceptable to the Agent and the Lenders and will furnish to the Agent, annually at the policy renewal date, a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this SECTION
6.1.5. Each such policy shall be issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII, shall be in effect on the Closing Date and the premiums for each such policy shall be paid as such premiums shall come due. All policies of casualty insurance shall contain an endorsement, in the form submitted to the Borrower by the Agent, showing loss payable to the Agent, for its benefit and the ratable benefit of the Lenders, as their interests may appear. All policies of liability insurance, including, without limitation, all primary and umbrella liability policies, shall name the Agent, for its benefit and the ratable benefit of the Lenders, as additional insured. The Borrower shall retain all the incidents of ownership of the insurance maintained pursuant to this SECTION 6.1.5, but shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance, other than customary financing of annual premiums. Subject to clauses (d) and (e) of SECTION 3.3.1, so long as no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries shall have the right to use the proceeds of casualty insurance to repair or replace damaged or destroyed property and shall have the right to use the proceeds of business interruption insurance for its ongoing business needs.

              SECTION 6.1.6 NOTICE OF DEFAULT, LITIGATION, ETC. Upon a Responsible Officer learning thereof, the Borrower will give prompt written notice (with a description in reasonable detail) to the Agent of:

              (a)   the occurrence of any Default;

              (b) the occurrence of any litigation, arbitration or governmental investigation or proceeding not previously disclosed in writing by the Borrower to the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against, the Borrower or any Subsidiary or to which any of its properties, assets or revenues is subject which, if adversely determined, could result in a Material Adverse Change;

              (c) any material development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Lenders pursuant to SECTION 5.7 which could result in a Material Adverse Change;

              (d) the occurrence of any other circumstance which could result in a Material Adverse Change;

              (e)   the occurrence of any Loss; and

              (f) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Pension Plan, the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or Subsidiary or any Multiemployer Pension Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Pension Plan, or the receipt of notice by the Borrower or any Commonly Controlled Entity or Subsidiary that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, the institution of any proceedings or other action by the Internal Revenue Service or the Department of Labor with respect to the minimum funding requirements of any Pension Plan, or the receipt of notice by the Borrower or any Commonly Controlled Entity or Subsidiary that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, the occurrence or expected occurrence of any event which could result in the incurrence of unpredictable contingent event benefits under Section 302 of ERISA or Section 412 of the IRC with respect to any Pension

Plan, any event or condition which could increase the liability of the Borrower or any Commonly Controlled Entity or Subsidiary with respect to post-retirement welfare benefits under any Plan, or the occurrence of any other event or condition with respect to any Plan which could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, penalty or liability under Title I or Title IV of ERISA, Section 404 or 419 and Chapter 43 of the IRC, or any other applicable laws, and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, fine, penalty, or other liabilities in amounts which in the aggregate could result in a Material Adverse Change. The Borrower will deliver to each of the Lenders a true and complete copy of each annual report (Form 5500) of each Plan (other than a Multi-Employer
Plan) required to be filed with the Internal Revenue Service, promptly after the filing thereof; and

              (g) the condemnation or threat of condemnation with respect to any property used or necessary in the conduct of the businesses of the Borrower or any of its Subsidiaries.

              SECTION 6.1.7 BOOKS AND RECORDS. The Borrower will keep books and records reflecting all of its and its Subsidiaries' business affairs and transactions in accordance with GAAP and permit the Agent and each Lender or any of their respective representatives, at reasonable times and reasonable intervals upon one Business Day's notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountants and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees and expenses, including, without limitation, any fees of its independent public accountants incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this SECTION 6.1.7, PROVIDED, HOWEVER, that unless an Event of Default has occurred and is continuing the Borrower shall be required to pay such fees for not more than two visits and examinations in each Fiscal Year.

              SECTION 6.1.8 MAINTENANCE OF PROPERTIES, ETC. The Borrower will:
(a) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (real and personal and including all intangible assets), except obsolete properties, which are used or necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except that this clause (a) shall not apply to any circumstance where noncompliance, together with all other noncompliances, could not reasonably result in a Material Adverse Change; and (b) to the extent Borrower deems advisable in its reasonable business judgment, forthwith repair or replace, at its own expense, any such property or asset that suffers a Loss.

              SECTION 6.1.9 MAINTENANCE OF LICENSES AND PERMITS. The Borrower will maintain and preserve, and will cause each of its Subsidiaries to maintain and preserve, all Intellectual Property, rights, permits, licenses, approvals and privileges issued under or arising under any Requirements of Law, except that this SECTION 6.1.9 shall not apply to any circumstance where noncompliance, together with all other noncompliances, could not result in a Material Adverse Change.

              SECTION 6.1.10 EMPLOYEE PLANS. The Borrower will at all times comply in all material respects with the provisions of ERISA and the IRC which are applicable to any of the Plans, and cause each of its Subsidiaries so to do.

              SECTION 6.1.11 COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with all applicable Requirements of Law; PROVIDED, HOWEVER, that this SECTION 6.1.11 shall not apply to any circumstance of noncompliance that together with all other noncompliances could not result in a Material Adverse Change.

              SECTION 6.1.12 INTEREST RATE PROTECTION. On or prior to each Quarterly Payment Date commencing with the Quarterly Payment Date in November, 1997, the Borrower shall have in effect and thereafter maintain in full force and effect, from ING or an Eligible Lending Institution, one or more Interest Rate Contracts, protecting the Borrower against increases in the ING Alternate Base Rate in excess of 100 basis points above the ING Alternate Base Rate on the Closing Date for an aggregate notional amount not less than 60% of the outstanding principal amount of Expansion Loans on such Quarterly Payment Date for a term from such Quarterly Payment Date to the Stated Maturity Date. ING shall make available to the Borrower various proposals for Interest Rate Contracts. Should the Borrower obtain any proposal for Interest Rate Contracts from a source other than ING, the Borrower agrees that ING shall have a right to provide such Interest Rate Contracts on the same terms as those set forth in such proposal. The Borrower will collaterally assign such Interest Rate Contracts to the Agent, for its benefit and the ratable benefit of the Lenders, pursuant to documentation acceptable to the Agent, and the Borrower may secure any net obligations of the Borrower under any such Interest Rate Contracts on a PARI PASSU basis with the Obligations.

              SECTION 6.1.13 REAL ESTATE. If the Borrower or any of its Subsidiaries shall acquire a fee or leasehold interest (other than office leases) in real estate which the Required Lenders determine to be material to the Borrower or such Subsidiary, the Borrower or such Subsidiary, as the case may be, will execute a first priority mortgage, deed of trust or deed to secure debt or leasehold mortgage, leasehold deed of trust or leasehold deed to secure debt, as appropriate, in form and substance reasonably satisfactory to the Required Lenders, in favor of the Agent, for its benefit and the ratable benefit of the Lenders, and shall use its best efforts to deliver to the Agent such title insurance policies, surveys and landlords' estoppel agreements with respect thereto as the Required Lenders shall request.

              SECTION 6.1.14 TELEPHONE PLACEMENT AGREEMENTS. With respect to Telephone Placement Agreements entered into or renewed or extended after the Closing Date, the Borrower shall only utilize and execute Instruments which are substantially in the form of Schedule 2 attached hereto.

              SECTION 6.1.15 INTERCOMPANY INDEBTEDNESS. The Borrower will cause each Subsidiary to evidence any Indebtedness permitted to be incurred by such Subsidiary under clause (f) of SECTION 6.2.2 by a demand promissory note that is pledged to the Agent, for its benefit and the benefit of the Lenders, as security for the Obligations.

              SECTION 6.1.16 SUBSTITUTION OF EXISTING LETTERS OF CREDIT. Not later than ninety (90) days following the Closing Date, the Borrower will substitute each Existing Letter of Credit set forth in ITEM 10 ("Existing Indebtedness") with Letters of Credit.

        SECTION 6.2 NEGATIVE COVENANTS. The Borrower agrees with each Lender that until all Commitments have terminated and all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to
SECTION 9.5) have been paid and performed in full, the Borrower will perform the Obligations set forth in this SECTION 6.2.

              SECTION 6.2.1 BUSINESS ACTIVITIES. The Borrower will not, and will not permit any Subsidiary to, engage in any business activity, except those in which the Borrower is engaged on the Closing Date and such activities as may be incidental or related thereto.

              SECTION 6.2.2 INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

              (a) Indebtedness in respect of the Loans, Letters of Credit and other Obligations;

              (b) Indebtedness in respect of the Interest Rate Contracts required pursuant to SECTION 6.1.12 to the extent such do not constitute Obligations;

              (c) obligations that constitute Indebtedness solely by virtue of being secured by Liens permitted under SECTION 6.2.3;

              (d) Indebtedness in respect of liabilities resulting from (i) endorsements of negotiable instruments in the ordinary course of business; and
(ii) surety bonds issued for the account of the Borrower or any of its Subsidiaries in the ordinary course of business;

              (e) Indebtedness incurred pursuant to the Senior Notes Indenture and evidenced by the Senior Notes and the guaranties by Subsidiaries thereunder;

              (f) Indebtedness existing on the Closing Date and set forth in
ITEM 10 ("Existing Indebtedness") of the Disclosure Schedule, provided that Indebtedness in respect of the Existing Letters of Credit shall be permitted to exist only on and prior to the ninetieth day following the ninetieth day following the Closing Date;

              (g) Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary;

              (h) Capitalized Lease Liabilities PROVIDED that (i) the aggregate amount thereof which in accordance with GAAP is attributable to principal, together with the aggregate outstanding principal amount of all Purchase Money Indebtedness of the Borrower and its Subsidiaries, does not exceed $250,000 at any one time outstanding, (ii) payments under each capitalized lease giving rise to such Capitalized Lease Liabilities shall be made in equal periodic installments, (iii) such Capitalized Lease Liabilities are not incurred to finance the purchase of Telephones and related equipment, and (iv) the Consolidated Capital Expenditures financed by such Capitalized Lease Liabilities are permitted under SECTION 6.2.5;

              (i) Purchase Money Indebtedness PROVIDED that (i) the amount of such Indebtedness, together with the amount of any outstanding Capitalized Lease Liabilities of the Borrower and its Subsidiaries that in accordance with GAAP are attributable to principal, does not exceed $250,000 at any one time outstanding, (ii) such Indebtedness provides for the payment of principal in equal periodic installments, (iii) such Purchase Money Indebtedness is not incurred to finance the purchase of Telephones and related equipment, and (iv) the Consolidated Capital Expenditures financed by such Purchase Money Indebtedness are permitted under SECTION 6.2.5;

              (j) other Indebtedness not otherwise covered by clauses (a) through (i) above not to exceed $250,000 in aggregate amount outstanding during the term of this Agreement; and

              (k) extensions, refinancings, replacements and renewals of any of the foregoing items described in clauses (e) and (f) above (other than the Indebtedness described in the proviso to clause (f)); provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome covenants, rates of interest, payment or repayment terms or events of default upon the Borrower or its Subsidiaries, as the case may be.

              SECTION 6.2.3 LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except

              (a) Liens in favor of the Agent or the Lenders granted pursuant to any Loan Document;

              (b) Liens identified in ITEM 8 ("Existing Liens") of the Disclosure Schedule evidencing rights of lessors in leased equipment and/or purchase money liens on specific items of equipment;

              (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable with penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

              (d) Liens of carriers, warehousemen, mechanics, and materialmen incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the forfeiture or sale of the asset subject to such Lien) and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

              (e) Liens (other than Liens arising under ERISA or Section 412(n) of the IRC) incurred in the ordinary course of business in respect of deposits made in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

              (f) judgment Liens with respect to judgments to the extent such judgments do not constitute an Event of Default described in SECTION 7.1.9;

              (g) Liens which arise by operation of law under Article 2 of the UCC in favor of unpaid sellers of goods, or liens in items or any accompanying documents or proceeds of either arising by operation of law under Article 4 of the UCC in favor of a collecting bank;

              (h) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of property, which do not materially detract from the value of such property or impair the use thereof;

              (i) Liens securing Indebtedness permitted under clauses (h) or (i) of SECTION 6.2.2 and Liens consisting of cash collateral deposits made to secure Indebtedness in respect of the Existing Letters of Credit, but only for such time as such Indebtedness is permitted to exist under clause (f) of SECTION 6.2.2;

              (j) Leases and subleases granted to others in the ordinary course of business not interfering in any material respect with any business of the Borrower or any of its Subsidiaries;

              (k) Liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with deposit accounts established with banks in the ordinary course of business; and

              (l) extensions, renewals or replacements of any Lien referred to in paragraphs (a) through (k) above provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

              SECTION 6.2.4 FINANCIAL CONDITION. The Borrower hereby covenants and agrees as set forth below:

              (a) FIXED CHARGE COVERAGE RATIO. The Borrower will not permit its Fixed Charge Coverage Ratio for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to June 30, 1998, such ratio to be calculated as provided in clause (e) of this SECTION 6.2.4):

                  FISCAL QUARTER ENDING:                      RATIO
                  ----------------------                      -----
                  September 30, 1997                           1.5
                  December 31, 1997                            1.7
                  March 31, 1998                               1.6
                  June 30, 1998                                1.6
                  September 30, 1998                           1.6
                  December 31, 1998                            1.6
                  March 31, 1999                               1.6
                  June 30, 1999                                1.6
                  September 30, 1999                           1.6
                  December 31, 1999                            1.6
                  March 31, 2000                               1.6
                  June 30, 2000                                1.6

              (b) DEBT TO EBITDA RATIO. The Borrower will not permit the Debt to EBITDA Ratio of the Borrower and its Subsidiaries for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to June 30, 1998, such ratio shall be calculated as provided in clause (e) of this SECTION 6.2.4):

                  FISCAL QUARTER ENDING:                      RATIO
                  ----------------------                      -----
                  September 30, 1997                            15
                  December 31, 1997                              7
                  March 31, 1998                                 5
                  June 30, 1998                                  4
                  September 30, 1998                             3
                  December 31, 1998                              3
                  March 31, 1999                                 3
                  June 30, 1999                                  3
                  September 30, 1999                             3
                  December 31, 1999                              3
                  March 31, 2000                                 3
                  June 30, 2000                                  3.

                  (c) CURRENT RATIO. The Borrower will not permit the Current Ratio of the Borrower and its Subsidiaries on the last day of any Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter:

                  FISCAL QUARTER ENDING:                        RATIO
                  ----------------------                        -----
                  September 30, 1997                             1.0

                  December 31, 1997                              1.2
                  March 31, 1998                                  .9
                  June 30, 1998                                  1.2
                  September 30, 1998                             1.0
                  December 31, 1998                              1.2
                  March 31, 1999                                  .9
                  June 30, 1999                                  1.2
                  September 30, 1999                             1.0
                  December 31, 1999                              1.2
                  March 31, 2000                                  .9
                  June 30, 2000                                  1.2.

                  (d) INTEREST COVERAGE RATIO. The Borrower will not permit the Interest Coverage Ratio of the Borrower and its Subsidiaries for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to June 30, 1998, such ratio to be calculated as provided in clause (e) of this SECTION 6.2.4.):

                  FISCAL QUARTER ENDING:                        RATIO
                  ----------------------                        -----
                  September 30, 1997                             2.2
                  December 31, 1997                              2.3
                  March 31, 1998                                 2.3
                  June 30, 1998                                  2.3
                  September 30, 1998                             2.4
                  December 31, 1998                              2.5
                  March 31, 1999                                 2.5
                  June 30, 1999                                  2.5
                  September 30, 1999                             2.5
                  December 31, 1999                              2.5
                  March 31, 2000                                 2.5
                  June 30, 2000                                  2.5.

              (e) CALCULATIONS FOR STUB PERIODS. Notwithstanding anything contained herein to the contrary, for purposes of determining compliance with subsections (a), (b) and (d) of this SECTION 6.2.4 for any period ending prior to June 30, 1998, calculation of all items relating to income or expense (including, without limitation, EBITDA) shall be made for the period commencing on the first day of the first Fiscal Quarter commencing after the Closing Date and ending on the date of determination.

              SECTION 6.2.5 CAPITAL EXPENDITURES. The Borrower will not, and will not permit any Subsidiary to, make or commit to make any Consolidated Capital Expenditures, except the Borrower and its Subsidiaries may make Consolidated Capital Expenditures during any Fiscal Year provided

(x) no Default or Event of Default has occurred and is continuing, and (y) the aggregate amount of Consolidated Capital Expenditures made during such Fiscal Year does not exceed the amount set forth below opposite such Fiscal Year:

                    FISCAL YEAR                      AMOUNT
                    -----------                      ------
                    1998                             $5,600,000
                    1999                             $5,800,000
                    2000                             $6,000,000;

PROVIDED, HOWEVER, that expenditures consisting of Acquisitions and expenditures paid with insurance proceeds received upon the occurrence of a Loss which are made to replace or repair damage to destroyed assets will not be included in the foregoing calculation for the Fiscal Year such Acquisition, replacement or repair was made.

              SECTION 6.2.6 LEASE OBLIGATIONS. Except for (a) leases in existence on the Closing Date and described in ITEM 17 ("Existing Leases") of the Disclosure Schedule, (b) any lease of real property entered into by the Borrower or any Subsidiary after the Closing Date in the ordinary course of business (including, without limitation, leasing corporate office space), and
(c) any capital lease provided the Capitalized Lease Liabilities incurred thereunder are permitted under SECTION 6.2.2(h), the Borrower will not, and will not permit any Subsidiary to, create or suffer to exist any obligation for the payment of rent for any property under any operating lease or agreement to lease having a term of one year or more; PROVIDED, HOWEVER, that no such lease shall, to the best of the Borrower's knowledge, subject the Borrower or any Subsidiary to Environmental Liabilities and Costs and that the aggregate amount of payments due from the Borrower and its Subsidiaries for all leases referred to in clauses
(a) and (b) of this SECTION 6.2.6, during each Fiscal Year set forth below, is less than the amount set forth below opposite such Fiscal Year (in the case of the 1997 Fiscal Year, for the period commencing on the Closing Date to the end of such Fiscal Year):

                    FISCAL YEAR                       AMOUNT
                    -----------                       ------
                    1997                              $200,000
                    1998                              $200,000
                    1999                              $200,000
                    2000                              $200,000.

              SECTION 6.2.7 INVESTMENTS. The Borrower will not, and will not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person except:

              (a) Cash Equivalent Investments;

              (b) deposits for utilities, security deposits under leases and similar prepaid expenses;

              (c) Accounts arising in the ordinary course of business;

              (d) Acquisitions permitted under SECTION 6.2.10;

              (e) Investments consisting of Indebtedness of any Subsidiary to the Borrower or any other Subsidiary permitted under clause (f) of SECTION 6.2.2;

              (f) Investments existing on the Closing Date and disclosed in ITEM 18 ("Existing Investments") of the Disclosure Schedule;

              (g) Investments by the Borrower in its Subsidiaries to the extent such Investments are evidenced by demand promissory notes in principal amounts equal to the amount of such Investments, payable to the Borrower and pledged by the Borrower in favor of the Agent pursuant to the Borrower Pledge Agreement;

              (h) Investments arising under Interest Rate Contracts; and

              (i) Investments consisting of deposit accounts of the Borrower and its Subsidiaries maintained with banks in the ordinary course of business.

              SECTION 6.2.8 RESTRICTED PAYMENTS, ETC.

              (a) The Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights in respect of any class of Capital Stock (now or hereafter outstanding) of the Borrower or apply, or permit any Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or any rights, options or warrants to subscribe for or purchase any shares of any class of Capital Stock of the Borrower, or make any deposit for any of the foregoing; PROVIDED, HOWEVER, that the Borrower may declare and pay dividends on shares of Capital Stock in kind by the issuance of additional shares of Capital Stock that do not constitute Disqualified Stock.

              (b) The Borrower will not, and will not permit any of its Subsidiaries to, make any voluntary or optional payment or prepayment on, or redeem or otherwise acquire for value (including the making of any sinking fund payment with respect to any trustee), any of the Senior Notes.

              SECTION 6.2.9 TAKE OR PAY CONTRACTS; SALE/LEASEBACKS.

              (a) Except as set forth on ITEM 19 ("Take or Pay Contracts") of the Disclosure Schedule, the Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether or not such materials, supplies, other properties or services are delivered or furnished to it; and

              (b) The Borrower will not enter into, or permit any Subsidiary to enter into, any arrangement with any Person providing for the leasing by the Borrower or one or more Subsidiaries of any property or assets, which property or assets have been or are to be sold or transferred by the Borrower or such Subsidiary to such Person, except that the Borrower and its Subsidiaries may enter into the transaction described in clause (g) of SECTION 6.2.2.

              SECTION 6.2.10 CONSOLIDATION, MERGER, SUBSIDIARIES, ETC.

              (a) The Borrower will not, and will not permit any Subsidiary to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division or business unit thereof), except that any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other wholly-owned Subsidiary (so long as the Borrower or such wholly-owned Subsidiary is the surviving corporation), PROVIDED, HOWEVER, that

                    (i) the Borrower shall be permitted to merge with and into a
              Delaware corporation for the sole purpose of changing its state of incorporation to the State of Delaware provided that (A) the shareholders of the surviving corporation immediately after such merger are the shareholders of the Borrower immediately prior to such merger, (B) the number of authorized and issued and authorized and unissued shares, and the respective classes and series, of capital stock of the surviving corporation shall be the same as the number of authorized and issued and authorized and unissued shares, and the respective classes and series of capital stock of the Borrower immediately prior to such merger, (C) the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions of all classes and series of capital stock of the surviving corporation shall be identical to the voting powers, designations, preferences (including, without limitation, stated values and liquidation preferences) and relative, participating, optional or other special rights, and qualifications, limitations and restrictions of the respective classes and series of the capital stock of the Borrower as in effect immediately prior to such merger, and (D) the Lenders shall have received (1) an assumption agreement in form and substance satisfactory to the Required Lenders, duly executed by the surviving corporation and pursuant to which the surviving corporation shall expressly assume all of the obligations of the Borrower under this Agreement and the other Loan Documents, and (2) such acknowledgments, certificates, instruments and legal opinions relating to such merger and assumption agreement as the Required Lenders shall reasonably request;

                    (ii) the Borrower and its Subsidiaries may consummate
              the Closing Date Acquisitions;

                    (iii) the Borrower and its Subsidiaries may make Conforming
              Acquisitions provided that with respect to each such Conforming Acquisition the Lenders shall have received a certificate from the chief financial officer of the Borrower certifying (A) that no Default or Event of Default exists at the time of or would result from the consummation of such Acquisition, (B) that after giving PRO FORMA effect to such Acquisition, the Borrower and its Subsidiaries are, and are projected to be, in compliance with
              SECTION 6.2.4, (C) that such Acquisition constitutes a Conforming Acquisition and (D) as to the amount and form of consideration payable by the Borrower and its Subsidiaries upon consummation of such Acquisition (including assumed liabilities); and

                    (iv) the Borrower and its Subsidiaries may make Acquisitions that do not constitute Conforming Acquisitions provided that with respect to each such Acquisition the Lender shall have received a certificate from the chief financial officer of the Borrower certifying (A) that no Default or Event of Default exists at the time of or would result from the consummation of such Acquisition,
              (B) that after giving PRO FORMA effect to such Acquisition, the Borrower and its Subsidiaries are, and are projected to be, in compliance with SECTION 6.2.4, (C) as to the amount and form of consideration payable by the Borrower and its subsidiaries upon consummation of such Acquisition (including assumed liabilities) and (D) that (1) if such Acquisition is a Minor Acquisition, after giving effect thereto the aggregate consideration in cash and other property (including assumed liabilities) paid by the Borrower and its Subsidiaries after the Closing Date in respect of all such Minor Acquisitions that are not Conforming Acquisitions and with respect to which the Required Lenders have not granted their written approval does not exceed $15,000,000 and such Acquisition meets four of the six Acquisition Criteria, and (2) if such Acquisition is a Major Acquisition, after giving effect thereto the aggregate consideration in cash and other property (including assumed liabilities) paid by the Borrower and its Subsidiaries after the Closing Date for all Major Acquisitions with respect to which the Required Lenders have not granted their written approval does not exceed $15,000,000 and such Acquisition meets four of the six Acquisition Criteria.

              (b) The Borrower will not, and will not permit any Subsidiary to, create any Subsidiary other than in connection with the consummation of an Acquisition that is otherwise permitted under this Agreement and provided that such newly created Subsidiary becomes a party to the Subsidiary Guaranty and the Security Agreement and otherwise complies with the requirements of SECTION
4.1.11 as if it had been a Subsidiary on the Closing Date, and the Agent receives an opinion of counsel meeting the requirements of SECTION 4.2.4 as if such Acquisition had been financed with the proceeds of Expansion Loans; and the Borrower shall not transfer any assets to any Subsidiary other than in the ordinary course of business.

              SECTION 6.2.11 ASSET DISPOSITIONS, ETC. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (including Accounts and Capital Stock of Subsidiaries) to any Person (other than the Borrower or any Subsidiary), unless:

              (a) such disposition constitutes a disposition of obsolete or retired assets not used in the business of the Borrower and its Subsidiaries; or

              (b) the disposition is in the ordinary course of business and the net book value of the asset to be disposed of does not exceed $100,000, and together with the net book value of all other assets disposed of by the Borrower or any Subsidiary pursuant to this clause (b) during the term of this Agreement does not exceed $250,000, and solely cash is received therefor; or

              (c) such disposition consists of the exchange of Telephones for other Telephones, PROVIDED that not more than 5,000 Telephones may be so exchanged during the term of this Agreement.

              SECTION 6.2.12 MODIFICATION OF ORGANIC DOCUMENTS, SENIOR NOTES,
ETC.

              (a) The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Certificate of Incorporation or the By-Laws of the Borrower, except for any amendment, supplement or other modification which does not adversely affect the Borrower's ability to pay or perform the Obligations.

              (b) The Borrower will not amend, supplement or modify, or consent to any amendment, supplement or other modification of, the Senior Notes Indenture, the Senior Notes, or any other indenture, agreement or instrument with respect to any extension, refinancing, replacement or renewal of any of the foregoing permitted under subsection (k) of SECTION 6.2.2, in each case unless the Required Lenders determine in good faith that such proposed amendment, supplement or modification would not adversely affect the Lenders, would not make the terms of the Senior Notes Indenture more restrictive to the Borrower or its Subsidiaries, and would not impose additional or more burdensome obligations on the Borrower or its Subsidiaries.

              (c) The Borrower will not amend, modify or change, or consent to any amendment, modification or change of, any certificate of designation relating to any preferred stock, unless the Required Lenders determine that such proposed amendment, waiver or change would not adversely affect the Lenders.

              SECTION 6.2.13 TRANSACTIONS WITH AFFILIATES. Except as set forth on ITEM 20 ("Transaction with Affiliates") of the Disclosure Schedule, the Borrower will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

              (a) any management contract or arrangement, consulting agreement or arrangement, contract or arrangement relating to the allocation of revenues, expenses or similar contract or arrangement requiring any payments to be made by the Borrower or any Subsidiaries to any Affiliate; and

              (b) any other transaction, arrangement or contract with any of its other Affiliates which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

              SECTION 6.2.14 INCONSISTENT AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, enter into any material agreement containing any provision which would be violated or breached in any material respect by any Loan or by the performance by the Borrower or any Subsidiary of its obligations hereunder or under any Loan Document.

              SECTION 6.2.15 CHANGE IN ACCOUNTING METHOD. The Borrower will not, and will not permit any Subsidiary to, make any change in accounting treatment and reporting practices except as required by GAAP.

              SECTION 6.2.16 CHANGE IN FISCAL YEAR END. The Borrower will not change its Fiscal Year end without the Required Lenders' prior written consent, which consent will not be unreasonably withheld but will not be given with respect to more than one such change during the term of this Agreement.

              SECTION 6.2.17 COMPLIANCE WITH ERISA. The Borrower shall not, and shall not permit any Subsidiary to take, or fail to take, any action with respect to a Plan, including, but not limited to, establishing, amending, or terminating or withdrawing from any Plan, without first obtaining the Required Lenders' written approval, where such action or failure to act could result in any liabilities under the IRC, ERISA, or any other applicable law which individually or in the aggregate could reasonably result in a Material Adverse Change.

              SECTION 6.2.18 LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS. Except as otherwise provided in this Agreement or any other Loan Document, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or other interests or participations in profits owned by the Borrower or any Subsidiary of the Borrower or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower.

              SECTION 6.2.19 COMMUNICATIONS LAWS. Neither the Borrower nor any of its Subsidiaries will acquire any licenses or conduct any business which would result in the application of Section 310 of the Communications Act of 1934 as a result of this Agreement or any of the other Loan Documents.

                                    ARTICLE 7

                                EVENTS OF DEFAULT

       SECTION 7.1 EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" shall mean any of the events set forth in this SECTION 7.1.

              SECTION 7.1.1 NON-PAYMENT OF OBLIGATIONS. The Borrower shall default:

              (a) in the payment or prepayment when due of any principal of any Loan; or

              (b) in the payment when due of the interest payable in respect of any Loan, the fees provided for in SECTION 2.3 hereof or any other Obligations and such default shall continue unremedied for a period of five days.

              SECTION 7.1.2 NON-PERFORMANCE OF CERTAIN COVENANTS. The Borrower shall default in the due performance and observance of any of its obligations under SECTION 6.1 and such default shall continue unremedied for a period of 10 Business Days after notice thereof shall have been given to the Borrower by the Agent, or shall default in the due performance or observation of any of its obligations under SECTION 6.2.

              SECTION 7.1.3 DEFAULTS UNDER OTHER LOAN DOCUMENTS; NON-PERFORMANCE OF OTHER OBLIGATIONS. Any "Event of Default" shall occur under the other Loan Documents; or the Borrower or any Subsidiary shall default in the due performance and observance of any other obligation, covenant or agreement contained herein or in any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after notice thereof shall have been given to the Borrower by the Agent.

              SECTION 7.1.4 BANKRUPTCY, INSOLVENCY, ETC. The Borrower or any Subsidiary shall:

              (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

              (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors;

              (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

              (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any Subsidiary, and, if such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

              (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

              SECTION 7.1.5 BREACH OF WARRANTY. Any representation or warranty of the Borrower or any Subsidiary hereunder or in any other Loan Document or in any other writing furnished by or on behalf of the Borrower or such Subsidiary to the Agent or any Lender for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect when made in any material respect.

              SECTION 7.1.6 DEFAULT ON OTHER INDEBTEDNESS, ETC. (a) Any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount exceeding $1,000,000 shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or any amount thereon or in respect thereof shall not be paid as and when the same becomes due and payable including any applicable grace period; or (b) there shall occur and be continuing any event which constitutes an event of default under any Instrument relating to any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount exceeding $1,000,000, the effect of which is to permit the holder or holders of such Indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity.

              SECTION 7.1.7 FAILURE OF VALID, PERFECTED SECURITY INTEREST. The security interest or Lien in any Collateral or any proceeds thereof, securing the Obligations shall cease to be valid or perfected at any time after the Closing Date; PROVIDED, HOWEVER, that the failure of the Agent or any Lender to file any necessary UCC continuation statements shall not be deemed to constitute an Event of Default under this SECTION 7.1.7.

              SECTION 7.1.8 EMPLOYEE PLANS. Any of the following events shall occur with respect to any Plan: (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan and such "prohibited transaction" could result in a Material Adverse Change, (ii) any "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) not disclosed in ITEM 5 ("Benefit Plans") of the

Disclosure Schedule, whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) a notice of intent to terminate any Single Employer Plan for purposes of Title IV of ERISA is issued by the plan administrator thereof without the prior written consent of the Required Lenders, or the PBGC shall commence proceedings to terminate any Single Employer Plan, (v) the Borrower or any Commonly Controlled Entity or Subsidiary shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency, Reorganization or termination of, a Multiemployer Plan, (vi) the Borrower or any Commonly Controlled Entity or Subsidiary shall fail to make any quarterly installment payment to a Pension Plan required under Section 302(e) of ERISA or
Section 412(m) of the IRC, (vii) the Borrower or any Commonly Controlled Entity or Subsidiary shall fail to make any contribution to a Multiemployer Plan which is required under ERISA, the IRC or applicable collective bargaining agreements, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, penalty or other liabilities under Title I or Title IV of ERISA, Section 404 or 419 and Chapter 43 of the IRC or any other applicable law which in the aggregate could result in a Material Adverse Change.

              SECTION 7.1.9 JUDGMENTS. A final judgment which, with other such outstanding final judgments against the Borrower and its Subsidiaries (in each case to the extent not covered by insurance), exceeds an aggregate of $1,000,000, shall be entered against the Borrower or any of its Subsidiaries and, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

              SECTION 7.1.10 LOSS OF PERMITS, ETC. The expiration, loss, termination, cancellation, revocation, forfeiture, suspension, diminution, impairment of or failure to renew any Intellectual Property, right, permit, license or approval which could reasonably be expected to result in a Material Adverse Change; or the entry of any order of a court enjoining, restraining or otherwise preventing the Borrower or any Subsidiary from conducting all or any material part of its business affairs; or the cessation of business or dissolution of the Borrower.

         SECTION 7.2 ACTION IF BANKRUPTCY. If any Event of Default described in
SECTION 7.1.4 shall occur, the outstanding principal amount of all outstanding Loans and all other Obligations (including an amount equal to the aggregate undrawn face amount of all Letters of Credit) shall automatically be and become immediately due and payable, without notice or demand, whereupon the Borrower will deposit with the Agent for the benefit of the Lenders, as cash collateral an amount equal to the aggregate undrawn face amount of all Letters of Credit, which amount shall become immediately due and payable by the Borrower and to the extent paid by the Borrower shall constitute a prepayment under this Agreement and the Agent, upon the direction of the Required Lenders, shall exercise any and all rights and remedies available under this Agreement or any other Loan Document, or available at law or in equity, at any time, in any order and in any combination.

         SECTION 7.3 ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in SECTION 7.1.4) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent may, and upon the direction of the Required Lenders, shall upon notice or demand, (a) declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment, (b) demand that the Borrower deposit with the Agent for the benefit of the Lenders, as cash collateral, an amount equal to the aggregate undrawn face amount of all Letters of Credit, which amount shall become immediately due and payable by the Borrower and to the extent paid by the Borrower shall constitute a prepayment under this Agreement, (c) to the extent permitted under any Letter of Credit, require the beneficiary thereof to draw upon the undrawn face amount thereof, and (d) exercise any and all rights and remedies available under this Agreement or any other Loan Document, or available at law or in equity, at any time, in any order and in any combination.

                                    ARTICLE 8

                                    THE AGENT

         SECTION 8.1 ACTIONS. Each Lender and the holder of each Note authorize the Agent to act on behalf of such Lender or holder under this Agreement and any other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last two sentences of this SECTION 8.1, comply, except as otherwise reasonably advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender (including, without limitation, ING in its capacity as a Lender) agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, severally but not jointly PRO RATA according to such Lender's aggregate percentage of the Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes, or any other Loan Document, including the reimbursement of the Agent for all reasonable out-of-pocket expenses (including reasonable attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the Obligations of the Borrower under this Agreement or any other Loan Document, in all cases as to which the Agent is not reimbursed by the Borrower; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted primarily from the Agent's gross negligence or wilful misconduct. Notwithstanding any other provision of this Agreement to the contrary, the Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its reasonable satisfaction by the Lenders against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity (not to exceed any Lender's PRO RATA share, determined by such Lender's percentage of the Commitment, of such loss, liability and expense) is given.

         SECTION 8.2 FUNDING RELIANCE, ETC. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount; PROVIDED, HOWEVER, that the Agent shall have no obligation to do so. If such amount is made available by such Lender to the Agent on a date after the date of such Borrowing, such Lender shall pay to the Agent on demand interest on such amount at the Federal Funds Rate for the number of days from and including the date of such Borrowing to the date on which such amount becomes immediately available to the Agent, together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of the Agent submitted to any Lender with respect to any amounts owing under this SECTION 8.2 shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Agent by such Lender within three Business Days after the date of such Borrowing, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such Borrowing, within five Business Days after demand, from the Borrower.

         SECTION 8.3 EXCULPATION. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the Notes, or any Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency of any of the Loan Documents, the financial condition of the Borrower or any Subsidiary or the condition or value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Loan Documents, the financial condition of the Borrower or any Subsidiary or the existence or possible existence of any Default. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.

         SECTION 8.4 SUCCESSOR. The Agent may resign as such at any time upon at least thirty (30) Business Days' prior notice to the Borrower and all Lenders, such resignation not to be effective until a successor Agent is in place. If the Agent at any time resigns, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) Business Days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a financial institution reasonably acceptable to the Borrower organized under the laws of the United States and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.

         SECTION 8.5 LOANS AND OTHER TRANSACTIONS BY THE AGENT AND ITS AFFILIATES. The Agent shall have the same rights and powers with respect to (a) the Loans made by it or any of its Affiliates, (b) the Notes held by it or any of its Affiliates, and (c) participations held by it or any of its Affiliates in Letters of Credit, as any Lender and may exercise the same as if it were not the Agent. ING and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and its Subsidiaries or any Person who may do business with or own securities of the Borrower, all as if ING were not the Agent and without any duty to account therefor to the Lenders. The Lenders hereby acknowledge that a Subsidiary of ING holds securities of the Borrower that as of the Closing Date are exercisable for a material amount of the common stock of the Borrower, and each such Lender acknowledges that such Subsidiary of ING may act with respect to such securities and any common stock for which such securities are exercisable for its own account, all as if ING were not the Agent and without any duty to account therefor to the Lenders, and neither the Agent nor any of its Affiliates shall have any liability, obligation or duty to the Lenders with respect to such securities or any action taken in respect thereof.

         SECTION 8.6 CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such financial information and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend its Commitments, to make the Loans and to purchase participations in Letters of Credit. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 8.7 COPIES, ETC. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement. The Agent will distribute to each Lender each Instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement. Notwithstanding anything herein contained to the contrary, all notices to and communications with the Borrower under this Agreement and the other Loan Documents may be effected by the Lenders through the Agent.

                                    ARTICLE 9

                                  MISCELLANEOUS

         SECTION 9.1 WAIVERS, AMENDMENTS, ETC.

                  (a) The provisions of this Agreement and of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and, (x) in the case of an amendment or modification, is consented to by the Borrower and the Required Lenders or (y) in the case of a waiver of any obligation of the Borrower or compliance with any prohibition contained in this Agreement, is consented to by the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver:

                  (i) which would modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                  (ii) which would modify this SECTION 9.1, change the definitions of "Required Lenders" or "Borrowing Base", increase the Expansion Loan Commitment Amount or the Revolving Credit Commitment Amount or change any Percentage for any Lender, reduce any fees payable to the Lenders described in ARTICLE 2 and ARTICLE 3, extend the Expansion Loan Commitment Termination Date or the Revolving Credit Termination Date, extend the date of reduction of the Expansion Loan Commitment specified in Section 3.3.4(f), extend the expiry date of any Letter of Credit beyond the Revolving Credit Termination Date, or subject any Lender to any additional obligations shall be made without the consent of each Lender;

                  (iii) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of the Note evidencing such Loan; or

                  (iv) which would affect adversely the interests, rights, compensation or obligations of the Agent QUA the Agent shall be made without consent of the Agent.

                  (b) No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender, or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                  (c) Neither any Lender nor the Agent shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. Recourse for security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Agent or the Lenders, or the Agent or the Lenders enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently for any reason invalidated, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         SECTION 9.2 NOTICES. All notices hereunder shall be in writing or by telecopy and shall be sufficiently given to the Agent, the Lenders or the Borrower if addressed or delivered to them at the following addresses:

If to the Agent:            ING
                            135 East 57th Street
                            New York, New York  10022
                            Attention:  Chief Credit Officer
                            Telecopier No.:  (212) 750-8935

with copies to:             ING
                            Atlanta Office
                            200 Galleria Parkway
                            Suite 950
                            Atlanta, Georgia  30339
                            Telecopier No.:  (770) 951-1005

and a copy to:              King & Spalding
                            191 Peachtree Street
                            Atlanta, Georgia  30303-1763
                            Attention:  Hector E. Llorens, Jr. Esq.

                            Telecopier No.:  (404) 572-5100

If to any other Lender: At its address set forth beneath its name on the signature pages hereof

If to the Borrower:         PhoneTel Technologies, Inc.
                            650 Statler Office Tower
                            1127 Euclid Avenue
                            Cleveland, Ohio  44115
                            Attention:  Chief Executive Officer,
                                        Chief Financial Officer and
                                        General Counsel
                            Telecopier No.:  (216) 241-2574

with a copy to:             Skadden, Arps, Slate, Meagher & Flom
                            919 Third Avenue
                            New York, New York  10022
                            Attention:  Stephen M. Banker, Esq.
                            Telecopier No.:  (212) 735-2000

or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received, if deposited in the mail, postage prepaid; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         SECTION 9.3 COSTS AND EXPENSES. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Agent for the negotiation, preparation, execution, and delivery of this Agreement and each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements, terminations, releases or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required (including the reasonable fees and expenses of counsel for the Agent, or of any consultants or other experts retained by the Agent from time to time in connection therewith) whether or not the transactions contemplated hereby are consummated, and to pay all reasonable expenses of the Agent(including reasonable fees and expenses of counsel to the Agent, or of any consultants or other experts retained by the Agent) incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement, the Notes or any other Loan Document. The Borrower also agrees to pay and hold the Agent and the Lenders harmless from any stamp, documentary, intangibles, transfer or similar taxes or charges, and all recording or filing fees with respect to the Loan Documents or any payments to be made thereunder and all title insurance premiums, surveyors costs and valuation fees, and to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Agent or such Lender in enforcing the Obligations of the Borrower or any Subsidiary under this Agreement or any other Loan

Document or related Document or in connection with any restructuring or "work-out" of any Obligations.

         SECTION 9.4 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender, each of their respective successors and assigns, each of the respective officers, directors, employees, partners, attorneys and agents of the Agent and each Lender and each of their respective successors and assigns (collectively, the "LENDER PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities (including, but not limited to, Environmental Liabilities and Costs), damages and expenses (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Lender Parties or any of them or asserted or awarded against the Lender Parties or any of them as a result of, or arising out of, or relating to:

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit, including any Acquisition;

                  (b) the use of any of the proceeds of any Loan or Letter of Credit by the Borrower, any of its Subsidiaries or any beneficiary of a Letter of Credit for any other purpose;

                  (c) any information furnished by the Borrower in connection with the syndication of this Agreement;

                  (d) the making of any claim by any investment banking firm, broker or third party in each case claiming through the Borrower or any of its Subsidiaries or as a result of their relationship to such parties that it is entitled to compensation from the Agent or any Lender in connection with this Agreement;

                  (e) the entering into and performance of this Agreement and any other Loan Document by any of the Lender Parties (other than the breach by such Lender Party of this Agreement);

                  (f) the existence of any contaminant, in, under, on or otherwise affecting any property owned, used, operated, or leased by the Borrower or any Subsidiary in the past, present, or future or any surrounding areas affected by such property, regardless of whether the existence of the contaminant is related to the past, present, or future operations of the Borrower and its Subsidiaries, or their predecessors in interest or any other Person; any Environmental Liabilities and Costs related to any property owned, used, operated, or leased by the Borrower or any Subsidiary in the past, present, or future; any Environmental Liabilities and Costs related to the past, present, or future operations of the Borrower or any Subsidiaries; any alleged violations of any Environmental Law related to any property owned, used, operated, or leased by the Borrower or any Subsidiary in the past, present, or future; any alleged violations of any Environmental Law related to the past, present, or future operations of the Borrower or any Subsidiaries; the performance of any remedial action that is related to any property owned, used, operated, or leased by the Borrower or any Subsidiaries in the past, present, or future; the performance of any remedial action that is related to the past, present, or future operations of the Borrower or any Subsidiaries; and the imposition of any Lien on any property affected by this Agreement or any of the other Loan Documents arising from any Environmental Liabilities or Costs;

                  (g) the breach in any material respect by Borrower of any representation or warranty set forth in this Agreement or any Loan Document;

                  (h) the failure of the Borrower to comply in any material respect with any term, condition, or covenant set forth in this Agreement or any Loan Document; or

                  (i) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Agent or any Lender (or any of their respective officers, directors, partners, employees or agents) is a party thereto;

EXCEPT FOR any such Indemnified Liabilities arising for the account of a particular Lender Party solely by reason of the relevant Lender Party's bad faith, gross negligence or wilful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall become effective immediately upon the execution and delivery hereof and shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the repayment of any of the Loans made hereunder, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Lender or the Agent.

         SECTION 9.5 SURVIVAL. The obligations of the Borrower under SECTIONS 2.4, 3.6, 9.3 and 9.4, and the obligations of the Lenders under SECTION 8.1, shall in each case survive any termination of this Agreement. The representations and warranties made by the Borrower in this Agreement, the Notes and in each other Loan Document shall survive the execution and delivery of this Agreement, the Notes and each such other Loan Document.

         SECTION 9.6 SEVERABILITY. Any provision of this Agreement, the Notes or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Notes or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9.7 HEADINGS. The various headings of this Agreement, the Notes and each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement, the Notes or such other Loan Document or any provisions hereof or thereof.

         SECTION 9.8 COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

         SECTION 9.9 GOVERNING LAW; ENTIRE AGREEMENT.

                  (a) THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

                  (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATED DOCUMENT, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY LENDER. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                  (c) The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Borrower, or upon the earliest of any other date permitted by applicable law. The Borrower shall furnish the consent of CT Corporation System so to act to the Agent on or prior to the Closing Date. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Borrower, at its address set forth below, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Borrower. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable law. The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act). Nothing in this SECTION 9.9 shall affect the right of the Agent or any Lender to bring proceedings against the Borrower in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

         SECTION 9.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all Lenders; and the rights of sale, assignment and transfer of the Lenders are subject to SECTION 9.11.

         SECTION 9.11 SALE AND TRANSFERS, PARTICIPATIONS, ETC.

                  (a) Any Lender may at any time sell to one or more Participants participating interests in any Loan owing to such Lender, any Note held by such Lender, the Commitment of such Lender, the participations of such Lender in Letters of Credit or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, PROVIDED that such right of setoff shall be subject to the approval of the Required Lenders and to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in SECTION 3.8 as if the Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of (i) SECTION 9.4 and (ii) SECTIONS 2.4 and 3.6, with respect to its participation in the Commitments and the Loans outstanding from time to time; PROVIDED, that no Participant shall be entitled to receive any greater amount pursuant to the Sections referred to in clause (ii) than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such

Participant had no such transfer occurred. No Lender shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (i) extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on the Loan or reduce the principal amount of or rate of interest on the Loan (except in connection with a waiver of interest at the Post-Default Rate or the increased amount of fees payable with respect to Letters of Credit following an Event of Default) (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in the Loan shall be permitted without consent of any Participant if the Participant's participation is not increased as a result thereof), or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

                  (b) With the consent of the Agent and the consent of the Borrower (which consent of the Borrower shall not be unreasonably withheld or delayed), any Lender may at any time sell to any Purchasing Lender all or any part in a minimum amount of $5,000,000, of its rights and obligations under this Agreement and the Notes pursuant to a Transfer Supplement, executed by such Purchasing Lender, such transferor Lender, the Agent and the Borrower. Upon (i) such execution of such Transfer Supplement, and (ii) delivery of a fully executed copy thereof to the Borrower, such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto with a Percentage as set forth in such Transfer Supplement, and no further consent or action by the Borrower, the Lenders or the Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. Upon the consummation of any transfer to a Purchasing Lender pursuant to this paragraph (b), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes to the Purchasing Lender in the amount equal to their respective Commitments and outstanding Loans, as appropriately adjusted pursuant to such Transfer Supplement.

                  (c) The Agent shall maintain at its address referred to herein a copy of each Transfer Supplement delivered to it and the Register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a Transfer Supplement executed by a transferor Lender, the Agent and a Purchasing Lender together with payment by such Purchasing Lender to the Agent, for the account of the Agent and not for the account of the Lenders, of a registration and processing fee of $3,500, and the Notes subject to such Transfer Supplement, the Agent shall (i) accept such Transfer Supplement, (ii) record the information therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

                  (e) If, pursuant to this SECTION 9.11, any interest in this Agreement or any Note is transferred to any Participant or Purchasing Lender which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Participant or Purchasing Lender, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Participant or Purchasing Lender in respect of the Loans, Commitments or Letters of Credit, (ii) to furnish to the transferor Lender, the Agent and the Borrower two properly executed original Internal Revenue Service Forms 4224 or 1001 (or any successor forms) and properly executed Internal Revenue Service Forms W-8 and W-9, as the case may be (wherein such Participant or Purchasing Lender claims entitlement to complete exemption from the United States federal withholding tax on all interest payments hereunder and all fees payable under SECTION 2.3) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower new Internal Revenue Service Forms 4224 or 1001 upon the expiration or obsolescence of any previously delivered form or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Transferor Lender, the Agent and the Borrower, and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Purchasing Lender, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

                  (f) Notwithstanding anything to the contrary set forth in this
SECTION 9.11, (i) any Lender may sell to any of its Affiliates all or any part of its rights and obligations under this Agreement and the Notes, (ii) any Lender may create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it) in favor of the Federal Reserve Bank in accordance with Regulation A of the F.R.S. Board, and (iii) upon the occurrence and during the continuance of an Event of Default, any Lender may sell to any Purchasing Lender all or any part of its rights and obligations under this Agreement and the Notes, in the case of clause (i) or (iii) above, notwithstanding that the Borrower does not consent to such sale, provided such Lender has obtained the consent of the Agent (which consent shall not be unreasonably withheld or delayed) and otherwise meets the requirements of this SECTION 9.11.

         SECTION 9.12 OTHER TRANSACTIONS. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 9.13 CONFIDENTIALITY.

                  (a) The Lenders and the Agent shall treat any information concerning the Borrower or any Subsidiary or relating to any Acquisition (including a proposed Acquisition) (whether prepared by the Borrower, its advisors or otherwise) which has been or will be furnished by or on behalf of the Borrower or any Subsidiary thereof (herein collectively referred to as the "CONFIDENTIAL INFORMATION") in accordance with the customary procedures for handling confidential information of this nature and will not willfully disclose any Confidential Information to any other party, except as otherwise provided herein. The Confidential Information will be used solely in connection with the transactions contemplated by the Loan Documents or as otherwise authorized by the Borrower. The term "Confidential Information" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Agent, the Lenders or their respective affiliates, directors, officers or employees, or (ii) becomes available on a nonconfidential basis from a source other than the Borrower, any of its Subsidiaries, or their advisors, provided that such source is not known by the Agent or the Lenders to be bound by a confidentiality agreement with or other obligation of secrecy to the Borrower or any of its Subsidiaries.

                  (b) Notwithstanding the foregoing, (i) Confidential Information may be disclosed to the Agent's and Lenders' affiliates, directors, partners, officers, employees and advisors who are in a confidential relationship with such Person or who are informed of the confidential nature of such information, (ii) Confidential Information may be disclosed as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or of any Loan Document or related document, PROVIDED that any such proposed syndicate member or proposed transferee or participant shall have agreed in writing for the Borrower's benefit to be bound by the terms of this SECTION 9.13, and shall agree to return any Confidential Information, and will not retain any copies, extracts or other reproductions in whole or in part of such Confidential Information, if it does not become a syndicate member, transferee or participant, (iii) Confidential Information may be disclosed to the extent requested or required by bank regulators or auditors or any administrative body or commission to whose jurisdiction the Agent or a Lender may be subject, (iv) Confidential Information may be disclosed to the extent required by law, regulation, subpoena, judicial order or legal process, provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited, (v) Confidential Information may be disclosed to the extent required by the rules of any securities exchange on which securities of the Agent or any Lender are listed and traded, (vi) Confidential Information may be disclosed in connection with the enforcement by the Agent or any Lender of its rights under the Loan Documents or in connection with any litigation between any Loan Party and the Agent or any Lender with respect to the Loan or any Loan Document, and (vii) Confidential Information may be disclosed to the extent the Borrower consents to such disclosure.

         SECTION 9.14        CHANGE IN ACCOUNTING PRINCIPLES.  If

                  (a) any changes in accounting principles from those used in the preparation of the financial statements referred to in clause (a)(i) of
SECTION 5.4 hereafter occur as a result of the promulgation of rules, regulations, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement; or

                  (b) there is any change in the Borrower's Fiscal Year with the Required Lenders' prior written consent pursuant to SECTION 6.2.16 hereof;

the parties hereto agree to enter into negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes with the desired result that the evaluations of the Borrower's financial condition shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that, until the parties hereto have reached a definitive agreement on such amendments the Borrower shall not change its Fiscal Year and the Borrower's financial condition and operations shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in clause (a)(i) of SECTION 5.4.

         SECTION 9.15 WAIVER OF JURY TRIAL, ETC. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, SUCH LENDERS, OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND SUCH LENDERS ENTERING INTO THIS AGREEMENT.

         SECTION 9.16 LIMITATION OF LIABILITY. Neither the Agent, the Lenders nor any Affiliate thereof shall have any liability with respect to, and THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREIN, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

         SECTION 9.17 USURY SAVINGS CLAUSE. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if at any time any rate of interest accruing on any Obligation, when aggregated with all amounts payable by the Borrower or any other Loan Party under any of the Loan Documents that are deemed or construed to be interest accrued or accruing on such Obligation under applicable law, exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable to such Lender with respect to such Obligation (each a "MAXIMUM LAWFUL RATE"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, such rate of interest shall be reduced to the Maximum Lawful Rate; PROVIDED that if at any time thereafter such rate of interest accruing on Obligations held by such Lender is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest to such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender in respect of the Obligations held by it is equal to the total interest which such Lender would have received had interest on all Obligations held by such Lender (but for the operation of this SECTION 9.17) accrued at the rate otherwise applicable under this Agreement and the other Loan Documents. Thereafter, interest payable to such Lender in respect of the Obligations held by it shall accrue at the applicable rate set forth in this Agreement or other Loan Documents unless and until such rate again exceeds the Maximum Lawful Rate, in which event this SECTION 9.17 shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had interest been calculated for the full term of this Agreement at the Maximum Lawful Rate. In the event that the Maximum Lawful Rate is calculated pursuant to this SECTION 9.17, (a) if required by applicable law, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made, and (b) if permitted by applicable law, the Borrower and such Lender shall (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Loans so that interest for the entire term of the Loans shall not exceed the Maximum Lawful Rate. In the event that a court of competent jurisdiction, notwithstanding the provisions of this SECTION 9.17, shall make a final determination that any Lender has received interest in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess, FIRST to any interest due and outstanding under this Agreement and the other Loan Documents, SECOND to any principal due and payable under this Agreement and the Notes, THIRD to the remaining principal amount of the Notes and FOURTH to other unpaid Obligations held by such Lender, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

         SECTION 9.18 CONFLICT IN LOAN DOCUMENTS. To the extent there is any actual irreconcilable conflict between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall prevail.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       PHONETEL TECHNOLOGIES, INC.

                                       By: /s/ Peter G. Graf
                                          ------------------------------------
                                           Peter G. Graf
                                           Chairman of the Board and
                                           Chief Executive Officer

                                       Attest: /s/ Tammy L. Martin
                                              --------------------------------
                                               Tammy L. Martin
                                               Executive Vice President, Chief
                                               Administrative Officer, General
                                               Counsel and Secretary

                                                 [CORPORATE SEAL]

PERCENTAGE

33.33% Percentage                ING (U.S.) CAPITAL CORPORATION,
                                 AS AGENT AND AS LENDER

                                 By: /s/ Steven G. Fleenor
                                    -----------------------------
                                         Steven G. Fleenor
                                         Vice President

40% Percentage                      TRANSAMERICA BUSINESS CREDIT
                                    CORPORATION

                                    By: /s/ Terrell W. Harris
                                       ---------------------------------
                                            Name:    Terrell W. Harris
                                            Title:   Vice President

Address for Notices:

Transamerica Business Credit Corporation
Two Ravinia Drive
Suite 700
Atlanta, Georgia 30346
Attention: Terrell W.  Harris
Telecopier No.: (770) 390-7017

26.67% Percentage                    FINOVA CAPITAL CORPORATION
                                     By: /s/ Marilyn Milam
                                        ----------------------------
                                             Name:   Marilyn Milam
                                             Title:  Vice President

Address for Notices:


FINOVA Capital Corporation
355 South Grand Avenue
Suite 2400
Los Angeles, California 90071
Attention: Marilyn Milam
Telecopier No.: (213) 625-2486

                                   SCHEDULE 1
                                   ----------

                               DISCLOSURE SCHEDULE
                               -------------------

ITEM 1 .................(Sources and Uses)
ITEM 2 .................(Litigation)
ITEM 3 .................(Governmental Licenses)
ITEM 4..................(Exceptions to GAAP)
ITEM 5 .................(Benefit Plans)
ITEM 6..................(Labor Controversies)
ITEM 7..................(Intellectual Property)
ITEM 8..................(Existing Liens)
ITEM 9..................(Insurance)
ITEM 10.................(Existing Indebtedness)
ITEM 11 ................(Environmental Matters)
ITEM 12 ................(Consents)
ITEM 13 ................(Contracts)
ITEM 14 ................(Employment Contracts)
ITEM 15.................(Subsidiaries)
ITEM 16.................(Termination of Material Contracts)
ITEM 17.................(Existing Leases)
ITEM 18.................(Existing Investments)
ITEM 19.................(Take or Pay Contracts)
ITEM 20.................(Transactions with Affiliates)

                                   SCHEDULE 2

                          TELEPHONE PLACEMENT AGREEMENT

                                   EXHIBIT A-1
                                   -----------

                                     FORM OF
                                 EXPANSION NOTE
                                 --------------

$__________________                                       __________ _____,____



         FOR VALUE RECEIVED, the undersigned, PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "BORROWER"), promises to pay to the order of __________________________, a _________________ (the "LENDER"), at the times provided in the Credit Agreement referenced hereinafter, the principal sum of _______________________ DOLLARS ($__________) or, if less, the outstanding principal amount of all Expansion Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of May 30, 1997 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "CREDIT AGREEMENT"; capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Credit Agreement), among the Borrower, ING (U.S.) Capital Corporation, as Agent, and the various lenders (including the Lender) as are, or may from time to time become, parties thereto. Notations indicating Expansion Loans made by the Lender pursuant to the Credit Agreement and all payments on account of the principal thereof may be endorsed by the holder hereof on the grid schedule attached to this Note, as provided in the Credit Agreement.

         The unpaid principal amount of this Note from time to time shall bear interest as provided in Section 3.4 of the Credit Agreement. All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America to the account designated by the Agent (and as to which the Agent has notified the Borrower) in immediately available funds.

         This Note is an Expansion Note referenced in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be or may automatically become immediately due and payable.

         THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                              Exhibit A-1 -- Page 1

         The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and notice of any kind with respect to this Note. All amounts owing hereunder are payable by the Borrower without relief from any valuation or appraisal laws.

                                   PHONETEL TECHNOLOGIES, INC.

                                   By:______________________________
                                      Name:
                                     Title:



                              Exhibit A-1 -- Page 2

                                                      Schedule to Expansion Note
                                                      --------------------------

                   Schedule of Expansion Loans and Repayments

                                                                                                                Person
                               Amount of                      Amount of                   Outstanding           Making
     Date                    Expansion Loan                   Repayment                     Balance             Notation
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------


                              Exhibit A-1 -- Page 3

                                   EXHIBIT A-2
                                   -----------

                                     FORM OF
                              REVOLVING CREDIT NOTE
                              ---------------------

$__________________                                       __________ _____,____


         FOR VALUE RECEIVED, the undersigned, PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "BORROWER"), promises to pay to the order of __________________________, a _________________ (the "LENDER"), at the times provided in the Credit Agreement referenced hereinafter, the principal sum of _______________________ DOLLARS ($__________) or, if less, the outstanding principal amount of all Revolving Credit Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of May 30, 1997 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "CREDIT AGREEMENT"; capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Credit Agreement), among the Borrower, ING (U.S.) Capital Corporation, as Agent, and the various lenders (including the Lender) as are, or may from time to time become, parties thereto. Notations indicating Revolving Credit Loans made by the Lender pursuant to the Credit Agreement and all payments on account of the principal thereof may be endorsed by the holder hereof on the grid schedule attached to this Note, as provided in the Credit Agreement.

         The unpaid principal amount of this Note from time to time shall bear interest as provided in Section 3.4 of the Credit Agreement. All payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America to the account designated by the Agent (and as to which the Agent has notified the Borrower) in immediately available funds.

         This Note is a Revolving Credit Note referenced in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be or may automatically become immediately due and payable.

         THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                              Exhibit A-2 -- Page 1

         The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and notice of any kind with respect to this Note. All amounts owing hereunder are payable by the Borrower without relief from any valuation or appraisal laws.

                               PHONETEL TECHNOLOGIES, INC.

                               By:______________________________

                                  Name:
                                  Title:

                              Exhibit A-2 -- Page 2

                                               Schedule to Revolving Credit Note

                Schedule of Revolving Credit Loans and Repayments

                                                                                                                  Person
                              Amount of                       Amount of                 Outstanding               Making
     Date                Revolving Credit Loan                Repayment                     Balance               Notation
     ----                ---------------------                ---------                     -------               --------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------
                    |                                 |                          |                           |
---------------------------------------------------------------------------------------------------------------------------



                              Exhibit A-2 -- Page 3

                                    EXHIBIT B
                                    ---------

                                     FORM OF
                           BORROWING BASE CERTIFICATE
                           --------------------------

                  In accordance with that certain Credit Agreement dated as of May 30, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among PHONETEL TECHNOLOGIES, INC. (the "BORROWER"), the lenders (the "LENDERS") which are, or may from time to time become, party thereto, and ING (U.S.) CAPITAL CORPORATION, as Agent for the Lenders (in such capacity, the "AGENT"), the undersigned hereby certifies that as of the date indicated below (the "BORROWING BASE CALCULATION DATE") the amounts and representations set forth below are true and correct. Unless otherwise indicated, capitalized terms used herein have the meanings ascribed to them in the Credit Agreement.

                  Borrowing Base Calculation Date: ______________________

                  The calculations contained herein are based upon the number of Eligible Pay Telephones which meet the criteria set forth in the Credit Agreement for Eligible Pay Telephones:

         1.     Number of Eligible Pay Telephones:                                                  _______________

         2.     Item 1 MULTIPLIED BY $1,500:                                                        $______________

         3.     Net amount of accounts receivable                                                   $______________
                (as determined under GAAP)

         4.     80% of Item 3:                                                                      $______________

         5.     Item 1 MULTIPLIED BY $1,300:                                                        $______________

         6.     Item 4 PLUS Item 5:                                                                 $______________

         7.     The lesser of Item 2 and Item 6                                                     $______________

         8.     Deductions for Reserves as set forth                                                $______________
                on Schedule I hereto

         9.     Borrowing Base: [Item 7 MINUS Item 8]                                               $______________

                The information contained in this Borrowing Base Certificate is true and complete in all material respects as of the Borrowing Base Calculation Date.

                              Exhibit B-2 -- Page 1

                IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered and the certification and warranties contained herein to be made by an Authorized Officer of Borrower authorized to execute and deliver this Certificate.

                Dated this _____ day of ________________, ____.

                                 PHONETEL TECHNOLOGIES, INC.

                                 By:________________________________
                                    Name:
                                    Title:


                              Exhibit B-2 -- Page 2

                                   SCHEDULE I
                                   ----------

                                    RESERVES
                                    --------

                                                                       Period Ending ___________

1.       Charges and Liens                                                         $____________

2.       Environmental Liabilities and Costs                                       $____________

3.       Revolving Credit Loans which Agent and the Lenders                        $____________
         are permitted to make on Borrower's behalf

4.       Other                                                                     $____________

Total Reserves                                                                     $____________



                                   Schedule I

                                    EXHIBIT C
                                    ---------

                                     FORM OF
                                BORROWING REQUEST
                                -----------------

                                                       _________________, _____


ING (U.S.) Capital Corporation,
    as Agent
200 Galleria Parkway, N.W.
Suite 950
Atlanta, Georgia  30339

Attention:  Mr. Steve Fleenor

Ladies and Gentlemen:

                  This Borrowing Request is delivered to you, in your capacity as Agent, under Section 3.1 of the Credit Agreement, dated as of May 30, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among PHONETEL TECHNOLOGIES, INC. (the "BORROWER"), the various lenders (the "LENDERS") as are, or may from time to time become, parties thereto, and ING (U.S.) CAPITAL CORPORATION, as Agent for the Lenders (the "AGENT"). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

                  The Borrower hereby requests that [EXPANSION LOANS BE MADE IN THE AGGREGATE PRINCIPAL AMOUNT OF $___________ ON ___________, ____] [REVOLVING CREDIT LOANS BE MADE IN THE AGGREGATE PRINCIPAL AMOUNT OF $____________ ON ___________, ___].

                  The Borrower hereby acknowledges that, pursuant to Section
4.3.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby, constitutes a representation and warranty that, on the date of the making of such Loans, and before and after giving effect thereto, all statements set forth in Section 4.3.1 of the Credit Agreement are true and correct.

                  The Borrower agrees that if, prior to the time of the making of the Loans requested hereby, any matter certified to herein or in connection herewith by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the making of the Loans requested hereby the Agent shall receive written notice to the

                               Exhibit C -- Page 1
contrary from the Borrower, each matter certified to herein or in connection herewith shall be deemed once again to be certified as true and correct at the date of the making of such Loans as if then made.

                  IN WITNESS WHEREOF, the Borrower has authorized this request to be executed and delivered, and the certifications, representations and warranties contained herein to be made, by its duly Authorized Officer as of the day and year first above written.

                                   PHONETEL TECHNOLOGIES, INC.

                                   By:___________________________________
                                      Name:
                                      Title:



                               Exhibit C -- Page 2

                                    EXHIBIT D
                                    ---------

                                     FORM OF
                             COMPLIANCE CERTIFICATE
                             ----------------------

                  This Compliance Certificate is delivered pursuant to [clause a(iii)] [clause (c)] of Section 6.1.1 of the Credit Agreement, dated as of May 30, 1997 (together with all amendments and modifications, if any, from time to time made thereto, the "CREDIT AGREEMENT"), among PHONETEL TECHNOLOGIES, INC., an Ohio corporation, (the "BORROWER"), the various lenders (the "LENDERS"), as are, or may from time to time become, parties thereto and ING (U.S.) CAPITAL CORPORATION, as Agent for the Lenders. Unless otherwise defined, terms used herein (including the attachments hereto) have the meanings provided in the Credit Agreement.

                  The undersigned, being the duly elected, qualified and acting chief [executive/ accounting/financial] Authorized Officer of the Borrower, on behalf of the Borrower and solely in his/her capacity as an officer of the Borrower, hereby certifies and warrants that:

                1. [He/she] is the chief [executive/accounting/financial] Authorized Officer of the Borrower and that, as such, [he/she] is authorized to execute this Certificate on behalf of the Borrower.

                  2.      As of ________ __, ____ (the "COMPUTATION DATE"):

                (a) except as previously disclosed to the Agent and the Banks in writing pursuant to Section 6.1.6 of the Credit Agreement,

                        (i)     no Default or Event of Default, and

                        (ii)    no event of any type described in such Section
                                6.1.6 of the Credit Agreement occurred during the period as to which this Compliance Certificate relates;

                (b) the Fixed Charge Coverage Ratio (as calculated pursuant to subsection (a) of Section 6.2.4 of the Credit Agreement) was _______, as computed on ATTACHMENT 1 hereto;

                (c) the Debt to EBITDA Ratio (as calculated pursuant to subsection (b) of Section 6.2.4 of the Credit Agreement) was ___________, as computed on ATTACHMENT 2 hereto;

                (d) the Current Ratio (as calculated pursuant to subsection (c) of Section 6.2.4 of

                               Exhibit D -- Page 1
        the Credit Agreement) was _________, as computed on ATTACHMENT 3 hereto;

                (e) the Interest Coverage Ratio (as calculated pursuant to subsection (d) of Section 6.2.4 of the Credit Agreement) was _________, as computed on ATTACHMENT 4 hereto;

                [(f) the Consolidated Capital Expenditures (excluding expenditures from insurance proceeds, if any, described in the proviso to Section 6.2.5 of the Credit Agreement) for the 199___ Fiscal Year is $______________, as detailed on ATTACHMENT 5 hereto;]*

                [(g) the aggregate amount of payments due from the Borrower and its Subsidiaries during the 199__ Fiscal Year (as calculated pursuant to Section 6.2.6 of the Credit Agreement), in respect of operating leases and agreements to lease having a term of one year or more, is $________, as detailed on ATTACHMENT 6 hereto.]*

                IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate, this _____ day of __________, ____.

                                   PHONETEL TECHNOLOGIES, INC.

                                   By:____________________________
                                      Name:
                                      Title:

--------

* To be included in each Compliance Certificates delivered pursuant to clause (a)(iii) of Section 6.1.1 of the Credit Agreement.

                               Exhibit D -- Page 2

                                  Attachment 1

                                                                                    Period Ending ____________

(All figures consolidated)
Fixed Charge Coverage Ratio
1.     EBITDA of the Borrower and its Subsidiaries
         (as calculated on Attachment 2)                                                      $_______________

2.     Borrower's Fixed Charges

           (a)    Interest Expense                                                            $_______________
           (b)    Scheduled principal repayments of Indebtedness                              $_______________
           (c)    Consolidated Capital Expenditures
                    (as calculated on Attachment 5)                                           $_______________
           (d)    Provisions for income taxes                                                 $_______________
           (e)    TOTAL (sum of (a) through (d))                                              $
                                                                                               ===============

Ratio:  EBITDA (Item 1) to Fixed Charges (Item 2(e)) is ________________.


                               Exhibit D -- Page 3

                                  Attachment 2

                                                                                Period Ending ____________
(All figures consolidated)

DEBT TO EBITDA RATIO

1.     Net Income                                                                             $___________

2.     Interest Expense                                                                       $___________

3.     Provisions for Income Taxes

4.     Depreciation, amortization of intangible                                               $___________
         assets, and other non-cash charges

5.     SUBTOTAL (Sum of Items 1-4)                                                            $___________

6.     Non-cash credits and revenues                                                          $___________

7.     EBITDA (Item 5 less Item 6)                                                            $___________

8.     Indebtedness                                                                           $___________

9.     Debt to EBITDA Ratio (Item 8                                                           _______ to 1
         divided by Item 7)


                               Exhibit D -- Page 4

                                  Attachment 3

                                                                                         Period Ending ____________

(All figures consolidated)
Current Ratio
-------------
1.     Current assets (excluding cash and Cash Equivalent Investments)                                 $___________

2.     Current liabilities (excluding the current portion of Indebtedness under
       the Credit Agreement)                                                                           $____________

3.     Current Ratio: Item 1 to Item 2 is                                                               ____________





                               Exhibit D -- Page 5

                                  Attachment 4
                                  ------------

                                                                                         Period Ending ____________
(All figures consolidated)
Interest Coverage Ratio
-----------------------
1.     EBITDA of the Borrower and its Subsidiaries
       (as calculated on Attachment 2)                                                                 $___________

2.     Interest Expense                                                                                $___________

Ratio:   Interest Coverage Ratio (Item 1 divided by Item 2)                                                ___ to 1



                               Exhibit D -- Page 6

                                  Attachment 5
                                  ------------

                                                                                    Fiscal Year Ending ____________


(All figures consolidated)
Consolidated Capital Expenditures
---------------------------------
1.       Gross dollar amount of additions and capital                                                  $___________
         repairs to property, plant, equipment and

         other fixed assets of the Borrower and its Subsidiaries, including those additions and capital repairs made in the ordinary course of business (excluding expenditures consisting of Acquisitions and expenditures paid with insurance proceeds received upon the occurrence occurrence of a Loss and made to replace or repair damaged or destroyed assets)

2.       Capitalized Lease Liabilities incurred                                                        $___________
         by the Borrower and its Subsidiaries
         (to the extent not included in Item 1)



Borrower's Consolidated                 Sum of Item 1 and Item 2.                                      $
Capital Expenditures:                                                                                   ===========


                               Exhibit D -- Page 7

                                  Attachment 6
                                  ------------

                                                                                         Period Ending _________

(All figures consolidated)
Borrower's and Subsidiaries' "Lease Obligations"
under Section 6.2.6 of the Credit Agreement
-------------------------------------------
1.     Aggregate amount of payments due from the Borrower and its Subsidiaries during the ______ Fiscal Year in respect of operating leases and agreements to lease having a term of one year or more (other than any
       such described in clause (c) of Section 6.2.6 of the Credit Agreement)                    $
                                                                                                 ===============



                               Exhibit D -- Page 8

                                    EXHIBIT E
                                    ---------

                                     FORM OF
                               TRANSFER SUPPLEMENT
                               -------------------

                  THIS COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of SCHEDULE I hereto, among the Transferor Lender set forth in
Item 2 of SCHEDULE I hereto (the "TRANSFEROR LENDER"), each Purchasing Lender set forth in Item 3 of SCHEDULE I hereto (each, a "PURCHASING LENDER"), and ING (U.S.) Capital Corporation, as Agent for the Lenders under the Credit Agreement described below (in such capacity, the "AGENT").

                               W I T N E S S E T H:
                               --------------------

RECITALS.
---------

                  A. This Transfer Supplement is being executed and delivered in accordance with clause (b) of SECTION 9.11 of the Credit Agreement dated as of May 30, 1997 among PhoneTel Technologies, Inc., an Ohio corporation (the "BORROWER"), the Transferor Lender and the other Lenders party thereto, and the Agent (as from time to time amended, supplemented or modified, the "CREDIT AGREEMENT"; unless otherwise defined herein, terms defined in the Credit Agreement being used herein as therein defined);

                  B. Each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) wishes to become a Lender party to the Credit Agreement; and

                  C. The Transferor Lender is selling and assigning to each Purchasing Lender, rights, obligations, a portion of the Commitment under the Credit Agreement;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  SECTION 1. From and after the Transfer Effective Date set forth in Item 4 of SCHEDULE I hereto (the "TRANSFER EFFECTIVE DATE"), each Purchasing Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

                  SECTION 2. (a) On the Transfer Effective Date, each Purchasing Lender shall pay to the Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Lender and such Purchasing Lender (the "PURCHASE PRICE"), for the percentage set forth in
Item 5 of SCHEDULE I hereto (such Purchasing Lender's "PURCHASED PERCENTAGE") being purchased by such Purchasing Lender of the Transferor Lender's portion of the Commitment, the outstanding principal amount of the Loans and other amounts owing to the Transferor Lender under the Credit Agreement and Notes and of the Transferor Lender's

                               Exhibit E -- Page 1
participations in Letters of Credit.

                  (b) As of the Transfer Effective Date, the Transferor Lender hereby irrevocably sells, assigns and transfers to each Purchasing Lender, without recourse, representation or warranty, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from the Transferor Lender, such Purchasing Lender's Purchased Percentage of the Commitment and the Loans outstanding as of the Transfer Effective Date held by the Transferor Lender and other amounts owing as of the Transfer Effective Date to the Transferor Lender under the Credit Agreement and the Notes and of the Transferor Lender's participations in Letters of Credit, together with all instruments, documents and collateral security pertaining thereto.

                  SECTION 3. From and after the Transfer Effective Date, principal, interest, fees pursuant to SECTION 2.3 of the Credit Agreement, and other amounts that would otherwise be payable to or for the account of the Transferor Lender pursuant to the Credit Agreement and the Notes shall, instead, be payable to or for the account of the Transferor Lender and the Purchasing Lenders, as the case may be, in accordance with their respective percentages as set forth on SCHEDULE II of this Transfer Supplement, whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date.

                  SECTION 4. The Notes of the Transferor Lender (the "EXCHANGED NOTES") are being delivered to the Agent concurrently with this Transfer Supplement. On or prior to the Transfer Effective Date, the Borrower, at the Borrower's expense, shall execute and deliver to the Agent, in exchange for (but not in payment of) the Exchanged Notes, (a) a new Expansion Note and a new Revolving Credit Note, in each case, to the order of each Purchasing Lender in an amount equal to its Percentage, as set forth on SCHEDULE II hereto, of the aggregate Expansion Loan Commitment Amount and Revolving Credit Commitment Amount, respectively, and (b) if the Transferor Lender has retained a portion of the Expansion Loan Commitment and Revolving Credit Commitment, a new Expansion Note and Revolving Credit Note to the order of the Transferor Lender in an amount equal to its retained Percentage, as set forth on SCHEDULE II hereto, of the aggregate Expansion Loan Commitment Amount and Revolving Credit Commitment Amount. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the respective Notes replaced thereby. The Exchanged Notes shall be returned by the Agent to the Borrower marked "exchanged".

                  SECTION 5. Concurrently with the execution and delivery hereof, the Agent will, at the request of any Purchasing Lender but at the expense of the Transferor Lender, provide to such Purchasing Lender (if it is not already a Lender party to the Credit Agreement) photocopies or conformed copies of all documents delivered to the Agent on the date of the initial Loans under the Credit Agreement in satisfaction of the conditions precedent set forth in the Credit Agreement.

                  SECTION 6. Each of the parties to this Transfer Supplement agrees that at any time and from time to time upon written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Transfer Supplement.

                               Exhibit E -- Page 2

                  SECTION 7. By executing and delivering this Transfer Supplement, the Transferor Lender and each Purchasing Lender confirm to and agree with each other and the Agent and the Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes or any other Loan Document or any other instrument or document furnished pursuant thereto; (ii) the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary, the value or perfection of any collateral securing the Obligations or the obligations of any Subsidiary under the Subsidiary Guaranty, the performance or observance by the Borrower of any of its obligations under the Credit Agreement, the Notes or any other Loan Document or any other instrument or document furnished pursuant thereto, or the performance or observance by any Subsidiary of its obligations under the Subsidiary Guaranty or the Subsidiary Pledge Agreement; (iii) each Purchasing Lender confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in SECTION 5.4 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Lender will, independently and without reliance upon the Agent, the Transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with ARTICLE 8 of the Credit Agreement; and (vi) each Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

                  SECTION 8. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of subsection (e) of SECTION 9.11 of the Credit Agreement (if applicable).

                  SECTION 9. SCHEDULE II hereto sets forth the revised Percentages (as defined in the Credit Agreement) of the Transferor Lender and each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

                  SECTION 10. The Purchasing Lender agrees to pay the Agent a registration and processing fee of $3,500 in connection with this Transfer Supplement. Further, the Purchasing Lender acknowledges that this Commitment Transfer Supplement will not be recorded by the Agent until such fee is paid.

                               Exhibit E -- Page 3

                  SECTION 11. THIS TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF
NEW YORK.

                  SECTION 12. Without limitation of anything else contained in this Transfer Supplement, the Purchasing Lender acknowledges and agrees to be bound by the terms and conditions of SECTION 9.11 of the Credit Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers on SCHEDULE I hereto as of the date set forth in Item 1 of SCHEDULE I hereto.

CONSENTED TO:

ING (U.S.) CAPITAL CORPORATION,
   as Agent

By:____________________________
     Name:
     Title:

LENDERS:

     [List]

                               Exhibit E -- Page 4

[CONSENTED TO:

PHONETEL TECHNOLOGIES, INC.

By:____________________________
     Name:
     Title:                 ]**

ACCEPTED FOR RECORDATION
  IN REGISTER UPON PAYMENT
  OF THE RECORDATION FEE
  DESCRIBED IN SECTION 10 HEREOF:

ING (U.S.) CAPITAL CORPORATION,
  as Agent

By:____________________________
     Name:
     Title:




----------------------
**     Not required under circumstances described in SECTION 9.11(f).

                               Exhibit E -- Page 5

                                                                      SCHEDULE I
                                                                         TO
                                                                      COMMITMENT
                                                                       TRANSFER
                                                                      SUPPLEMENT
                                                                      ----------

                          COMPLETION OF INFORMATION AND
                            SIGNATURES FOR COMMITMENT
                               TRANSFER SUPPLEMENT
                             -------------------------

Item 1            Date of Commitment                        [Insert date of
                  Transfer Supplement:                      Commitment Transfer
                                                            Supplement]

Item 2            Transferor Lender:                        [Insert name of
                                                            Transferor Lender]

Item 3            Purchasing Lender[s]:                     [Insert name[s] of
                                                            Purchasing Lender[s]]

Item 4            Transfer Effective                        [Insert Transfer Effective
                  Date:                                     Date] [To be a date not less than five business
                                                            days after date of Commitment Transfer
                                                            Supplement]

Item 5            Purchased                                 [Insert percentage of
                  Percentage:                               Transferor Lender's
                                                            Expansion Loan Commitment Amount and
                                                            Revolving Credit Commitment Amount to be
                                                            sold]

Item 6            Signature of Parties                      ________________, as
                  to Commitment Transfer                    Transferor Lender
                  Supplement:

                                                            By:_____________________
                                                                Title:

                                                            _____________, as a Purchasing Lender

                                                            By:_____________________
                                                                Title:

                               Exhibit E -- Page 6

                                                                     SCHEDULE II
                                                                          TO
                                                                      COMMITMENT
                                                                       TRANSFER
                                                                      SUPPLEMENT
                                                                      ----------

                                                 LIST OF ADDRESSES
                                            FOR NOTICES AND PERCENTAGES
                                            ---------------------------
[Name of Transferor Lender]                                                     _____%
  Revised Percentage:
  ------------------
[Name of Purchasing Lender]                                                     _____%
  New Percentage:
  --------------
ADDRESS FOR NOTICES:
--------------------

---------------------------------
---------------------------------
---------------------------------
Attn:
     ----------------------------
Telecopy No.:
             --------------------

                               Exhibit E -- Page 7

                                    EXHIBIT F

                 JOINDER FOR INTEREST RATE CONTRACT COUNTERPARTY

                  THIS JOINDER FOR INTEREST RATE CONTRACT COUNTERPARTY ("JOINDER"), dated as of ____________, ______ , between the ___________________
(the "INTEREST RATE CONTRACT COUNTERPARTY") and ING (U.S.) Capital Corporation, as Agent for the Lenders under the Credit Agreement described below (in such capacity, the "AGENT").

                             W I T N E S S E T H:
                             --------------------

RECITALS.
---------

                  A. This Joinder is being executed and delivered in accordance with the Credit Agreement dated as of May 30, 1997 among PhoneTel Technologies, Inc., an Ohio corporation (the "BORROWER"), the Lenders party thereto, and the Agent (as from time to time amended, supplemented or modified, the "CREDIT AGREEMENT"; unless otherwise defined herein, terms defined in the Credit Agreement being used herein as therein defined);

                  B. The Interest Rate Contract Counterparty has entered into an [Describe the Interest Rate Contract] (the "INTEREST RATE CONTRACT") with the Borrower pursuant to the terms and conditions of Section 6.1.12 of the Credit Agreement, and the Interest Rate Contract Counterparty desires to execute this Joinder in order to enjoy the benefits, subject itself to certain of the obligations, and otherwise evidence its status, as a Lender.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  SECTION 1. From and after _______________ (the "EFFECTIVE DATE"), the Interest Rate Contract Counterparty (a) shall be a Lender party to the Credit Agreement, (b) shall assume all obligations of a Lender, except the obligation to make Loans, (c) shall be subject to all terms in the Credit Agreement and the other Loan Documents applicable to a "Lender" or the "Lenders", and (d) agrees that the obligations of the Borrower under the Interest Rate Contract are "Obligations" under the Credit Agreement.

                  SECTION 2. Each of the parties to this Joinder agrees that at any time and from time to time upon written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder.

                               Exhibit F -- Page 1

                  SECTION 3. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective duly authorized officers as of the date first above written.

                                      -----------------------------------


                                     By:
                                         --------------------------------
                                         Name:
                                         Title:

Address for Notices:

------------------------
------------------------
------------------------
------------------------


                                         ING (U.S.) CAPITAL CORPORATION,
                                          as Agent

                                         By:
                                            --------------------------------
                                            Name:
                                            Title:

ACKNOWLEDGED AND AGREED TO:

PHONETEL TECHNOLOGIES, INC.

By:
   --------------------------------
     Name:
     Title:

                               Exhibit F -- Page 2

                                   EXHIBIT G
                                   ---------

                            LETTER OF CREDIT REQUEST
                            ------------------------

                                                           _______________, 199_

ING (U.S.) Capital Corporation, as Agent
200 Galleria Parkway, N.W., Suite 950
Atlanta, Georgia  30339

Attention:     Mr. Steven G. Fleenor

                           PHONETEL TECHNOLOGIES, INC.
                           ---------------------------

Gentlemen and Ladies:

         This Letter of Credit Request is delivered to you, in your capacity as Agent, under SECTION 3.5.1 of the Credit Agreement, dated as of May 30, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among PhoneTel Technologies, Inc., an Ohio corporation (the "BORROWER"), the various lenders as are, or may from time to time become, parties thereto (the "LENDERS"), and ING (U.S.) Capital Corporation, as Agent for the Lenders. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that a Letter of Credit be issued in the principal face amount of $______________ on ____________, 19__. The Beneficiary of the Letter of Credit requested hereby shall be ____________________________________________________; the expiration date of such Letter of Credit shall be ____________________, 19__; and the purpose for such Letter of Credit is
________________________________________________________.

         Accompanying this Letter of Credit Request is (a) your standard form standby letter of credit application duly complected and executed by the Borrower, which application is hereby incorporated into this Letter of Credit Request, and (b) the other documents, materials and evidences you have required in connection with the issuance of the Letter of Credit requested hereby.

         The Borrower hereby acknowledges that, pursuant to SECTION 4.3.2 of the Credit Agreement, each of the delivery of this Letter of Credit Request and the issuance of the Letter of Credit requested hereby, constitutes a representation and warranty that, on the date of the issuance of such Letter of Credit, and before and after giving effect thereto, all statements set forth in SECTION
4.3.1 of the Credit Agreement are true and correct.

                               Exhibit G -- Page 1

         The Borrower agrees that if, prior to the time of the issuance of the Letter of Credit requested hereby, any matter certified to herein or in connection herewith by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the issuance of the Letter of Credit requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein or in connection herewith shall be deemed once again to be certified as true and correct at the date of the issuance of such Letter of Credit as if then made.

         IN WITNESS WHEREOF, the Borrower has authorized this request to be executed and delivered, and the certifications, representations and warranties contained herein to be made, by its duly Authorized Officer this _____ day of _______________, 199_.

                                            PHONETEL TECHNOLOGIES, INC.

                                    By:_______________________________________
                                       Name:
                                       Title:

                               Exhibit G -- Page 2

                                    EXHIBIT H
                                    ---------

                ASSIGNMENT OF RIGHTS UNDER ACQUISITION AGREEMENT
                ------------------------------------------------

     THIS ASSIGNMENT OF RIGHTS UNDER ACQUISITION AGREEMENT ("ASSIGNMENT"), made as of __________ __, 199_, by PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "BORROWER"), [and _____________________________, a wholly-owned Subsidiary of Borrower ("ACQUISITION SUBSIDIARY") and, together with the Borrower, the "BUYERS")] in favor of ING (U.S.) CAPITAL CORPORATION, a Delaware corporation, as Agent (in such capacity, the "AGENT"), for itself and the other lenders (the "LENDERS") as are, or may from time to time become, parties to the Credit Agreement (referred to below).

                             W I T N E S S E T H:
                             --------------------

RECITALS.

         A. Pursuant to a Credit Agreement, dated as of May 30, 1997 (the "CREDIT AGREEMENT"; capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement), among the Borrower, the Lenders and the Agent, the Agent and the Lenders will make certain extensions of credit to the Borrower, subject to the terms and conditions set forth therein; and

         B. The Borrower [and Acquisition Subsidiary] propose[s] to enter into an [described acquisition agreement] (the "Acquisition Agreement") for the purpose of purchasing [substantially all of the assets of] [all of the capital stock of] [name of business or Person to be acquired] (the "Acquisition"); and

         C. The Lenders are willing to make Expansion Loans to finance the Acquisition , but only upon the condition, among others, that the [Borrower] [Buyers] shall have executed and delivered this Agreement to the Agent, for its benefit and the benefit of the Lenders;

         NOW, THEREFORE, in consideration of the sum of $10.00, the premises set forth herein and for other good and valuable consideration, the Borrower agrees as follows:

         1. As security for the Obligations, the [Borrower] [Buyers] hereby assign[s] and transfer[s] to the Agent, for its benefit and the benefit of the Lenders, all of [its] [their] rights and remedies (at law or in equity) with respect to the Acquisition Agreement and all agreements, documents, certificates, instruments, legal opinions and other materials relating thereto (collectively, the "ACQUISITION DOCUMENTS"), including, without limitation, its rights and remedies with respect to any breach by the sellers of any of their representations, warranties, covenants and obligations under the Acquisition Documents. Without limiting the generality of the foregoing, as security for the

                               Exhibit H -- Page 1

Obligations, the [Borrower] [Buyers] specifically transfer[s] and assign[s] to the Agent, for its benefit and the benefit of the Lenders, (a) any and all rights of the [Borrower] [Buyers] to indemnification arising under or pursuant to the Acquisition Documents, and (b) all rights of the [Borrower] [Buyers] to receive any sums of money or property under or in connection with the Acquisition Documents.

         2. So long as no Event of Default has occurred and is continuing, insofar as the [Borrower] [Buyers] may have any right, privilege or claim under the Acquisition Documents, the [Borrower] [Buyers] will use prudent business judgment concerning its enforcement of such rights, will enforce the same diligently and in good faith and will give the Agent notice of each such enforcement undertaken by the [Borrower] [Buyers].

         3. Effective at any time when an Event of Default has occurred and is continuing, the [Borrower] [Buyers] hereby irrevocably authorize[s] and empower[s] the Agent, in its sole discretion, to assert, either directly or on behalf of the [Borrower] [Buyers], any right, privilege or claim which the [Borrower] [Buyers] then or thereafter may have under the Acquisition Documents, as the Agent may deem proper, and to receive and collect any and all damages, awards and other monies resulting therefrom and to apply the proceeds thereof against any Obligations then outstanding. Nothing herein shall be construed to require the Agent to take any action in respect of the Acquisition Documents, whether for the account of the [Borrower] [Buyers] or otherwise.

         4. The [Borrower] [Buyers] hereby irrevocably make[s], constitute[s] and appoint[s] the Agent (and all officers, employees or agents designated by the Agent) as [its] [their] true and lawful attorney-in-fact for the purposes of enabling the Agent or its agent or designee, after the occurrence and during the continuation of an Event of Default, to exercise its rights under Section 3 hereof.

         5. The [Borrower] [Buyers] shall keep the Agent informed of all circumstances which have a material bearing upon the exercise of the [Borrower's] [Buyer's] rights and remedies under the Acquisition Documents. In any event, the [Borrower] [Buyers] shall not waive, amend, alter or modify any of its rights or remedies under the Acquisition Documents in any way that would materially reduce or adversely affect the rights and interests of the [Borrower] [Buyers] thereunder, without first obtaining the prior written consent of the Agent and the Required Lenders.

         6. This Assignment shall continue effective until all Obligations shall have been fully paid and satisfied and the Credit Agreement has been terminated in accordance with its terms, at which time this Assignment shall become void and terminate.

         7. THIS ASSIGNMENT SHALL BE CONSTRUED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF NEW YORK AND SHALL BE BINDING UPON THE [BORROWER] [BUYERS] AND [ITS] [THEIR] SUCCESSORS AND ASSIGNS.

         8. The [Borrower] [Buyers] expressly acknowledge[s] and agree[s] that [it] [they] shall remain liable under the Acquisition Documents, to observe and perform all of the conditions and

                               Exhibit H -- Page 2
obligations therein contained to be observed and performed by [it] [them], and that neither this Assignment, nor any action taken by the Agent or any Lender pursuant hereto, shall cause the Agent or any Lender to be under any obligation or liability in any respect whatsoever to any party to the Acquisition Documents or for the observance or performance of any of the representations, warranties, conditions, covenants, agreements or terms therein contained.

         9. The [Borrower] [Buyers] further acknowledge[s] and agree[s] that if, as a result hereof, any Person party to the Acquisition Documents other than the [Borrower] [Buyers] become[s] obliged to pay or perform, and pays or performs, any debt, liability or obligation to the Agent, as as signee of the [Borrower] [Buyers], under the Acquisition Documents, such debts, liabilities and obligations of such Person to the [Borrower] [Buyers] shall be discharged pro tanto as to the [Borrower] [Buyers].

         IN WITNESS WHEREOF, the [Borrower has] [Buyers have] caused this Assignment to be executed and delivered through [its] [their] duly authorized officer[s], as of the date first above written.

                                  PHONETEL TECHNOLOGIES, INC.

                                  By:_______________________________
                                     Name:
                                     Title:

                                       [ACQUISITION SUBSIDIARY]

                                       By:__________________________
                                          Name:
                                          Title:

                               Exhibit H -- Page 3

                          ACKNOWLEDGMENT AND AGREEMENT
                         REGARDING ASSIGNMENT OF RIGHTS
                         ------------------------------

         FOR VALUE RECEIVED, the undersigned hereby acknowledges notice of and agrees to permit the collateral assignment by PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "BORROWER"), and [_______________________] of [its] [their] rights and remedies under that certain [Describe Agreement], dated as of ______________, 199_, by and among [List Parties], together with any other amendments and supplements thereto (as amended and supplemented, the "AGREEMENT"), to ING (U.S.) CAPITAL CORPORATION, as Agent (in such capacity, the "AGENT"), pursuant to that certain Assignment of Rights under Acquisition Agreement, dated of even date herewith, executed by the Borrower and [____________________________] in favor of Agent, notwithstanding any term of the Agreement which may be to the contrary.

         IN WITNESS WHEREOF, the undersigned has executed this Acknowledgment and Agreement this ____ day of ___________, 199_.

                                  [_____________________________]





                                  By:____________________________
                                      Name:
                                      Title:

                               Exhibit H -- Page 4